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                       MORGAN STANLEY ABS CAPITAL I INC.,

                                  as Depositor,

                      COUNTRYWIDE HOME LOANS SERVICING LP,

                                  as Servicer,

                           CDC MORTGAGE CAPITAL INC.,

                             as Unaffiliated Seller,

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,

                                  as Custodian,

                                       and

                              JPMORGAN CHASE BANK,

                                   as Trustee,

                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 1, 2004

                       CDC MORTGAGE CAPITAL TRUST 2004-HE3

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-HE3

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                                TABLE OF CONTENTS

     Section 2.03  Representations, Warranties and Covenants of the
                   Unaffiliated Seller and the Servicer ..................... 63
     Section 2.04  The Depositor and the Mortgage Loans ..................... 66
     Section 2.05  Delivery of Opinion of Counsel in Connection with

     Section 3.02  Subservicing Agreements Between the Servicer and

     Section 3.05  No Contractual Relationship Between Subservicers and the
                   Trustee .................................................. 72
     Section 3.06  Assumption or Termination of Subservicing Agreements by
                   Trustee .................................................. 72
     Section 3.07  Collection of Certain Mortgage Loan Payments;
                   Establishment of Certain Accounts ........................ 73
     Section 3.08  Subservicing Accounts .................................... 76
     Section 3.09  Collection of Taxes, Assessments and Similar Items;

     Section 3.13  Maintenance of Hazard Insurance and Errors and Omissions
                   and Fidelity Coverage .................................... 82
     Section 3.14  Enforcement of Due-On-Sale Clauses Assumption Agreements.. 83

     Section 3.19  Access to Certain Documentation and Information Regarding
                   the Mortgage Loans ....................................... 88
     Section 3.20  Documents, Records and Funds in Possession of the

                                       i

     Section 3.23  Annual Independent Public Accountants' Servicing

     Section 4.06  Effect of Payments by the Certificate Insurer;

     Section 5.02  Certificate Register; Registration of Transfer and

     Section 5.05  Access to List of Certificateholders' Names and
                   Addresses ................................................114
     Section 5.06  Maintenance of Office or Agency ..........................114
     Section 5.07  Rights of the Certificate Insurer to Exercise Rights
                   of Class A-1 Certificateholders ..........................114
     Section 5.08  Trustee To Act Solely with Consent of the
                   Certificate Insurer ......................................115
     Section 5.09  Mortgage Loans, Trust Fund and Accounts Held for Benefit

     Section 6.01  Respective Liabilities of the Depositor and the
                   Servicer .................................................116
     Section 6.02  Merger or Consolidation of the Depositor or the
                   Servicer .................................................116
     Section 6.03  Limitation on Liability of the Depositor, the Servicer
                   and Others ...............................................117
     Section 6.04  Limitation on Resignation of the Servicer ................118
     Section 6.05  Additional Indemnification by the Servicer;

                                       ii

     Section 9.01  Termination upon Liquidation or Purchase of the

SCHEDULES
Schedule I    Mortgage Loan Schedule
Schedule IA   Schedule of Countrywide Serviced Loans
Schedule II   Representations and Warranties of the Servicer
Schedule IIA  Further Representations and Warranties of the Servicer
Schedule III  Representations and Warranties as to the Unaffiliated Seller

EXHIBITS
Exhibit A   Form of Class A-1, Class A-2, Class M-1, Class M-2, Class M-3,
            Class B-1, Class B-2 and Class B-3 Certificate
Exhibit B   Form of Class B-4 Certificate
Exhibit C   Form of Class P Certificate
Exhibit D   Form of Class R Certificate

                                      iii

Exhibit E   Form of Class X Certificate
Exhibit F   Form of Initial Certification of Custodian
Exhibit G   Form of Final Certification of Custodian
Exhibit H   Form of Residual Transfer Affidavit
Exhibit I   Form of Transferor Certificate
Exhibit J   Form of Rule 144A Letter
Exhibit K   Form of Request for Release
Exhibit L   Form of Subsequent Transfer Agreement
Exhibit M   Depositor Certification
Exhibit N   Servicer Certification to be provided to Depositor
Exhibit O   Trustee Certification to be provided to Depositor

                                       iv

                        THIS  POOLING  AND  SERVICING  AGREEMENT,  dated  as  of
August 1, 2004, among MORGAN STANLEY ABS CAPITAL I INC., a Delaware corporation, as depositor (the "Depositor"), COUNTRYWIDE HOME LOANS SERVICING LP, a Texas
limited partnership, as servicer (the "Servicer"), CDC MORTGAGE CAPITAL INC., a
New York corporation, as unaffiliated seller (the "Unaffiliated Seller"),
DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as custodian (the "Custodian"), and JPMORGAN CHASE BANK, a New York banking corporation, as trustee (the "Trustee"),

                              W I T N E S S E T H:
                              - - - - - - - - - -

                        In  consideration  of  the  mutual   agreements   herein
contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

                        The  Trustee  shall  elect that three  segregated  asset
pools within the Trust Fund be treated for federal income tax purposes as comprising three REMICs (each a "REMIC" or, in the alternative, the Lower Tier
REMIC, the Middle Tier REMIC and the Upper Tier REMIC, respectively). Each Class of Certificates, other than the Class P and Class R Certificates and other than the right of each Class of LIBOR Certificates to receive Basis Risk Carry
Forward Amounts and the right of the Class X Certificates to receive payments from the Interest Rate Cap Agreements, represents ownership of one or more regular interests in the Upper Tier REMIC for purposes of the REMIC Provisions.
The Class P Certificates represent beneficial ownership of the Prepayment
Charges, which portion of the Trust Fund shall be treated as a grantor trust.
The Class R Certificate represents ownership of the sole class of residual interest in each of the Lower Tier REMIC, the Middle Tier REMIC and the Upper
Tier REMIC for purposes of the REMIC Provisions. The Class UT-R, Class MT-R and
Class LT-R Interests comprise the Class R Certificate. The Startup Day for each
REMIC described herein is the Closing Date. The latest possible maturity date for each regular interest is the date referenced for such regular interest in this preliminary statement.

                        The Upper Tier REMIC shall hold as assets the several
classes of uncertificated Middle Tier Regular Interests. Each such Middle Tier
Regular Interest is hereby designated as a regular interest in the Middle Tier
REMIC. The Class MT-A-1, Class MT-A-2, Class MT-M-1, Class MT-M-2, Class MT-M-3,
Class MT-B-1, Class MT-B-2, Class MT-B-3, and Class MT-B-4 Interests are hereby designated the MT Accretion Directed Classes.

                        The Middle Tier REMIC shall hold as assets the several
classes of  uncertificated  Lower Tier Regular  Interests.  Each such Lower Tier
Regular  Interest is hereby  designated as a regular  interest in the Lower Tier
REMIC.

                        The Lower  Tier  REMIC  shall  hold as assets all of the
assets included in the Trust Fund other than Prepayment Charges, the Excess
Reserve Fund Account, the Pre-Funding Accounts, the Pre-Funding Reserve Account,
the Capitalized Interest Account and the Interest Rate Cap Agreements.

                        The Lower  Tier  Regular  Interests  and the Class  LT-R
Interest shall have the following tier interest rate, initial tier principal amount and latest possible maturity date as set forth in the table below.

LOWER TIER CLASS      TIER INTEREST      INITIAL TIER PRINCIPAL
  DESIGNATION             RATE                  AMOUNT             LATEST POSSIBLE MATURITY DATE
-------------------- ----------------  ------------------------- ---------------------------------

Class LT-C                 (1)                    (2)                   November 25, 2034
Class LT-M1                (3)                    (4)                   November 25, 2034
Class LT-M2                (5)                    (6)                   November 25, 2034
Class LT-N                 (7)                    (8)                   November 25, 2034
Class LT-PO                (9)                   (10)                   November 25, 2034
Class LT-M3                (11)                  (12)                   November 25, 2034
Class LT-M4                (13)                  (14)                   November 25, 2034
Class LT-R                 (15)                  (15)                   November 25, 2034

(1)  The interest rate with respect to any Distribution Date for the Class LT-C
     Interest is (i) during the Pre-Funding Period, a per annum variable rate equal to the weighted average of the Adjusted Net Mortgage Rates then in effect on the beginning of the related Due Period on the Initial Mortgage
     Loans, and (ii) thereafter, a per annum variable rate equal to the weighted average of the Adjusted Net Mortgage Rates then in effect on the beginning of the related Due Period on the Mortgage Loans.

(2)  The Class LT-C Interest will have an initial principal balance equal to the aggregate Stated Principal Balances of all Initial Mortgage Loans minus the sum of (i) 0.0001% of the aggregate Stated Principal Balances of the
     Initial Mortgage Loans relating to Group I and (ii) 0.0001% of the aggregate Stated Principal Balances of the Initial Mortgage Loans relating to Group II.

(3)  The interest rate with respect to any Distribution Date for the Class LT-M1
     Interest is a per annum variable rate equal to the weighted average of the
     Adjusted Net Mortgage Rates then in effect on the beginning of the related
     Due Period on the Initial Mortgage Loans relating to Group I.

(4)  The Class LT-M1 Interest will have an initial principal balance equal to
     0.0001% of the aggregate Stated Principal Balances of the Initial Mortgage
     Loans relating to Group I.

(5)  The interest rate with respect to any Distribution Date for the Class LT-M2
     Interest is a per annum variable rate equal to the weighted average of the
     Adjusted Net Mortgage Rates then in effect on the beginning of the related
     Due Period on the Initial Mortgage Loans relating to Group II.

(6)  The Class LT-M1 Interest will have an initial principal balance equal to
     0.0001% of the aggregate Stated Principal Balances of the Initial Mortgage
     Loans relating to Group II.

(7)  The interest rate with respect to any Distribution Date for the Class LT-N
     Interest is (i) during the Pre-Funding Period, all interest on the
     Subsequent Mortgage Loans for such Distribution Date divided by
     $130,260,797.41, and (ii) thereafter, 0.00%.

(8)  The Class LT-N Interest will have a notional principal balance equal to
     $130,260,797.41.

(9)  The interest rate with respect to any Distribution Date for the Class LT-PO
     Interest is (i) during the Pre-Funding Period, 0.00% and (ii) thereafter, a per annum variable rate equal to the weighted average of the Adjusted Net
     Mortgage Rates then in effect on the beginning of the related Due Period on the Mortgage Loans.

(10) The Class LT-PO Interest will have an initial principal balance equal to the Initial Pre-Funded Amount minus the sum of (i) 0.0001% of the Group I
     Initial Pre-Funded Amount and (ii) 0.0001% of the Group II Initial
     Pre-Funded Amount.

(11) The interest rate with respect to any Distribution Date for the Class LT-M3
     Interest is (i) during the Pre-Funding Period, 0.00% and (ii) thereafter, a per annum variable rate equal to the weighted average of the Adjusted Net
     Mortgage Rates then in effect on the beginning of the related Due Period on the Subsequent Mortgage Loans relating to Group I.

(12) The Class LT-M3 Interest will have an initial principal balance equal to
     0.0001% of the Group I Initial Pre-Funded Amount.

(13) The interest rate with respect to any Distribution Date for the Class LT-M4
     Interest is (i) during the Pre-Funding Period, 0.00% and (ii) thereafter, a per annum variable rate equal to the weighted average of the Adjusted Net
     Mortgage Rates then in effect on the beginning of the related Due Period on the Subsequent Mortgage Loans relating to Group II.

(14) The Class LT-M4 Interest will have an initial principal balance equal to
     0.0001% of the Group II Initial Pre-Funded Amount.

(15) The Class LT-R Interest is the sole class of residual interest in the Lower
     Tier REMIC. The Class LT-R Interest does not have a principal amount or an interest rate.

                        During the Pre-Funding  Period,  all principal  payments
(scheduled and prepaid) and Realized Losses with respect to the Initial Mortgage
Loans relating to Group I shall be allocated (i) first, to the Class LT-M1
Interest until the principal balance of such Class is equal to 0.0001% of the aggregate Stated Principal Balances of the Initial Mortgage Loans relating to
Group I and (ii) second, to the Class LT-C Interest, until such Class is paid in full or eliminated by such losses. All principal payments (scheduled and prepaid) and Realized Losses with respect to the Initial Mortgage Loans relating to Group II shall be allocated (i) first, to the Class LT-M2 Interest until the principal balance of such Class is equal to 0.0001% of the aggregate Stated
Principal Balances of the Initial Mortgage Loans relating to Group II and (ii)
second,

to the Class LT-C Interest, until such Class is paid in full or eliminated by such losses. All principal payments (scheduled and prepaid) and Realized Losses generated with respect to the Subsequent Mortgage Loans relating to Group I and any amounts transferred from the Group I Pre-Funding Accounts to the Lower Tier
REMIC not used to purchase Subsequent Mortgage Loans shall be allocated (i)
first, to the Class LT-M3 Interest until the principal balance of such Class is equal to 0.0001% of the sum of (a) the aggregate Stated Principal Balances of the Subsequent Mortgage Loans relating to Group I and (b) the amount, if any, remaining in the Group I Pre-Funding Account and (ii) second, to the Class LT-PO
Interest, until such Class is paid in full or eliminated by such losses. All principal payments (scheduled and prepaid) and Realized Losses generated with respect to the Subsequent Mortgage Loans relating to Group II and any amounts transferred from the Group II Pre-Funding Accounts to the Lower Tier REMIC not
used to purchase Subsequent Mortgage Loans shall be allocated (i) first, to the
Class LT-M4 Interest until the principal balance of such Class is equal to
0.0001% of the sum of (a) the aggregate Stated Principal Balances of the
Subsequent Mortgage Loans relating to Group II and (b) the amount, if any, remaining in the Group II Pre-Funding Account and (ii) second, to the Class
LT-PO Interest, until such Class is paid in full or eliminated by such losses.

                        On each  Distribution  Date  thereafter,  all  principal
payments (scheduled and prepaid) and Realized Losses generated with respect to the Mortgage Loans shall be allocated, (i) first, to the Class LT-M1 Interest until the principal balance of such Class is equal to 0.0001% of the aggregate
Stated Principal Balances of the Initial Mortgage Loans relating to Group I,
(ii) second, to the Class LT-M2 Interest until the principal balance of such
Class is equal to 0.0001% of the aggregate Stated Principal Balances of the
Initial Mortgage Loans relating to Group II, (iii) third, to the Class LT-M3
Interest until the principal balance of such Class is equal to 0.0001% of the aggregate Stated Principal Balances of the Subsequent Mortgage Loans relating to
Group I, (iv) fourth, to the Class LT-M4 Interest until the principal balance of such Class is equal to 0.0001% of the aggregate Stated Principal Balances of the
Subsequent Mortgage Loans relating to Group II and (v) fifth, pro rata, to the
Class LT-C and Class LT-PO Interests, until such Classes are paid in full or eliminated by such losses.

                        The Middle Tier REMIC  Regular  Interests  and the Class
MT-R Interest shall have the following tier interest rate, initial principal amount, corresponding classes, and latest possible maturity date as set forth in the table below.

                       TIER
 MIDDLE TIER CLASS   INTEREST   INITIAL TIER PRINCIPAL      CORRESPONDING      LATEST POSSIBLE
   DESIGNATION         RATE            AMOUNT                   CLASS            MATURITY DATE
------------------- ---------- -------------------------- ------------------  -------------------

  Class MT-A-1        (1)      1/2 of the                     Class A-1       November 25, 2034
                               Corresponding Class
                               initial principal balance

  Class MT-A-2        (1)      1/2 of the                     Class A-2       November 25, 2034
                               Corresponding Class
                               initial principal balance

  Class MT-M-1        (1)      1/2 of the                     Class M-1       November 25, 2034
                               Corresponding Class

                       TIER
 MIDDLE TIER CLASS   INTEREST   INITIAL TIER PRINCIPAL      CORRESPONDING      LATEST POSSIBLE
   DESIGNATION         RATE            AMOUNT                   CLASS            MATURITY DATE
------------------- ---------- -------------------------- ------------------  -------------------

                               initial principal balance

  Class MT-M-2        (1)      1/2 of the                     Class M-2       November 25, 2034
                               Corresponding Class
                               initial principal balance

  Class MT-M-3        (1)      1/2 of the                     Class M-3       November 25, 2034
                               Corresponding Class
                               initial principal balance

  Class MT-B-1        (1)      1/2 of the                     Class B-1       November 25, 2034
                               Corrpesponding Class
                               initial principal balance

  Class MT-B-2        (1)      1/2 of the                     Class B-2       November 25, 2034
                               Corresponding Class
                               initial principal balance

  Class MT-B-3        (1)      1/2 of the                     Class B-3       November 25, 2034
                               Corresponding Class
                               initial principal balance

  Class MT-B-4        (1)      1/2 of the                     Class B-4       November 25, 2034
                               Corresponding Class
                               initial principal balance

Class MT-Accrual      (1)            (2)                                      November 25, 2034

   Class MT-G1        (3)            (4)                                      November 25, 2034

   Class MT-G2        (5)            (6)                                      November 25, 2034

   Class MT-N         (7)            (8)                      Class X         November 25, 2034

   Class MT-R         (9)            (9)                      Class R         November 25, 2034

(1)  The interest rate with respect to any Distribution Date for these interests is the weighted average of the Pass-Through Rates of the Class LT-C and
     Class LT-PO Interests.

(2)  The Class MT-Accrual Interest will have an initial principal balance equal to the excess of the product of (a) 1/2 and (b) the sum of (i) the Pool
     Stated Principal Balance, (ii) the Subordinated Amount and (iii) the
     Pre-Funding Amount over the sum of (a) the initial principal balance of the
     Class MT-G1 Interest, (b) the initial principal balance of the Class MT-G2
     Interest and (c) $100.

(3)  The interest rate with respect to any Distribution Date for the Class MT-G1
     Interest is the weighted average of the Pass-Through Rates of the Class
     LT-M1 and Class LT-M3 Interests.

(4)  The Class MT-G1 Interest will have an initial principal balance equal to the sum of the principal balances of the Class LT-M1 and Class LT-M3
     Interests.

(5)  The interest rate with respect to any Distribution Date for the Class MT-G2
     Interest is the weighted average of the Pass-Through Rates of the Class
     LT-M2 and Class LT-M4 Interests.

(6)  The Class MT-G2 Interest will have an initial principal balance equal to the sum of the principal balances of the Class LT-M2 and Class LT-M4
     Interests.

(7)  The Class MT-N Interest is entitled to all distributions of interest on the
     Class LT-N Interest.

(8)  The Class MT-N Interest will have a notional principal balance equal to the notional principal balance of the Class LT-N Interest.

(9)  The Class MT-R Interest is the sole class of residual interest in the
     Middle Tier REMIC. The Class MT-R Interest does not have a principal amount or an interest rate.

     On each Distribution Date, 50% of the increase in the Subordinated Amount will be payable as a reduction of the principal balances of the MT Accretion
Directed Classes and will be accrued and added to the principal balance of the
Class MT-Accrual Interest. To this end, each MT Accretion Directed Class will be reduced by an amount equal to 50% of any increase in the Subordinated Amount that is attributable to a reduction in the principal balance of its
Corresponding Class. On each Distribution Date, the increase in the principal balance of the Class MT-Accrual Interest may not exceed interest accruals for such Distribution Date for the Class MT-Accrual Interest. If, with respect to any Distribution Date, 50% of the increase in the Subordinated Amount exceeds accrued interest on the Class MT-Accrual Interest, the excess (accumulated with all such excess for all prior Distribution Dates) will be added to any increase in the Subordinated Amount for purposes of calculating accrued interest on the
Class MT-Accrual Interest payable as principal on the MT Accretion Directed
Classes on the next Distribution Date.

     All principal  payments  (scheduled  and prepaid) on the Mortgage Loans and any amounts released from the Pre-Funding Accounts and not used to purchase
Subsequent Mortgage Loans (such amounts constituting principal payments for the purposes of this paragraph) shall be allocated 50% to the Class MT-Accrual,
Class MT-G1 and Class MT-G2 Interests and 50% to the MT Accretion Directed
Classes, until paid in full. To this end, 50% of such principal payments shall be allocated to the Class MT-Accrual, Class MT-G1 and Class MT-G2 Interests in
the following order of priority: (i) first, to the Class MT-G1 Interest until the principal of such Class is equal to 0.0001% of the Current Maximum Amount relating to Group I; (ii) second, to the Class MT-G2 Interest until the principal of such Class is equal to 0.0001% of the Current Maximum Amount relating to Group II and (iii) third, any remaining amounts to the Class
MT-Accrual until paid in full. Furthermore, 50% of such principal payments shall be allocated

among the MT Accretion Directed Classes in an amount equal to 50% of the principal amounts allocated to their respective Corresponding Classes.
Notwithstanding the foregoing, principal payments allocated to the Class X
Certificates that result in the reduction in the Subordinated Amount shall be allocated in full only to the Class MT-Accrual, Class MT-G1 and Class MT-G2
Interests as described above. Realized Losses shall be applied so that after all distributions have been made on each Distribution Date (i) the principal balance of each MT Accretion Directed Class is equal to 50% of the principal balance of its Corresponding Class, (ii) the principal balance of the Class MT-G1 Interest is equal to 0.0001% of the Current Maximum Amount relating to Group I, (iii) the principal balance of the Class MT-G2 Interest is equal to 0.0001% of the Current
Maximum Amount relating to Group II and (ii) the Class MT-Accrual Interest is
equal to 50% of the sum of (1) the Pool Stated Principal Balance, (2) the
Subordinated Amount and (3) the Pre-Funding Amount, less the sum of (1) 0.0001%
of the Current Maximum Amount and (2) $100.

     The Upper Tier REMIC shall issue the following classes of interests, and each Upper Tier Interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper Tier REMIC.

UPPER TIER CLASS    UPPER TIER           INITIAL UPPER          CORRESPONDING            LATEST POSSIBLE
  DESIGNATION      INTEREST RATE       PRINCIPAL AMOUNT             CLASS                 MATURITY DATE
----------------- -----------------  ---------------------  ---------------------  -----------------------

Class A-1             (1)               $304,567,000             Class A-1(15)           November 25, 2034

Class A-2             (2)               $232,705,000             Class A-2(15)           November 25, 2034

Class M-1             (3)               $41,861,000              Class M-1(15)           November 25, 2034

Class M-2             (4)               $32,962,000              Class M-2(15)           November 25, 2034

Class M-3             (5)                $9,559,000              Class M-3(15)           November 25, 2034

Class B-1             (6)                $8,240,000              Class B-1(15)           November 25, 2034

Class B-2             (7)                $6,922,000              Class B-2(15)           November 25, 2034

Class B-3             (8)                $6,592,000              Class B-3(15)           November 25, 2034

Class B-4             (9)                $6,592,000              Class B-4(15)           November 25, 2034

Class X-1(14)         (10)                  (10)                  Class X(16)            November 25, 2034

Class X-2(14)         (11)                  (12)                  Class X(16)            November 25, 2034

Class UT-R            (13)                  (13)                    Class R              November 25, 2034

(1)  The Class A-1 Certificates will bear interest during each Interest Accrual
     Period at a per annum variable rate equal to the least of (a) one-month
     LIBOR plus (x) on or prior to the Optional Termination Date, 0.320% or (y)
     after the Optional Termination Date, 0.640%, (b) the Adjusted WAC Cap minus the Premium Rate and (c) the Pass-Through Rate on the Class MT-G1 Interest
     minus the Premium Rate.

(2)  The Class A-2 Certificates will bear interest during each Interest Accrual
     Period at a per annum variable rate equal to the least of (a) one-month
     LIBOR plus (x) on or prior to the Optional Termination Date, 0.350% or (y)
     after the Optional Termination Date, 0.700%, (b) the Adjusted WAC Cap and
     (c) the Pass-Through Rate on the Class MT-G2 Interest.

(3)  The Class M-1 Certificates will bear interest during each Interest Accrual
     Period at a per annum variable rate equal to the lesser of (a) one-month
     LIBOR plus (x) on or prior to the Optional Termination Date, 0.610% or (y)
     after the Optional Termination Date, 0.915% and (b) the Adjusted WAC Cap.

(4)  The Class M-2 Certificates will bear interest during each Interest Accrual
     Period at a per annum variable rate equal to the lesser of (a) one-month
     LIBOR plus (x) on or prior to the Optional Termination Date, 1.200% or (y)
     after the Optional Termination Date, 1.800% and (b) the Adjusted WAC Cap.

(5)  The Class M-3 Certificates will bear interest during each Interest Accrual
     Period at a per annum variable rate equal to the lesser of (a) one-month
     LIBOR plus (x) on or prior to the Optional Termination Date, 1.400% or (y)
     after the Optional Termination Date, 2.100% and (b) the Adjusted WAC Cap.

(6)  The Class B-1 Certificates will bear interest during each Interest Accrual
     Period at a per annum variable rate equal to the lesser of (a) one-month
     LIBOR plus (x) on or prior to the Optional Termination Date, 1.850% or (y)
     after the Optional Termination Date, 2.775% and (b) the Adjusted WAC Cap.

(7)  The Class B-2 Certificates will bear interest during each Interest Accrual
     Period at a per annum variable rate equal to the lesser of (a) one-month
     LIBOR plus (x) on or prior to the Optional Termination Date, 1.950% or (y)
     after the Optional Termination Date, 2.925% and (b) the Adjusted WAC Cap.

(8)  The Class B-3 Certificates will bear interest during each Interest Accrual
     Period at a per annum variable rate equal to the lesser of (a) one-month
     LIBOR plus (x) on or prior to the Optional Termination Date, 3.750% or (y)
     after the Optional Termination Date, 5.625% and (b) the Adjusted WAC Cap.

(9)  The Class B-4 Certificates will bear interest during each Interest Accrual
     Period at a per annum variable rate equal to the lesser of (a) one-month
     LIBOR plus (x) on or prior to the Optional Termination Date, 3.750% or (y)
     after the Optional Termination Date, 5.625% and (b) the Adjusted WAC Cap.

(10) The Class X-1 Interest has an initial principal balance of $9,229,109 but it will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class X-1
     Interest shall have a notional principal balance equal to the Pool Stated
     Principal Balance as of the first day of the related Interest Accrual
     Period. With respect to any Interest Accrual Period, the Class X-1 Interest
     shall bear interest at a rate equal to the excess, if any, of the Middle
     Tier WAC Cap over the product of (i) 2 and (ii) the weighted average
     Pass-Through Rate of the Middle Tier Regular Interests, where each MT
     Accretion Directed Class is subject to a cap and a floor

     equal to the Pass-Through  Rate on its  Corresponding  Class, and the Class
     MT-Accrual.  Class MT-G1 and Class MT-G2  Interests are subject to a cap of zero. With respect to any  Distribution  Date,  interest that so accrues on the notional  principal balance of the Class X-1 Interest shall be deferred in an  amount  equal to any  increase  in the  Subordinated  Amount on such
     Distribution Date. Such deferred interest shall not itself bear interest.

(11) The Class X-2 Interest is entitled to all distributions of interest on the
     Class MT-N Interest.

(12) The Class X-2 Interest will have a notional principal balance equal to the notional principal balance of the Class MT-N Interest.

(13) The Class UT-R Interest is the sole class of residual interest in the Upper
     Tier REMIC. The Class UT-R Interest does not have a principal amount or an interest rate.

(14) The Class X Certificates will represent two regular interests in the Upper
     Tier REMIC, the Class X-1 and Class X-2 Interests.

(15) Each of these Certificates will represent not only the ownership of the
     Corresponding Class of Upper Tier Regular Interest but also the right to receive payments from the Excess Reserve Fund Account in respect of any
     Basis Risk Carry Forward Amounts. For federal income tax purposes, the
     Trustee will treat a Certificateholder's right to receive payments from the
     Excess Reserve Fund Account as payments made pursuant to a notional principal contract written by the Class X Certificateholders.

(16) The Class X Certificates also represent the right to receive payments from the Interest Rate Cap Agreements and the Pre-Funding Reserve Account.

     The minimum denomination for each Class of Certificates, other than the
Class P, Class R and the Class X Certificates, will be $25,000 and integral multiples of $1 in excess thereof. The Class P, Class R and the Class X
Certificates will each represent a 100% Percentage Interest in such class.

     Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates......................  All Classes of Certificates other than the Physical Certificates.

Subordinated Certificates....................  Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4
                                               Certificates.

Delay Certificates...........................  None.

ERISA-Restricted Certificates................  Class R Certificates, Class P Certificate and Class X Certificate; any certificate with a rating below the lowest applicable permitted rating under the Underwriters'

                                               Exemption.

LIBOR Certificates...........................  Class A-1, Class A-2 and Subordinated Certificates.

Non-Delay Certificates.......................  Class A-1, Class A-2, Class X and Subordinated Certificates.
Offered Certificates.........................  All Classes of Certificates other than the Private Certificates.

Physical Certificates........................  Class P, Class X and Class R Certificates.

Private Certificates.........................  Class B-4, Class P, Class X and Class R Certificates.

Rating Agencies..............................  Moody's, Fitch and Standard & Poor's.

Regular Certificates.........................  All Classes of Certificates other than the Class P and Class R Certificates.

Residual Certificates........................  Class R Certificates.

                                       10

                                   ARTICLE I

                                  DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     60+ DAY DELINQUENT LOAN: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), each
Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

     AAMES: Aames Capital Corporation, a California corporation, and its successors in interest.

     AAMES ASSIGNMENT AGREEMENT: The Assignment and Recognition Agreement, dated as of August 26, 2004, by and among the Unaffiliated Seller, the Depositor and
Accredited, and each other Assignment and Recognition Agreement by and among the
Unaffiliated Seller, the Depositor and Accredited in connection with any
Subsequent Transfer of Accredited Mortgage Loans.

     AAMES MORTGAGE LOAN: A Mortgage Loan which was acquired from Aames by the
Unaffiliated Seller pursuant to the Aames Purchase Agreement, and which has been acquired by the Trust Fund.

     AAMES PURCHASE AGREEMENT: The Mortgage Loan Purchase and Warranties
Agreement, dated as of June 23, 2003, as amended to date, by and between the
Unaffiliated Seller and Aames.

     ACCEPTED SERVICING PRACTICES: With respect to any Mortgage Loan, those mortgage servicing practices set forth in Section 3.01.

     ACCOUNT: Any of the Capitalized Interest Account, the Collection Account,
the Distribution Account, any Escrow Account, the Excess Reserve Fund Account,
the Insurance Payment Account, the Pre-Funding Accounts or the Pre-Funding
Reserve Account. Each Account shall be an Eligible Account.

     ACCREDITED: Accredited Home Lenders, Inc., a California corporation, and its successors in interest.

     ACCREDITED ASSIGNMENT AGREEMENT: The Assignment and Recognition Agreement,
dated as of August 26, 2004, by and among the Unaffiliated Seller, the Depositor and Accredited, and each other Assignment and Recognition Agreement by and among the Unaffiliated Seller, the Depositor and Accredited in connection with any
Subsequent Transfer of Accredited Mortgage Loans.

                                       11

     ACCREDITED MORTGAGE LOAN: A Mortgage Loan which was acquired from
Accredited by the Unaffiliated Seller pursuant to the Accredited Purchase
Agreement, and which has been acquired by the Trust Fund.

     ACCREDITED PURCHASE AGREEMENT: The Mortgage Loan Purchase and Warranties
Agreement, dated as of October 1, 2003, as amended to date, by and between the
Unaffiliated Seller and Accredited.

     ACCRUED CERTIFICATE INTEREST: With respect to any Distribution Date for each Class of Certificates (other than the Class P, Class R and Class X
Certificates), the amount of interest accrued during the related Interest
Accrual Period at the applicable Pass-Through Rate on the related Class
Certificate Balance immediately prior to such Distribution Date, as reduced by such Class's share of Net Prepayment Interest Shortfalls and Relief Act
Shortfalls for the related Due Period allocated to such Class pursuant to
Section 4.02.

     ADDITION NOTICE: A written notice from the Unaffiliated Seller to the
Trustee, the Rating Agencies and the Certificate Insurer that the Unaffiliated
Seller desires to make a Subsequent Transfer.

     ADJUSTABLE RATE MORTGAGE LOAN: A Mortgage Loan bearing interest at an adjustable rate.

     ADJUSTED MORTGAGE RATE: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Rate less the Servicing Fee Rate.

     ADJUSTED NET MORTGAGE RATE: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Rate less the Expense Fee Rate.

     ADJUSTED WAC CAP: The weighted average of the Pass-Through Rates of the
Middle Tier Regular Interests (other than the Class MT-N).

     ADJUSTMENT DATE: As to any Adjustable Rate Mortgage Loan, the first Due
Date on which the related Mortgage Rate adjusts as set forth in the related
Mortgage Note and each Due Date thereafter on which the Mortgage Rate adjusts as set forth in the related Mortgage Note.

     ADVANCES: Collectively, the P&I Advances and Servicing Advances.

     ADVANCE FACILITY: As defined in Section 3.27.

     ADVANCE FACILITY TRUSTEE: As defined in Section 3.27.

     ADVANCE REIMBURSEMENT AMOUNT: As defined in Section 3.27.

     ADVANCING PERSON: As defined in Section 3.27.

     AEGIS: Aegis Mortgage Corporation, a Delaware corporation.

                                       12

     AEGIS ASSIGNMENT AGREEMENT: The Assignment and Recognition Agreement, dated as of August 26, 2004, by and among the Unaffiliated Seller, the Depositor and
Aegis, and each other Assignment and Recognition Agreement by and among the
Unaffiliated Seller, the Depositor and Aegis in connection with any Subsequent
Transfer of Aegis Mortgage Loans.

     AEGIS MORTGAGE LOAN: A Mortgage Loan which was acquired from Aegis by the
Unaffiliated Seller pursuant to the Aegis Purchase Agreement, and which has been acquired by the Trust Fund.

     AEGIS PURCHASE AGREEMENT: The Mortgage Loan Purchase and Warranties
Agreement, dated as of December 1, 2002, as amended to date, by and between the
Unaffiliated Seller and Aegis.

     AFFILIATE: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

     AGREEMENT: This Pooling and Servicing Agreement and all amendments or supplements hereto.

     AMOUNT HELD FOR FUTURE DISTRIBUTION: As to the Certificates on any
Distribution Date, the aggregate amount held in the Collection Account at the close of business on the related Determination Date on account of (i) Principal
Prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds
on the Mortgage Loans received after the end of the related Prepayment Period and (ii) all Scheduled Payments on the Mortgage Loans due after the end of the related Due Period.

     APPLIED REALIZED LOSS AMOUNT: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the LIBOR
Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such
Distribution Date.

     APPRAISED VALUE: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged
Property.

     ASSIGNMENT AND RECOGNITION AGREEMENT: The Aames Assignment Agreement, the
Accredited Assignment Agreement, the Aegis Assignment Agreement, the BNC
Assignment Agreement, the Chapel Mortgage Assignment Agreement, the CIT
Assignment Agreement, the Encore Assignment Agreement, Agreement, the First Banc
Assignment Agreement, the Homeowners Assignment Agreement, the Impac Assignment
Agreement, the Lenders Direct Assignment Agreement, the Master Financial
Assignment Agreement, the Novelle Assignment Agreement, the Ownit Assignment
Agreement or the People's Choice Assignment Agreement or, as applicable.

     ASSIGNMENT OF MORTGAGE: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee's name and recording

                                       13

information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

     AVAILABLE FUNDS: With respect to any Distribution Date and the Mortgage
Loans, to the extent received by the Trustee (x) the sum of (i) the aggregate amount of Scheduled Payments on the Mortgage Loans due on the related Due Date
(net of the related Expense Fees) and received by the Servicer on or prior to the related Determination Date, together with any P&I Advance in respect thereof, (ii) certain unscheduled payments in respect of the Mortgage Loans received by the Servicer during the related Prepayment Period and remitted to the Trustee, including all partial or full prepayments, Insurance Proceeds,
Condemnation Proceeds, Liquidation Proceeds (excluding Prepayment Charges),
(iii) Compensating Interest payments from the Servicer to the Trustee in respect of Prepayment Interest Shortfalls for that Distribution Date, (iv) for any
Distribution Date on or prior to November 24, 2004, any funds required to be paid from the Capitalized Interest Account to make up for any interest shortfalls on the Initial Mortgage Loans, (v) immediately following the end of the Pre-Funding Period, all amounts, if any, on deposit in the Pre-Funding
Accounts, (vi) the proceeds from repurchases of Mortgage Loans, and any
Substitution Adjustment Amounts received in connection with substitutions for
Mortgage Loans occurring during the related Due Period at the Repurchase Price and (vii) all proceeds received with respect to the termination of the Trust
Fund pursuant to Section 9.01(a) hereof, reduced by (y) amounts in reimbursement for Advances previously made with respect to the Mortgage Loans and other amounts, in each case, as to which the Servicer, the Depositor, the Custodian or the Trustee are entitled to be paid or reimbursed pursuant to the Agreement.

     AVERAGE NET PROCEEDS: As defined in Exhibit M hereto.

     BALLOON LOAN: Any Mortgage Loan that provided on the date of origination for an amortization schedule extending beyond its stated maturity date.

     BASIC PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for such
Distribution Date over (ii) the Excess Subordinated Amount, if any, for such
Distribution Date.

     BASIS RISK CARRY FORWARD AMOUNT: With respect to each Class of LIBOR
Certificates, as of any Distribution Date, the sum of (A) if on such
Distribution Date the Pass-Through Rate for any Class of LIBOR Certificates is
based upon the Adjusted WAC Cap, the Group I Loan Cap or the Group II Loan Cap,
as applicable, the excess of (i) the amount of interest such Class of
Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of LIBOR and the applicable
Pass-Through Margin on such Class of Certificates for such Distribution Date, over (ii) the amount of interest payable on such Class of Certificates calculated at the Adjusted WAC Cap, the Group I Loan Cap or the Group II Loan
Cap, as applicable, for such Distribution Date and (B) the Basis Risk Carry
Forward Amount for such Class of Certificates for all previous Distribution
Dates not previously paid, together with interest thereon at a rate equal to the sum of LIBOR and the applicable Pass-Through Margin for such Class of
Certificates for such Distribution Date.

     BASIS RISK PAYMENT: For any Distribution Date, a payment in an amount equal to any Basis Risk Carry Forward Amount; provided, however, that with respect to any Distribution

                                       14

Date, the payment cannot exceed the amounts otherwise available for distribution on the Class X Certificates plus any Interest Rate Cap Payment with respect to such Distribution Date.

     BEST'S: Best's Key Rating Guide, as the same shall be amended from time to time.

     BNC: BNC Mortgage, Inc., a Delaware corporation, and its successors in interest.

     BNC ASSIGNMENT AGREEMENT: The Assignment and Recognition Agreement, dated as of August 26, 2004, by and among the Unaffiliated Seller, the Depositor and
BNC, and each other Assignment and Recognition Agreement by and among the
Unaffiliated Seller, the Depositor and BNC in connection with any Subsequent
Transfer of BNC Mortgage Loans.

     BNC MORTGAGE LOAN: A Mortgage Loan which was acquired from BNC by the
Unaffiliated Seller pursuant to the BNC Purchase Agreements, and which has been acquired by the Trust Fund.

     BNC PURCHASE AGREEMENTS: The Amended and Restated Mortgage Loan Purchase
and Warranties Agreement, dated as of February 26, 2002, as amended to date, and the Second Amended and Restated Mortgage Loan Purchase and Warranties Agreement,
dated as of March 30, 2004, as amended to date, by and between the Unaffiliated
Seller and BNC.

     BOOK-ENTRY CERTIFICATES: As specified in the Preliminary Statement.

     BUSINESS DAY: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the States of New York,
Utah, New Jersey and Florida, (b) the applicable states in which the Servicer's servicing operations are located, (c) the State in which the Trustee's operations are located or (d) the State in which the Custodian's operations are located, are authorized or obligated by law or executive order to be closed.

     CAP PROVIDER: CDC Financial Products, Inc., a Delaware corporation, and any successor thereto.

     CAPITALIZED INTEREST ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.07(e) in the name of the Trustee for the benefit of the LIBOR Certificateholders and designated "JPMorgan Chase
Bank, in trust for registered holders of CDC Mortgage Capital Trust 2004-HE3,
Mortgage Pass-Through Certificates, Series 2004-HE3".

     CAPITALIZED INTEREST REQUIREMENT: With respect to the Distribution Dates occurring in September 2004, October 2004 and November 2004, the excess, if any, of (x) the Accrued Certificate Interests for all classes of the LIBOR
Certificates for such Distribution Date over (y) all scheduled installments of interest (net of the related Expense Fees) due on the Mortgage Loans in the related Due Period. In no event will the Capitalized Interest Requirement be less than zero.

                                       15

     CERTIFICATE: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

     CERTIFICATE BALANCE: With respect to any Class of Certificates, other than the Class X and Class R Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and in the case of any Subordinated
Certificates, reduced by any Applied Realized Loss Amounts applicable to such
Class of Subordinated Certificates; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Subordinated
Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent
Recovery distributed on such Distribution Date (up to the amount of Applied
Realized Loss Amounts allocated to such Class or Classes); provided, that the
Certificate Balance of any Class of Certificates that had previously been reduced to zero shall not be increased as a result of any Subsequent Recoveries.
The Class X and Class R Certificates have no Certificate Balance.

     CERTIFICATE INSURANCE POLICY: The Financial Guaranty Insurance Policy No.
51557-N, and all endorsements thereto dated the Closing Date, issued by the
Certificate Insurer for the benefit of the Class A-1 Certificateholders.

     CERTIFICATE INSURER: Financial Security Assurance Inc., a monoline stock insurance company organized and created under the laws of the State of New York, and any successors thereto.

     CERTIFICATE INSURER DEFAULT: The existence and continuance of any of the following:

          (a) the Certificate Insurer shall have failed to make a required payment when due under the Certificate Insurance Policy;

          (b) the Certificate Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the
     United States Bankruptcy Code, the New York State Insurance Law or any
     other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) made a general assignment for the benefit of its creditors or (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New
     York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or

          (c) a court of competent jurisdiction, the New York Department of
     Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent, or receiver for the Certificate Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the
     Certificate Insurer or of all or any material portion of its property.

                                       16

     CERTIFICATE OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

     CERTIFICATE REGISTER: The register maintained pursuant to Section 5.02.

     CERTIFICATEHOLDER OR HOLDER: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be
Outstanding for the purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in
determining which Certificates are registered in the name of an Affiliate of the
Depositor.

     CERTIFICATION: As defined in Section 8.12(b).

     CHAPEL MORTGAGE: Chapel Mortgage Corporation, a New Jersey corporation, and its successors in interest.

     CHAPEL MORTGAGE ASSIGNMENT AGREEMENT: The Assignment and Recognition
Agreement, dated as of August 26, 2004, by and among the Unaffiliated Seller, the Depositor and Chapel Mortgage, and each other Assignment and Recognition
Agreement by and among the Unaffiliated Seller, the Depositor and Chapel
Mortgage in connection with any Subsequent Transfer of Chapel Mortgage Loans.

     CHAPEL MORTGAGE LOAN: A Mortgage Loan which was acquired from Chapel
Mortgage by the Unaffiliated Seller pursuant to the Chapel Mortgage Purchase
Agreement, and which has been acquired by the Trust Fund.

     CHAPEL MORTGAGE PURCHASE AGREEMENT: The Mortgage Loan Purchase and
Warranties Agreement, dated as of June 4, 2002, as amended to date, by and between the Unaffiliated Seller and Chapel Mortgage.

     CIT: Collectively, The CIT Group/Consumer Finance, Inc., a Delaware
corporation, The CIT Group/Consumer Finance, Inc. (NY), a New York corporation, and The CIT Group/Consumer Finance, Inc. (TN), a Delaware corporation, and their successors in interest.

     CIT ASSIGNMENT AGREEMENT: The Assignment and Recognition Agreement, dated as of August 26, 2004, by and among the Unaffiliated Seller, the Depositor and
CIT, and each other Assignment and Recognition Agreement by and among the
Unaffiliated Seller, the Depositor and CIT in connection with any Subsequent
Transfer of CIT Mortgage Loans.

                                       17

     CIT MORTGAGE LOAN: A Mortgage Loan which was acquired from CIT by the
Unaffiliated Seller pursuant to the CIT Purchase Agreement, and which has been acquired by the Trust Fund.

     CIT PURCHASE AGREEMENT: The Mortgage Loan Purchase and Warranties
Agreement, dated as of March 30, 2004, as amended to date, by and between the
Unaffiliated Seller and CIT.

     CLASS: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

     CLASS A CERTIFICATES: The Class A-1 Certificates and the Class A-2
Certificates.

     CLASS A PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution
Date, an amount equal to the excess of (x) the aggregate Class Certificate
Balances of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of 63.00% of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum Amount over $3,296,146.

     CLASS A-1 CERTIFICATES: All Certificates bearing the class designation of
"Class A-1."

     CLASS A-1 DEFICIENCY: With respect to any Distribution Date and the Class
A-1 Certificates, an amount equal to the sum of:

          (i) the Class A-1 Interest Deficit Amount; plus

          (ii) the Class A-1 Principal Parity Amount, if any, for such
     Distribution Date; and

          (iii) the Class Certificate Balance of the Class A-1 Certificates to
     the extent unpaid on the Final Scheduled Distribution Date (after giving effect to any Class A-1 Principal Parity Amounts paid by the Certificate
     Insurer prior to such date) or, if earlier, the date on which the final distribution is made to the Class A-1 Certificateholders pursuant to
     Article IX, in each case after giving effect to all distributions made on such date from sources other than the Certificate Insurance Policy for the
     Class A-1 Certificates.

     CLASS A-1 INTEREST DEFICIT AMOUNT: With respect to any Distribution Date and the Class A-1 Certificates, the product of (i) the Interest Deficit Amount and (ii) a fraction, the numerator of which is the outstanding Class Certificate
Balance of the Class A-1 Certificates on such Distribution Date, and the denominator of which is the aggregate outstanding Class Certificate Balances of all Class A Certificates on such Distribution Date, in each case, without taking into account any reduction of principal on such Certificates on such
Distribution Date.

     CLASS A-1 PRINCIPAL PARITY AMOUNT: With respect to any Distribution Date, the product of (i) the Principal Parity Deficit and (ii) a fraction, the numerator of which is the initial

                                       18

Class Certificate Balance of the Class A_1 Certificates, and the denominator of which is the initial aggregate Class Certificate Balances of all Class A
Certificates.

     CLASS A-2 CERTIFICATES: All Certificates bearing the class designation of
"Class A-2."

     CLASS A-2 INTEREST RATE CAP AGREEMENT: The interest rate cap agreement, relating to the Class A-2 Certificates, dated July 20, 2004 with the Cap
Provider, as "Party A" thereunder, and the Unaffiliated Seller, as "Party B"
thereunder, or any replacement thereof.

     CLASS A-2 INTEREST RATE CAP PAYMENT: On the 24th day of each month (subject to adjustment in accordance with ISDA's "Preceding Business Day Convention")
with respect to the Class A-2 Certificates, for the first 32 Distribution Dates, the amount, if any, equal to the product of (i) the excess, if any, of the lesser of (A) one-month LIBOR rate as of the related reset date under the Class
A-2 Interest Rate Cap Agreement and (B) the applicable cap ceiling rate set forth on Schedule A to such Interest Rate Cap Agreement for such Distribution
Date over the applicable cap strike rate set forth on Schedule A to such
Interest Rate Cap Agreement for such Distribution Date, calculated on an
"actual/360" basis, (ii) the applicable Class A-2 notional amount set forth on
Schedule A to the Class A-2 Interest Rate Cap Agreement for that Distribution
Date and (iii) the multiplier set forth on Schedule A to such Interest Rate Cap
Agreement.

     CLASS B INTEREST RATE CAP AGREEMENT: The interest rate cap agreement, relating to the Class B Certificates, dated July 20, 2004 with the Cap Provider, as "Party A" thereunder, and the Unaffiliated Seller, as "Party B" thereunder, or any replacement thereof.

     CLASS B INTEREST RATE CAP PAYMENT: On the 24th day of each month (subject to adjustment in accordance with ISDA's "Preceding Business Day Convention"), with respect to the Class B Certificates, for the first 37 Distribution Dates, the amount, if any, equal to the product of (i) the excess, if any, of the lesser of (A) one-month LIBOR rate as of the related reset date under the Class
B Interest Rate Cap Agreement for such Distribution Date over the applicable cap strike rate set forth on Schedule A to such Interest Rate Cap Agreement for such
Distribution Date, calculated on an "actual/360" basis; (ii) the applicable
Class B notional amount set forth on Schedule A to the Class B Interest Rate Cap
Agreement for that Distribution Date and (iii) the multiplier set forth on
Schedule A to such Interest Rate Cap Agreement.

     CLASS B-1 CERTIFICATES: All Certificates bearing the class designation of
"Class B-1."

     CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution
Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the
Class A Principal Distribution Amount on such Distribution Date), (B) the Class
Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution
Amount on such Distribution Date), (D) the Class Certificate Balance of the
Class M-3

                                       19

Certificates (after taking into account the distribution of the Class M-3
Principal Distribution Amount on such Distribution Date), and (E) the Class
Certificate Balance of the Class B-1 Certificates immediately prior to such
Distribution Date over (ii) the lesser of (A) 91.10% of the Current Maximum
Amount and (B) the excess, if any, of the Current Maximum Amount over
$3,296,146.

     CLASS B-2 CERTIFICATES: All Certificates bearing the class designation of
"Class B-2".

     CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution
Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the
Class A Principal Distribution Amount on such Distribution Date), (B) the Class
Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution
Amount on such Distribution Date), (D) the Class Certificate Balance of the
Class M-3 Certificates (after taking into account the distribution of the Class
M-3 Principal Distribution Amount on such Distribution Date), (E) the Class
Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution
Date), and (F) the Class Certificate Balance of the Class B-2 Certificates
immediately prior to such Distribution Date over (ii) the lesser of (A) 93.20%
of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum
Amount over $3,296,146.

     CLASS B-3 CERTIFICATES: All Certificates bearing the class designation of
"Class B-3".

     CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution
Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the
Class A Principal Distribution Amount on such Distribution Date), (B) the Class
Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution
Amount on such Distribution Date), (D) the Class Certificate Balance of the
Class M-3 Certificates (after taking into account the distribution of the Class
M-3 Principal Distribution Amount on such Distribution Date), (E) the Class
Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution
Date), (F) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution
Amount on such Distribution Date) and (G) the Class Certificate Balance of the
Class B-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 95.20% of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum Amount over $3,296,146.

                                       20

     CLASS B-4 CERTIFICATES: All Certificates bearing the class designation of
"Class B-4".

     CLASS B-4 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution
Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the
Class A Principal Distribution Amount on such Distribution Date), (B) the Class
Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution
Amount on such Distribution Date), (D) the Class Certificate Balance of the
Class M-3 Certificates (after taking into account the distribution of the Class
M-3 Principal Distribution Amount on such Distribution Date), (E) the Class
Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution
Date), (F) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution
Amount on such Distribution Date), (G) the Class Certificate Balance of the
Class B-3 Certificates immediately prior to such Distribution Date and (H) the
Class Certificate Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 97.20% of the Current Maximum
Amount and (B) the excess, if any, of the Current Maximum Amount over
$3,296,146.

     CLASS CERTIFICATE BALANCE: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

     CLASS M INTEREST RATE CAP AGREEMENT: The interest rate cap agreement, relating to the Class M Certificates, dated July 20, 2004 with the Cap Provider, as "Party A" thereunder, and the Unaffiliated Seller, as "Party B" thereunder, or any replacement thereof.

     CLASS M INTEREST RATE CAP PAYMENT: On the 24th day of each month(subject to adjustment in accordance with ISDA's "Preceding Business Day Convention") with respect to the Class M Certificates, for the first 37 Distribution Dates, the amount, if any, equal to the product of (i) the excess, if any, of the lesser of
(A) one-month LIBOR rate as of the related reset date under the Class M Interest
Rate Cap Agreement and (B) the applicable cap ceiling rate set forth on Schedule
A to such Interest Rate Cap Agreement for such Distribution Date over the applicable cap strike rate set forth on Schedule A to such Interest Rate Cap
Agreement for such Distribution Date, calculated on an "actual/360" basis; (ii)
the applicable Class M notional amount set forth on Schedule A to the Class M
Interest Rate Cap Agreement for that Distribution Date and (iii) the multiplier set forth on Schedule A to such Interest Rate Cap Agreement;

     CLASS M-1 CERTIFICATES: All Certificates bearing the class designation of
"Class M-1".

     CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution
Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the
Class A Principal Distribution

                                       21

Amount on such Distribution Date), and (B) the Class Certificate Balance of the
Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 75.70% of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum Amount over $3,296,146.

     CLASS M-2 CERTIFICATES: All Certificates bearing the class designation of
"Class M-2."

     CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution
Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the
Class A Principal Distribution Amount on such Distribution Date), (B) the Class
Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), and (C) the Class Certificate Balance of the Class M-2 Certificates
immediately prior to such Distribution Date over (ii) the lesser of (A) 85.70%
of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum
Amount over $3,296,146.

     CLASS M-3 CERTIFICATES: All Certificates bearing the class designation of
"Class M-3".

     CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution
Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the
Class A Principal Distribution Amount on such Distribution Date), (B) the Class
Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution
Amount on such Distribution Date), and (D) the Class Certificate Balance of the
Class M-3 Certificates immediately prior to such Distribution Date over (ii)
88.60% of the Current Maximum Amount and (B) the excess, if any, of the Current
Maximum Amount over $3,296,146.

     CLASS P CERTIFICATES: All Certificates bearing the class designation of
"Class P".

     CLASS R CERTIFICATES: All Certificates bearing the class designation of
"Class R".

     CLASS X CERTIFICATES: All Certificates bearing the class designation of
"Class X".

     CLASS X DISTRIBUTABLE AMOUNT: On any Distribution Date, the sum of (i) as a
distribution in respect of interest, the amount of interest that has accrued on the Class X Regular Interests and not applied as an Extra Principal Distribution
Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus (ii) as a distribution in respect of principal, any portion of the principal balance of the Class X
Regular Interest which is distributable as a Subordination Reduction Amount, less (iii) any amounts paid as a Basis Risk Payment.

                                       22

     CLASS X REGULAR INTEREST: The Upper Tier Regular Interests represented by the Class X Certificates as specified and described in the Preliminary Statement and the related footnote thereto.

     CLOSING DATE: August 26, 2004.

     CODE: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

     COLLECTION ACCOUNT: As defined in Section 3.10(a).

     COMPENSATING INTEREST: For any Distribution Date, the lesser of (a) the
Prepayment Interest Shortfall, if any, for such Distribution Date, with respect to voluntary Principal Prepayments in Full (excluding any payments made upon liquidation of the Mortgage Loan) and (b) the Servicing Fee payable to the
Servicer for such Distribution Date.

     CONDEMNATION PROCEEDS: All awards of settlements in respect of a Mortgaged
Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

     CORPORATE TRUST OFFICE: The designated office of the Trustee in the State of New York at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 4 New York Plaza, 6th Floor, New York,
New York, 10004-2477, Attn: Institutional Trust Services/Global Debt, CDC Series
2004-HE3, and which is the address to which notices to and correspondence with the Trustee should be directed.

     CORRESPONDING CLASS: The class of interests in any REMIC created under this
Agreement that correspond to the class of interests in another such REMIC or to a Class of Certificates in the manner set out below:

     CORRESPONDING MIDDLE TIER   CORRESPONDING UPPER TIER    CORRESPONDING
        CLASS DESIGNATION                INTEREST             CERTIFICATE
-------------------------------- ------------------------- -------------------
         Class MT-A-1                   Class A-1             Class A-1
         Class MT -A-2                  Class A-2             Class A-2
         Class MT -M-1                  Class M-1             Class M-1
         Class MT -M-2                  Class M-2             Class M-2
         Class MT -M-3                  Class M-3             Class M-3
         Class MT -B-1                  Class B-1             Class B-1
         Class MT -B-2                  Class B-2             Class B-2
         Class MT -B-3                  Class B-3             Class B-3
         Class MT -B-4                  Class B-4             Class B-4

                                       23

     COUNTRYWIDE: Countrywide Home Loans Servicing LP, a Texas limited partnership.

     COVERED LOAN: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard and Poor's Glossary.

     CUMULATIVE LOSS PERCENTAGE: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the preceding calendar month less any amounts received with respect to Realized
Losses on the related Mortgage Loans subsequent to the Final Recovery
Determination being made with respect to such Mortgage Loans and the denominator of which is the Cut-off Date Pool Principal Balance of the Mortgage Loans.

     CUMULATIVE LOSS TRIGGER EVENT: With respect to any Distribution Date, the event that is in effect if the aggregate amount of Realized Losses incurred since the related Cut-off Date through the last day of the related Prepayment
Period divided by the Maximum Pool Principal Balance exceeds the applicable cumulative loss percentage as follows with respect to such Distribution Date:
(a) 2.75% for the Distribution Dates occurring from September 2007 to August
2008; (b) 4.50% for the Distribution Dates occurring from September 2008 to
August 2009; (c) 5.75% for the Distribution Dates occurring from September 2009 to August 2010; (d) 6.50% for the Distribution Dates occurring from September
2010 to August 2011, and (e) 6.75% for the Distribution Dates occurring in
September 2011 and thereafter.

     CURRENT MAXIMUM AMOUNT: With respect to any date of determination, the sum of (i) the aggregate of the Stated Principal Balances of the Mortgage Loans in
the Trust at such time, and (ii) with respect to each date of determination prior to the Distribution Date on or prior to November 24, 2004, the Pre-Funding
Amount immediately prior to such Distribution Date, net of investment earnings on deposit therein.

     CUSTODIAN: Deutsche Bank National Trust Company, a national banking association, and its successors in interest.

     CUSTODIAN FEE: With respect to any Distribution Date, an amount equal to the sum of (a) the product of one-twelfth of the Custodian Fee Rate times the sum of (i) the aggregate Stated Principal Balances of the Mortgage Loans at the
end of the prior Due Period and (ii) the Pre-Funding Amount.

     CUSTODIAN FEE RATE: With respect to each Mortgage Loan, 0.0015% per annum.

     CUSTODIAL FILE: With respect to each Mortgage Loan, the file retained by the Custodian consisting of items (i) - (viii) of Section 2.01(b).

     CUT-OFF DATE: With respect to the Initial Mortgage Loans, August 1, 2004, and with respect to each Subsequent Mortgage Loan, the related Subsequent
Cut-off Date.

     CUT-OFF DATE POOL PRINCIPAL BALANCE: The aggregate Stated Principal
Balances of all Mortgage Loans as of the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received).

                                       24

     CUT-OFF DATE PRINCIPAL BALANCE: As to any Mortgage Loan, the Stated
Principal Balance thereof as of the close of business on the Cut-off Date.

     DATA TAPE INFORMATION: The information provided by the Unaffiliated Seller as of August 1, 2004 to the Depositor setting forth the following information with respect to each Mortgage Loan: (1) the Mortgagor's name; (2) as to each
Mortgage Loan, the Scheduled Principal Balance as of the Cut-off Date; (3) the
Mortgage Rate Cap; (4) the Index; (5) a code indicating whether the Mortgaged
Property is owner-occupied; (6) the type of Mortgaged Property; (7) the first date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (8)
the "paid through date" based on payments received from the related Mortgagor;
(9) the original principal amount of the Mortgage Loan; (10) with respect to
Adjustable Rate Mortgage Loans, the Maximum Mortgage Rate; (11) the type of
Mortgage Loan (i.e., Fixed Rate Mortgage Loan, Adjustable Rate Mortgage Loan,
First Lien Mortgage Loan or Second Lien Mortgage Loan); (12) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (13) a code indicating the documentation style (i.e., full, asset verification, income verification and no documentation); (14) the credit risk score (FICO score); (15) the loan credit grade classification (as described in the Underwriting Guidelines); (16) with respect to each Adjustable Rate
Mortgage Loan, the Minimum Mortgage Rate; (17) the Mortgage Rate at origination;
(18) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment
Date immediately following the Cut-off Date; (19) the value of the Mortgaged
Property; (20) a code indicating the type and term of Prepayment Charges applicable to such Mortgage Loan, if any; and (21) with respect to each
Adjustable Rate Mortgage Loan, the Periodic Mortgage Rate Cap. With respect to the Mortgage Loans in the aggregate, the Data Tape Information shall set forth the following information, as of the Cut-off Date: (1) the number of Mortgage
Loans; (2) the current aggregate outstanding principal balance of the Mortgage
Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

     DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States
Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient
Valuation or any reduction that results in a permanent forgiveness of principal.

     DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then- outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy
Code.

     DEFINITIVE CERTIFICATES: Any Certificate evidenced by a Physical
Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

     DELAY CERTIFICATES: As specified in the Preliminary Statement.

     DELETED MORTGAGE LOAN: A Mortgage Loan that is repurchased by the
Unaffiliated Seller or the related Originator, as applicable, or replaced with a
Substitute

                                       25

Mortgage Loan in accordance with the terms hereof and the related Mortgage Loan
Purchase Agreement.

     DELINQUENCY TRIGGER EVENT: With respect to a Distribution Date after the
Stepdown Date, the event that is in effect if the quotient (expressed as a percentage) of (x) the three-month rolling daily average of the Stated Principal
Balance of 60+ Day Delinquent Loans as of the last day of the related Due
Period, over (y) the Current Maximum Amount of the Mortgage Loans as of the last day of the related Due Period exceeds 42.25% of the prior period's Senior
Enhancement Percentage.

     DELINQUENT: A mortgage loan is "Delinquent" if any Scheduled Payment due on a due date is not made by the close of business on the next scheduled due date for that mortgage loan (including all Mortgage Loans in foreclosure, Mortgage
Loans in respect of REO Properties and Mortgage Loans for which the related
Mortgagor has declared bankruptcy). A mortgage loan is "30 days Delinquent" if the Scheduled Payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which that
Scheduled Payment was due or, if there was no corresponding date (e.g., as when a 30-day month follows a 31-day month in which the payment was due on the 31st day of that month), then on the last day of that immediately preceding month;
and similarly for "60 days Delinquent" and "90 days Delinquent," etc.

     DELIVERY DATE: With respect to the Initial Mortgage Loans, the Closing
Date; with respect to any Subsequent Mortgage Loans, the related Subsequent
Transfer Date therefor.

     DENOMINATION: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the
Percentage Interest appearing on the face thereof.

     DEPOSITOR: Morgan Stanley ABS Capital I Inc., a Delaware corporation, and its successors in interest.

     DEPOSITORY: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry
Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of
New York.

     DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     DETERMINATION DATE: With respect to each Remittance Date, the Business Day immediately preceding such Remittance Date.

     DISTRIBUTION ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.07(d) in the name of the Trustee for the benefit of the Certificateholders and designated "JPMorgan Chase Bank, in trust for registered holders of CDC Mortgage Capital Trust 2004-HE3, Mortgage
Pass-Through Certificates, Series 2004-HE3".

                                       26

Funds in the Distribution Account shall be held in trust for the
Certificateholders for the uses and purposes set forth in this Agreement.

     DISTRIBUTION DATE: The 25th day of each calendar month after the initial issuance of the Certificates, or if such day is not a Business Day, the next succeeding Business Day, commencing in September 2004.

     DOCUMENT CERTIFICATION AND EXCEPTION REPORT: The report attached to Exhibit
F hereto.

     DUE DATE: The day of the month on which the Scheduled Payment is due on a
Mortgage Loan, exclusive of any days of grace.

     DUE PERIOD: With respect to each Distribution Date, the period commencing on the second day of the calendar month preceding the month in which such
Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

     ELIGIBLE ACCOUNT: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the commercial paper, short-term debt obligations, demand deposits or other short-term deposits of which are rated in one of the two highest rating categories by each of the Rating Agencies at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to each Rating Agency, the
Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity, (iv) an account otherwise acceptable to each Rating Agency or (v) an account maintained with a "qualified depository" (as such term is defined in the related Servicing Agreement). Eligible Accounts may bear interest.

     ELIGIBLE INSTITUTION: A federal or state chartered depository institution or trust company, which (x) with respect to any Eligible Account, the amounts on deposit in which will be held for less than 30 days, the commercial paper, short-term debt obligations, or other short-term deposits of which are rated at least "F1" by Fitch, "P-1" by Moody's, and either "A-1+" or "A-1", if the amounts on deposit represent less than 20% of the initial par value of the securities, are not intended to be used as credit enhancement and are to be held for less than 30 days, by Standard & Poor's (or a comparable rating if another
Rating Agency is specified by the Depositor by written notice to the Servicer and the Trustee) or (y) with respect to any Eligible Account, the amounts on deposit in which will be held for no more than 365 days, the long-term unsecured debt obligations of which are rated at least "A" by Fitch, "A" by Standard &
Poor's and "A2" by Moody's (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicer and the Trustee).

                                       27

     ENCORE: Encore Credit Corporation, a California corporation, and its successors in interest.

     ENCORE ASSIGNMENT AGREEMENT: The Assignment and Recognition Agreement,
dated as of August 26, 2004, by and among the Unaffiliated Seller, the Depositor and Encore, and each other Assignment and Recognition Agreement by and among the
Unaffiliated Seller, the Depositor and Encore in connection with any Subsequent
Transfer of Encore Mortgage Loans.

     ENCORE MORTGAGE LOAN: A Mortgage Loan which was acquired from Encore by the
Unaffiliated Seller pursuant to the Encore Purchase Agreement, and which has been acquired by the Trust Fund.

     ENCORE PURCHASE AGREEMENT: The Mortgage Loan Purchase and Warranties
Agreement, dated as of December 1, 2002, as amended to date, by and between the
Unaffiliated Seller and Encore.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA-RESTRICTED CERTIFICATE: As specified in the Preliminary Statement.

     ESCROW ACCOUNT: The Eligible Account or Accounts established and maintained pursuant to Section 3.09(b).

     ESCROW PAYMENTS: As defined in Section 3.09(b).

     EVENT OF DEFAULT: As defined in Section 7.01.

     EXCESS RESERVE FUND ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Sections 3.07(b) and 3.07(c) in the name of the Trustee for the benefit of the Holders of the Regular Certificates and designated "JPMorgan Chase Bank, in trust for registered holders of CDC Mortgage
Capital Trust 2004-HE3, Mortgage Pass-Through Certificates, Series 2004-HE3".
Funds in the Excess Reserve Fund Account shall be held in trust for the Holders of the Regular Certificates for the uses and purposes set forth in this
Agreement. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

     EXCESS SUBORDINATED AMOUNT: With respect to any Distribution Date, the excess, if any, of (a) the Subordinated Amount on such Distribution Date over
(b) the Specified Subordinated Amount for such Distribution Date.

     EXCHANGE ACT: As defined in Section 8.12(a).

     EXPENSE FEES: As to each Mortgage Loan, the sum of the Servicing Fee, the
Trustee Fee and the Custodian Fee.

     EXPENSE FEE RATE: As to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate, the Trustee Fee Rate and the Custodian Fee Rate.

                                       28

     EXTRA PRINCIPAL DISTRIBUTION AMOUNT: As of any Distribution Date, the
lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the Subordination Deficiency for such Distribution Date.

     FANNIE MAE: The Federal National Mortgage Association, or any successor thereto.

     FANNIE MAE GUIDES: The Fannie Mae Sellers' Guide and the Fannie Mae
Servicers' Guide and all amendments or additions thereto.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the
Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     FINAL CERTIFICATION: A certification submitted by the Custodian in substantially the form of Exhibit G hereto.

     FINAL RECOVERY DETERMINATION: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by an
Originator as contemplated by the Assignment and Recognition Agreements), a
determination made by the Servicer that all Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds and other payments or recoveries which the
Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery
Determination made thereby.

     FINAL SCHEDULED DISTRIBUTION DATE: The Final Scheduled Distribution Date
for each Class of Certificates is the Distribution Date in each of the following months:

                                                          FINAL SCHEDULED
                                                         DISTRIBUTION DATE
                                                         -----------------
      Class A_1 Certificates ...........................   November 25, 2034
      Class A_2 Certificates ...........................   November 25, 2034
      Class M-1 Certificates ...........................   November 25, 2034
      Class M-2 Certificates ...........................   November 25, 2034
      Class M-3 Certificates ...........................   November 25, 2034
      Class B-1 Certificates ...........................   November 25, 2034
      Class B-2 Certificates ...........................   November 25, 2034
      Class B-3 Certificates ...........................   November 25, 2034
      Class B-4 Certificates ...........................   November 25, 2034
      Class X Certificates .............................   November 25, 2034
      Class P Certificates .............................   November 25, 2034
      Class R Certificates .............................   November 25, 2034

                                       29

FIRST BANC: First Banc Mortgage, Inc., a Missouri corporation, and its successors in interest.

     FIRST BANC ASSIGNMENT AGREEMENT: The Assignment and Recognition Agreement,
dated as of August 26, 2004, by and among the Unaffiliated Seller, the Depositor and First Banc, and each other Assignment and Recognition Agreement by and among the Unaffiliated Seller, the Depositor and First Banc in connection with any
Subsequent Transfer of First Banc Mortgage Loans.

     FIRST BANC MORTGAGE LOAN: A Mortgage Loan which was acquired from First
Banc by the Unaffiliated Seller pursuant to the First Banc Purchase Agreement, and which has been acquired by the Trust Fund.

     FIRST BANC PURCHASE AGREEMENT: The Mortgage Loan Purchase and Warranties
Agreement, dated as of April 1, 2003, as amended to date, by and between the
Unaffiliated Seller and First Banc.

     FIRST LIEN MORTGAGE LOAN: A Mortgage Loan secured by a first lien Mortgage on the related Mortgaged Property.

     FITCH: Fitch, Inc. If Fitch is designated as a Rating Agency in the
Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Fitch shall be Fitch, Inc., One State St. Plaza, New York, New York 10004,
Attention: Residential Mortgage Surveillance Group - CDC Mortgage Capital Trust
2004-HE3, or such other address as Fitch may hereafter furnish to the Depositor and the Servicer.

     FIXED RATE MORTGAGE LOAN: A Mortgage Loan bearing interest at a fixed rate.

     FLOOR AMOUNT: An amount equal to the product of (x) 0.50% and (y) the
Maximum Pool Principal Balance.

     GROSS MARGIN: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Rate.

     GROUP I ALLOCATION PERCENTAGE: With respect to any Distribution Date, the percentage equivalent of a fraction, (i) the numerator of which is the Group I
Principal Remittance Amount for such Distribution Date and (ii) the denominator of which is the Principal Remittance Amount for such Distribution Date.

     GROUP I INITIAL PRE-FUNDED AMOUNT: $73,017,707.89.

     GROUP I INTEREST REMITTANCE AMOUNT: With respect to any Distribution Date, the portion of the Interest Remittance Amount that was collected or advanced on the Group I Mortgage Loans.

     GROUP I LOAN CAP: The per annum rate equal to the product of (i) the weighted average gross rate of the Group I Mortgage Loans then in effect on the beginning of the related

                                       30

Due Period, less the applicable Expense Fee Rate and further reduced by the
Premium Rate in respect of the Class A-1 Certificates and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period related to such Distribution Date.

     GROUP I MORTGAGE LOANS: The Mortgage Loans allocated to Group I which primarily support the Class A-1 Certificates, as initially set forth on Schedule
I hereto.

     GROUP I PRE-FUNDING ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.07(f) in the name of the Trustee for the benefit of the Certificateholders, and designated "JPMorgan Chase Bank, in trust for registered holders of CDC Mortgage Capital Trust 2004-HE3, Mortgage
Pass-Through Certificates, Series 2004-HE3," the funds of which, during the
Pre-Funding Period, shall be applied solely to the purchase of Group I
Subsequent Mortgage Loans.

     GROUP I PRINCIPAL REMITTANCE AMOUNT: With respect to any Distribution Date, that portion of the Principal Remittance Amount for such Distribution Date that was collected or advanced on the Group I Mortgage Loans.

     GROUP I SUBSEQUENT MORTGAGE LOANS: The Mortgage Loans hereafter transferred and assigned to the Trust Fund and allocated to Group I pursuant to Section
2.01(c), each of which shall have been purchased by the Unaffiliated Seller under a Mortgage Loan Purchase Agreement.

     GROUP II ALLOCATION PERCENTAGE: With respect to any Distribution Date, the percentage equivalent of a fraction, (i) the numerator of which is the Group II
Principal Remittance Amount for such Distribution Date and (ii) the denominator of which is the Principal Remittance Amount for such Distribution Date.

     GROUP II INITIAL PRE-FUNDED AMOUNT: $57,243,089.53.

     GROUP II INTEREST REMITTANCE AMOUNT: With respect to any Distribution Date, the portion of the Interest Remittance Amount that was collected or advanced on the Group II Mortgage Loans.

     GROUP II LOAN CAP: The per annum rate equal to the product of (i) the weighted average gross rate of the Group II Mortgage Loans then in effect on the beginning of the related Due Period, less the applicable Expense Fee Rate and
(ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period related to such
Distribution Date.

     GROUP II MORTGAGE LOANS: The Mortgage Loans allocated to Group II which primarily support the Class A-2 Certificates, as initially set forth on Schedule
I hereto.

     GROUP II PRE-FUNDING ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.07(f) in the name of the Trustee for the benefit of the Certificateholders, and designated "JPMorgan Chase Bank, in trust for registered holders of CDC Mortgage Capital Trust 2004-HE3, Mortgage
Pass-Through Certificates, Series 2004-

                                       31

HE3," the funds of which, during the Pre-Funding Period, shall be applied solely to the purchase of Group II Subsequent Mortgage Loans.

     GROUP II PRINCIPAL REMITTANCE AMOUNT: With respect to any Distribution
Date, that portion of the Principal Remittance Amount for such Distribution Date that was collected or advanced on the Group II Mortgage Loans.

     GROUP II SUBSEQUENT MORTGAGE LOANS: The Mortgage Loans hereafter transferred and assigned to the Trust Fund and allocated to Group II pursuant to
Section 2.01(c), each of which shall have been purchased by the Unaffiliated
Seller under a Mortgage Loan Purchase Agreement.

     HIGH COST LOAN: A Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994, (b) a "high cost home,"
"threshold," "covered," (excluding New Jersey "Covered Home Loans" as that term is defined in clause (1) of the definition of that term in the New Jersey Home
Ownership Security Act of 2002), "high risk home," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard & Poor's Glossary.

     HOME LOAN: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor's Glossary.

     HOMEOWNERS: Homeowners Loan Corp., a Delaware corporation, and its successors in interest.

     HOMEOWNERS ASSIGNMENT AGREEMENT: The Assignment and Recognition Agreement,
dated as of August 26, 2004, by and among the Unaffiliated Seller, the Depositor and Homeowners, and each other Assignment and Recognition Agreement by and among the Unaffiliated Seller, the Depositor and Homeowners in connection with any
Subsequent Transfer of Homeowners Mortgage Loans.

     HOMEOWNERS MORTGAGE LOAN: A Mortgage Loan which was acquired from
Homeowners by the Unaffiliated Seller pursuant to the Homeowners Purchase
Agreement, and which has been acquired by the Trust Fund.

     HOMEOWNERS PURCHASE AGREEMENT: The Mortgage Loan Purchase and Warranties
Agreement, dated as of February 1, 2004, as amended to date, by and between the
Unaffiliated Seller and Homeowners.

     I&I PAYMENTS: Payments due and owing under the Insurance and Indemnity
Agreement.

     IMPAC: Impac Funding Corporation, a California corporation, and its successors in interest.

                                       32

     IMPAC ASSIGNMENT AGREEMENT: The Assignment and Recognition Agreement, dated as of August 26, 2004, by and among the Unaffiliated Seller, the Depositor and
Impac, and each other Assignment and Recognition Agreement by and among the
Unaffiliated Seller, the Depositor and Impac in connection with any Subsequent
Transfer of Impac Mortgage Loans.

     IMPAC MORTGAGE LOAN: A Mortgage Loan which was acquired from Impac by the
Unaffiliated Seller pursuant to the Impac Purchase Agreement, and which has been acquired by the Trust Fund.

     IMPAC PURCHASE AGREEMENT: The Amended and Restated Mortgage Loan Purchase
and Warranties Agreement, dated as of January 29, 2003, as amended to date, by and between the Unaffiliated Seller and Impac.

     INDEX: As to each Adjustable Rate Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

     INITIAL CUT-OFF DATE: August 1, 2004.

     INITIAL MORTGAGE LOANS: The Mortgage Loans delivered by the Depositor on the Startup Date.

     INITIAL PRE-FUNDED AMOUNT: The sum of the Group I Initial Pre-Funded Amount
and the Group II Initial Pre-Funded Amount.

     INSURANCE AND INDEMNITY AGREEMENT: The Insurance and Indemnity Agreement
dated as of August 1, 2004 among the Certificate Insurer, the Servicer and the
Unaffiliated Seller, as such agreement may be amended or supplemented in accordance with the provisions thereof.

     INSURANCE PAYMENT ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.05(c) in the name of the Trustee for the benefit of the Class A_1 Certificateholders and the Certificate Insurer,
and designated "JPMorgan Chase Bank, in trust for Financial Security Assurance
Inc. and the registered holders of CDC Mortgage Capital Trust 2004-HE3, Mortgage
Pass-Through Certificates, Series 2004-HE3."

     INSURANCE POLICY: With respect to any Mortgage Loan included in the Trust
Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

     INSURANCE PROCEEDS: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

     INSURED PAYMENT: With respect to any Distribution Date, the amount of the
Class A-1 Deficiency for that Distribution Date.

     INTEREST ACCRUAL PERIOD: With respect to any Distribution Date, the period beginning with the immediately preceding Distribution Date (or in the case of the first Distribution Date, the period from and including the Closing Date to but excluding such first

                                       33

Distribution Date) and ending on the day immediately preceding the current
Distribution Date (on an actual/360 day count basis).

     INTEREST DEFICIT AMOUNT: With respect to any Distribution Date, the excess of (i) the aggregate Accrued Certificate Interest for all Classes of the Class A
Certificates on such Distribution Date, over (ii) an amount of Available Funds allocated to pay such aggregate Accrued Certificate Interest pursuant to Section
4.02(a)(i)(B).

     INTEREST RATE CAP AGREEMENT: The Class A-2 Interest Rate Cap Agreement, the
Class M Interest Rate Cap Agreement and/or the Class B Interest Rate Cap
Agreement, as applicable.

     INTEREST RATE CAP PAYMENT: The Class A-2 Interest Rate Cap Payment, the
Class M Interest Rate Cap Payment and/or the Class B Interest Rate Cap Payment,
as applicable.

     INTEREST REMITTANCE AMOUNT: With respect to any Distribution Date, the sum of (a) the sum, without duplication, of the following amounts received by the
Trustee from the Servicer on the related Remittance Date:

          (i) all installments of interest due on the Mortgage Loans during the related Prepayment Period and received or advanced by the Servicer on or prior to the related Remittance Date;

          (ii) Compensating Interest paid by the Servicer on such Remittance
     Date;

          (iii) the interest component of all Substitution Adjustment Amounts and Repurchase Prices received by the Servicer during the related
     Prepayment Period;

          (iv) the interest component of all Condemnation Proceeds, Insurance
     Proceeds and Liquidation Proceeds received by the Servicer during the related Prepayment Period (in each case, net (but not to be reduced below zero) of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); and

          (v) the interest component of the proceeds of any termination of the
     Trust Fund;

          reduced by the Servicing Fee for the related Prepayment Period, together with amounts in reimbursement for Advances previously made with respect to the Mortgage Loans and other amounts as to which the Servicer is entitled to be reimbursed pursuant to the Agreement; and

          (b) the Capitalized Interest Requirement, if any, deposited into the
Distribution Account on such Distribution Date.

     INVESTMENT ACCOUNT: As defined in Section 3.12(a).

     INVESTOR: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

                                       34

     LATE COLLECTIONS: With respect to any Mortgage Loan and any Due Period, all amounts received subsequent to the Determination Date immediately following such
Due Period, whether as late payments of Scheduled Payments or as Insurance
Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage
Note) but delinquent for such Due Period and not previously recovered.

     LATE PAYMENT RATE: Has the meaning ascribed thereto in the Insurance and
Indemnity Agreement.

     LENDERS DIRECT: Lenders Direct Capital Corporation, a California
corporation, and its successors in interest.

     LENDERS DIRECT ASSIGNMENT AGREEMENT: The Assignment and Recognition
Agreement, dated as of August 26, 2004, by and among the Unaffiliated Seller, the Depositor and Lenders Direct, and each other Assignment and Recognition
Agreement by and among the Unaffiliated Seller, the Depositor and Lenders Direct
in connection with any Subsequent Transfer of Lenders Mortgage Loans.

     LENDERS DIRECT MORTGAGE LOAN: A Mortgage Loan which was acquired from
Lenders Direct by the Unaffiliated Seller pursuant to the Lenders Direct
Purchase Agreement, and which has been acquired by the Trust Fund.

     LENDERS DIRECT PURCHASE AGREEMENT: The Amended and Restated Mortgage Loan
Purchase and Warranties Agreement, dated as of October 1, 2003, as amended to date, by and between the Unaffiliated Seller and Lenders Direct.

     LIBOR: With respect to any Interest Accrual Period for the LIBOR
Certificates, the rate determined by the Trustee on the related LIBOR
Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided that if such rate does not appear on Telerate Page
3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee shall be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, after consultation with the Depositor, at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loan to leading European banks.

     LIBOR CERTIFICATES: As specified in the Preliminary Statement.

     LIBOR DETERMINATION DATE: With respect to any Interest Accrual Period
(other than the initial Interest Accrual Period) for the LIBOR Certificates, the
second London Business Day preceding the commencement of such Interest Accrual
Period.

                                       35

     LIQUIDATED MORTGAGE LOAN: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the
Servicer has certified (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such
Mortgage Loan including the final disposition of an REO Property.

     LIQUIDATION EVENT: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery
Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from coverage under this Agreement by reason of its being purchased, sold or replaced pursuant to or as contemplated by this Agreement. With respect to any REO Property, either of the following events: (i) a Final Recovery
Determination is made as to such REO Property; or (ii) such REO Property is removed from coverage under this Agreement by reason of its being purchased pursuant to this Agreement.

     LIQUIDATION PROCEEDS: Cash received in connection with the liquidation of a
Liquidated Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

     LOAN-TO-VALUE RATIO or LTV: With respect to any Mortgage Loan, the ratio
(expressed as a percentage) of the original outstanding principal amount of the
Mortgage Loan as of the Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination, and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged
Property, the purchase price of the Mortgaged Property.

     LONDON BUSINESS DAY: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     LOWER TIER REGULAR INTEREST: As described in the Preliminary Statement.

     LOWER TIER REMIC: As described in the Preliminary Statement

     MASTER FINANCIAL: Master Financial, Inc., a California corporation, and its successors in interest.

     MASTER FINANCIAL ASSIGNMENT AGREEMENT: The Assignment and Recognition
Agreement, dated as of August 26, 2004, by and among the Unaffiliated Seller, the Depositor and Master Financial, and each other Assignment and Recognition
Agreement by and among the Unaffiliated Seller, the Depositor and Master
Financial in connection with any Subsequent Transfer of Master Financial
Mortgage Loans.

     MASTER FINANCIAL MORTGAGE LOAN: A Mortgage Loan which was acquired from
Master Financial by the Unaffiliated Seller pursuant to the Master Financial
Purchase Agreement, and which has been acquired by the Trust Fund.

                                       36

     MASTER FINANCIAL PURCHASE AGREEMENT: The Mortgage Loan Purchase and
Warranties Agreement, dated as of June 1, 2003, as amended to date, by and between the Unaffiliated Seller and Master Financial.

     MAXIMUM MORTGAGE RATE: With respect to each Adjustable Rate Mortgage Loan, a rate that (i) is set forth on the Data Tape Information and in the related
Mortgage Note and (ii) is the maximum interest rate to which the Mortgage Rate on such Adjustable Rate Mortgage Loan may be increased during the lifetime of such Adjustable Rate Mortgage Loan.

     MAXIMUM POOL PRINCIPAL BALANCE: The aggregate Stated Principal Balances of all Initial Mortgage Loans as of the Initial Cut-off Date plus the Initial
Pre-Funded Amount.

     MERS: Mortgage Electronic Registration System, Inc.

     MERS DESIGNATED MORTGAGE LOAN: Mortgage Loans for which (a) the Originators have designated or will designate MERS as, and have taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Originators, in accordance with the MERS Procedure Manual and (b) the
Originators have designated or will designate the Trust as the Investor on the
MERS(R) System.

     MERS PROCEDURES MANUAL: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

     MERS(R) SYSTEM: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

     MIDDLE TIER REGULAR INTEREST: As described in the Preliminary Statement.

     MIDDLE TIER REMIC: As described in the Preliminary Statement.

     MIDDLE TIER WAC CAP: The weighted average of the Pass-Through Rates of the
Middle Tier Regular Interests (other than the Class MT-N) minus, in the case of the Class MT-A-1 Interest, two times the Premium Rate.

     MINIMUM MORTGAGE RATE: With respect to each Adjustable Rate Mortgage Loan, a rate that (i) is set forth on the Data Tape Information and in the related
Mortgage Note and (ii) is the minimum interest rate to which the Mortgage Rate on such Adjustable Rate Mortgage Loan may be decreased during the lifetime of such Adjustable Rate Mortgage Loan.

     MONTHLY STATEMENT: The statement delivered to the Certificateholders pursuant to Section 4.03.

     MOODY'S: Moody's Investors Service, Inc. If Moody's is designated as a
Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99
Church Street, New York, New York 10007, Attention: Residential Mortgage
Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor and the Servicer.

                                       37

     MORTGAGE: The mortgage, deed of trust or other instrument identified on the
Mortgage Loan Schedule as securing a Mortgage Note.

     MORTGAGE FILE: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

     MORTGAGE LOAN PURCHASE AGREEMENT: The Aames Purchase Agreement, the
Accredited Purchase Agreement, the Aegis Purchase Agreement, the BNC Purchase
Agreement, the CIT Mortgage Purchase Agreement, the Chapel Mortgage Purchase
Agreement, the Encore Purchase Agreement, the First Banc Purchase Agreement, the
Homeowners Purchase Agreement, the Impac Purchase Agreement, the Lenders Direct
Purchase Agreement, the Master Financial Purchase Agreement, the Novelle
Purchase Agreement, the Ownit Purchase Agreement or the People's Choice Purchase
Agreement, as applicable.

     MORTGAGE LOAN SCHEDULE: A schedule of Mortgage Loans annexed hereto as
Schedule I, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Originator's Mortgage Loan number; (2) the city, state and zip code of the Mortgaged Property; (3) a code indicating whether the
Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence, PUD or condominium; (4) the current Mortgage Rate; (5) the current net Mortgage Rate; (6) the current
Scheduled Payment; (7) with respect to each Adjustable Rate Mortgage Loan, the
Gross Margin; (8) the original term to maturity; (9) the scheduled maturity date; (10) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (11) the Loan-to-Value Ratio; (12) the next Interest
Rate Adjustment Date; (13) with respect to each Adjustable Rate Mortgage Loan, the lifetime Mortgage Interest Rate Cap; (14) whether the Mortgage Loan is convertible or not; (15) a code indicating the mortgage guaranty insurance company; (16) the Servicing Fee; (17) the identity of the related Originator of such Mortgage Loan; (18) the Mortgagor's name; (19) the "paid-through" date
(based on payments received from the related Mortgagor) as of the Cut-off Date;
(20) the Servicing Transfer Date; (21) a Code indicating whether the Mortgage
Loan is a Group I Mortgage Loan or Group II Mortgage Loan; (22) a Code
indicating whether the Mortgage Loan has been 30 days Delinquent since the applicable Servicing Transfer Date; and (23) whether such Mortgage Loan provides for a Prepayment Charge as well as the term and amount of such Prepayment
Charge, if any.

     MORTGAGE LOANS: An individual Mortgage Loan which is the subject of this
Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Scheduled Payments, Principal
Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds,
REO Disposition proceeds, Prepayment Charges, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans. As applicable, "Mortgage Loan"
shall be deemed to refer to REO Property.

     MORTGAGE NOTE: The note or other evidence of the indebtedness of a
Mortgagor under a Mortgage Loan.

                                       38

     MORTGAGE RATE: The annual rate of interest borne on a Mortgage Note, which shall be adjusted from time to time with respect to Adjustable Rate Mortgage
Loans.

     MORTGAGE RATE CAPS: With respect to an Adjustable Rate Mortgage Loan, the
Periodic Mortgage Rate Cap, the Maximum Mortgage Rate, and the Minimum Mortgage
Rate for such Mortgage Loan.

     MORTGAGED PROPERTY: With respect to each Mortgage Loan, the real property
(or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by the related Mortgage Note.

     MORTGAGOR: The obligor(s) on a Mortgage Note.

     NET MONTHLY EXCESS CASH FLOW: For any Distribution Date the amount remaining for distribution pursuant to subsection 4.02(a)(iii) (before giving effect to distributions pursuant to such subsection).

     NET PREPAYMENT INTEREST SHORTFALL: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls exceeds the sum of the
Compensating Interest payments made on such Distribution Date.

     NIM ISSUER: Any entity established as the issuer of a series of NIM
Securities.

     NIM SECURITIES: Any debt securities secured or otherwise backed by some or all of the Class X and Class P Certificates that are rated by Standard & Poor's.

     NIM TRUSTEE: The trustee for any series of NIM Securities.

     NON-DELAY CERTIFICATES: As specified in the Preliminary Statement.

     NON-PERMITTED TRANSFEREE: A Person other than a Permitted Transferee.

     NONRECOVERABLE P&I ADVANCE: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed P&I
Advance, would not be ultimately recoverable from related late payments,
Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise on such Mortgage Loan or REO Property as provided herein.

     NONRECOVERABLE SERVICING ADVANCE: Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds
or otherwise on such Mortgage Loan or REO Property. The determination by the
Servicer that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advances, if made, would constitute a Nonrecoverable
Servicing Advance, shall be evidenced by an Officers' Certificate delivered to the Trustee.

                                       39

     NOTICE OF FINAL DISTRIBUTION: The notice to be provided pursuant to Section
9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

     NOVELLE: Novelle Financial Services, Inc., a California corporation, and its successors in interest.

     NOVELLE ASSIGNMENT AGREEMENT: The Assignment and Recognition Agreement,
dated as of August 26, 2004, by and among the Unaffiliated Seller, the Depositor and Novelle, and each other Assignment and Recognition Agreement by and among the Unaffiliated Seller, the Depositor and Novelle in connection with any
Subsequent Transfer of Novelle Mortgage Loans.

     NOVELLE MORTGAGE LOAN: A Mortgage Loan which was acquired from Novelle by the Unaffiliated Seller pursuant to the Novelle Purchase Agreement, and which has been acquired by the Trust Fund.

     NOVELLE PURCHASE AGREEMENT: The Mortgage Loan Purchase and Warranties
Agreement, dated as of September 27, 2002, as amended to date, by and between the Unaffiliated Seller and Novelle.

     OFFERED CERTIFICATES: As specified in the Preliminary Statement.

     OFFICER'S CERTIFICATE: A certificate signed by an officer of the Servicer with responsibility for the servicing of the Mortgage Loans and listed on a list delivered to the Trustee pursuant to this Agreement.

     OPINION OF COUNSEL: A written opinion of counsel, who may be in-house counsel for the Servicer or the Subservicer, reasonably acceptable to the
Trustee and to the Certificate Insurer; provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of
Counsel) an opinion of counsel who (i) is in fact independent of the Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer of the Mortgage Loans or in an affiliate of either and
(iii) is not connected with the Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

     OPTIONAL TERMINATION DATE: means:

     (i) For so long as the Class X Certificates are 100% owned, either directly or indirectly, by the Unaffiliated Seller or any Affiliate thereof, then the
Servicer may cause the Optional Termination Date to occur on any Distribution
Date when the aggregate Stated Principal Balance of the Mortgage Loans is 10.00%
or less of the Maximum Pool Principal Balance; and

     (ii) If the Class X Certificates are not 100% owned, either directly or indirectly, by the Unaffiliated Seller or any Affiliate thereof, then the
Holders of a majority in Class Certificate Balance of the Class X Certificates
may cause the Optional Termination Date to

                                       40

occur on any Distribution Date when the aggregate Stated Principal Balance of the Mortgage Loans is 10.00% or less of the Maximum Pool Principal Balance, and, if such Class X Certificateholders do not do so, then the Servicer shall also have such right; provided, however, that the Unaffiliated Seller or any of its affiliates, may only participate in the exercise of the clean-up call by the majority owners of the Class X certificates if the Unaffiliated Seller or any of its affiliates, is not the majority owner of the Class X Certificates, either directly or indirectly.

     ORIGINATOR: The party that originated or acquired a Mortgage Loan and, more specifically, (i) with respect to any Aames Mortgage Loan, Aames, (ii) with respect to any Accredited Mortgage Loan, Accredited, (iii) with respect to any
Aegis Mortgage Loan, Aegis, (iv) with respect to any BNC Mortgage Loan, BNC, (v)
with respect to any CIT Mortgage Loan, CIT, (vi) with respect to any Chapel
Mortgage Loan, Chapel Mortgage, (vii) with respect to any Encore Mortgage Loan,
Encore, (viii) with respect to any First Banc Mortgage Loan, First Banc, (ix)
with respect to any Homeowners Mortgage Loan, Homeowners, (x) with respect to any Impac Mortgage Loan or Novelle Mortgage Loan, Impac or Novelle, as
applicable, (xi) with respect to any Lenders Direct Mortgage Loan, Lenders
Direct, (xii) with respect to any Master Financial Mortgage Loan, Master
Financial, (xiii) with respect to any Ownit Mortgage Loan, Ownit and (xiv) with respect to any People's Choice Mortgage Loan, People's Choice.

     OTS: Office of Thrift Supervision, and any successor thereto.

     OUTSTANDING: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

     (i) Certificates theretofore canceled by the Trustee or delivered to the
Trustee for cancellation; and

     (ii) Certificates in exchange for which or in lieu of which other
Certificates have been executed and delivered by the Trustee pursuant to this
Agreement.

     OUTSTANDING MORTGAGE LOAN: As of any Due Date, a Mortgage Loan with a
Stated Principal Balance greater than zero which was not the subject of a
Principal Prepayment in Full prior to such Due Date and which did not become a
Liquidated Mortgage Loan prior to such Due Date.

     OWNERSHIP INTEREST: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     OWNIT: Ownit Mortgage Solutions, Inc. (f/k/a Oakmont Mortgage Company,
Inc.), a California corporation, and its successors in interest.

     OWNIT ASSIGNMENT AGREEMENT: The Assignment and Recognition Agreement, dated as of August 26, 2004, by and among the Unaffiliated Seller, the Depositor and
Ownit and each other Assignment and Recognition Agreement by and among the
Unaffiliated Seller, the Depositor and Ownit in connection with any Subsequent
Transfer of Ownit Mortgage Loans.

                                       41

     OWNIT MORTGAGE LOAN: A Mortgage Loan which was acquired from Ownit by the
Unaffiliated Seller pursuant to the Ownit Purchase Agreement, and which has been acquired by the Trust Fund.

     OWNIT PURCHASE AGREEMENT: The Mortgage Loan Purchase and Warranties
Agreement, dated as of November 24, 2003, as amended to date, by and between the
Unaffiliated Seller and Ownit.

     P&I ADVANCE: As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Remittance Date with respect to any Mortgage Loan representing the aggregate of all payments of principal and/or interest on such
Mortgage Loan, net of the related Servicing Fee, that were due during the related Due Period on the Mortgage Loan, and that were delinquent or unpaid on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to
Section 4.01.

     PASS-THROUGH MARGIN: With respect to each Class of Regular Certificates, on or prior to the Optional Termination Date the following percentages: Class A-1,
0.320%; Class A-2, 0.350%; Class M-1, 0.610%; Class M-2, 1.200%; Class M-3,
1.400%; Class B-1, 1.850%; Class B-2, 1.950%; Class B-3, 3.750%; and Class B-4,
3.750%. On the first Distribution Date after the Optional Termination Date, the
Pass-Through Margins shall increase to the following percentages: Class A-1,
0.640%; Class A-2, 0.700%; Class M-1, 0.915%; Class M-2, 1.800%; Class M-3,
2.100%; Class B-1, 2.775%; Class B-2, 2.925%; Class B-3, 5.625%; and Class B-4,
5.625%.

     PASS-THROUGH RATE: For each Class of Certificates and each Lower Tier and
Middle Tier Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

     PEOPLE'S CHOICE: People's Choice Home Loan, Inc., a Wyoming corporation, and its successors in interest.

     PEOPLE'S CHOICE ASSIGNMENT AGREEMENT: The Assignment and Recognition
Agreement, dated as of August 26, 2004 as amended to date, by and among the
Unaffiliated Seller, the Depositor and People's Choice, and each other
Assignment and Recognition Agreement by and among the Unaffiliated Seller, the
Depositor and People's Choice in connection with any Subsequent Transfer of
People's Choice Mortgage Loans.

     PEOPLE'S CHOICE MORTGAGE LOAN: A Mortgage Loan which was acquired from
People's Choice by the Unaffiliated Seller pursuant to the People's Choice
Purchase Agreement, and which has been acquired by the Trust Fund.

     PEOPLE'S CHOICE PURCHASE AGREEMENT: The Amended and Restated Mortgage Loan
Purchase and Warranties Agreement, dated as of October 24, 2002, as amended to date, by and between the Unaffiliated Seller and People's Choice.

                                       42

     PERCENTAGE INTEREST: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

     PERIODIC MORTGAGE RATE CAP: With respect to an Adjustable Rate Mortgage
Loan, the periodic limit on each Mortgage Rate adjustment as set forth in the related Mortgage Note.

     PERMITTED INVESTMENTS: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicer, the Trustee or any of their respective
Affiliates:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof; provided such obligations are backed by the full faith and credit of the United States;

          (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Eligible Institution;

          (iii) repurchase obligations with respect to any security described in clause (i) above entered into with an Eligible Institution (acting as principal);

          (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of
     America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof)
     that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

          (vi) any demand, money market fund, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A)
     rated in the highest rating category by each Rating Agency (if rated by such Rating Agency) or (B) that would not adversely affect the then current rating by either Rating Agency of any of the Certificates. Such investments in this subsection (vi) may include money market mutual funds or common trust funds, including, without limitation, the J.P. Morgan Prime Money
     Market Fund or any other fund for which JPMorgan Chase Bank, the Trustee or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (i) JPMorgan Chase Bank or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (ii) JPMorgan Chase Bank or an affiliate thereof charges and collects fees

                                       43

     and expenses for services rendered pursuant to this Agreement, and (iii)
     services performed for such funds and pursuant to this Agreement may converge at any time. The Trustee specifically authorizes JPMorgan Chase
     Bank or an affiliate thereof to charge and collect from the Trust Fund such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon); and

          (vii) if previously confirmed in writing to the Trustee and to the
     Certificate Insurer, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the
     Rating Agencies as a permitted investment of funds backing "Aaa" or "AAA"
     rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

     PERMITTED TRANSFEREE: Any Person other than (i) the United States, any
State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization
(except certain farmers' cooperatives described in section 521 of the Code)
which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S.
Person, (vi) an "electing large partnership" within the meaning of section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual
Certificate to such Person may cause any REMIC created hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms
"United States," "State" and "international organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan
Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

     PERSON: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

     PHYSICAL CERTIFICATES: As specified in the Preliminary Statement.

     PLAN: As defined in Section 5.02(b).

     POOL STATED PRINCIPAL BALANCE: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution
Date which were Outstanding Mortgage Loans as of the last day of the related Due
Period.

                                       44

     PREFERENCE AMOUNT: Any amounts distributed in respect of the Class A_1
Certificates that are recovered from any Holder of such Certificates as a voidable preference by a trustee in bankruptcy pursuant to the United States
Bankruptcy Code or other similar law in accordance with a final, nonappealable order of a court having competent jurisdiction and which have not theretofore been repaid to such Holder.

     PREFERENCE CLAIM: As defined in Section 4.05(f).

     PRE-FUNDING ACCOUNT: The Group I Pre-Funding Account and the Group II
Pre-Funding Account, as applicable.

     PRE-FUNDING AMOUNT: With respect to any date, the amount on deposit in the
Pre-Funding Accounts. The Trustee shall evidence such amount to the Custodian upon request.

     PRE-FUNDING EARNINGS: The actual investment earnings realized on amounts deposited in the Pre-Funding Accounts.

     PRE-FUNDING PERIOD: The period commencing on the Startup Date and ending on the earliest to occur of (i) the date on which the amount on deposit in each
Pre-Funding Account (exclusive of any investment earnings) is less than
$100,000, (ii) the date on which any Event of Default occurs and (iii) November
24, 2004.

     PRE-FUNDING RESERVE ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.07(j) in the name of the Trustee for the benefit of the Class X Certificateholders and designated "JPMorgan Chase
Bank, in trust for holders of CDC Mortgage Capital Trust 2004-HE3, Mortgage
Pass-Through Certificates, Series 2004-HE3, Class X".

     PREMIUM AMOUNT: The product of (i) the Premium Rate and (ii) the
Certificate Balance of the Class A-1 Certificates immediately prior to such
Distribution Date.

     PREMIUM RATE: The rate at which the "Premium" is determined as described in the letter dated August 26, 2004 between the Unaffiliated Seller and the
Certificate Insurer (a copy of which shall be provided by the Unaffiliated
Seller to the Trustee).

     PREPAYMENT CHARGE: Any prepayment premium, penalty or charge collected by the Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any voluntary Principal Prepayment in Full pursuant to the terms of the related
Mortgage Note.

     PREPAYMENT INTEREST SHORTFALL: With respect to any Remittance Date, the sum of, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in Full, that was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to the product of (a) the Mortgage Rate net of the Servicing Fee Rate for such
Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage
Loan, (c) 1/360 and (d) the number of days commencing on the date on which such
Principal Prepayment was applied and ending on the last day of the related
Prepayment Period.

                                       45

     PREPAYMENT PERIOD: With respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs.

     PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, the sum of (i)
the Basic Principal Distribution Amount for such Distribution Date and (ii) the
Extra Principal Distribution Amount for such Distribution Date.

     PRINCIPAL PARITY DEFICIT: With respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balances of the Class A Certificates on
that Distribution Date, after taking into account any reduction (and with respect to the Class A-1 Certificates, as reduced by any Class A-1 Principal
Parity Amounts paid by the Certificate Insurer prior to such Distribution Date), of those Class Certificate Balances on that Distribution Date, less the excess of (a) any Principal Parity Deficits for all prior Distribution Dates over (b)
any Class A_1 Principal Parity Amount for all prior Distribution Dates over (ii)
the Current Maximum Amount for that Distribution Date. For the first
Distribution Date, the Principal Parity Deficit will equal zero.

     PRINCIPAL PREPAYMENT: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan)
which is received in advance of its scheduled Due Date, excluding any Prepayment
Charge thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     PRINCIPAL PREPAYMENT IN FULL: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

     PRINCIPAL REMITTANCE AMOUNT: With respect to any Distribution Date, the amount equal to the sum (without duplication) with respect to the related Due
Period, of: (i) all scheduled installments of principal due on the Mortgage
Loans during the related Due Period and received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related
Remittance Date; (ii) the principal component of all Condemnation Proceeds,
Insurance Proceeds and Liquidation Proceeds during the related Due Period (in each case, net of remaining (i.e., not deducted from the Interest Remittance
Amount) unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received during the related Prepayment Period;
(iv) the principal component of all Substitution Adjustment Amounts allocable to principal and Repurchase Prices received by the Servicer during the related Due
Period; and (v) the principal component of the proceeds of any termination of the Trust Fund pursuant to Section 9.01(a); reduced by remaining amounts (i.e., not deducted from the Interest Remittance Amount) in reimbursement for Advances previously made with respect to the Mortgage Loans and other amounts as to which the Servicer is entitled to be reimbursed pursuant to this Agreement.

     PRIVATE CERTIFICATES: As specified in the Preliminary Statement.

     PROSPECTUS SUPPLEMENT: The Prospectus Supplement, dated August 23, 2004, relating to the Offered Certificates.

                                       46

     PTCE 95-60: As defined in Section 5.02(b).

     PUD: Planned Unit Development.

     QUALIFIED INSURER: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA- or
FHLMC-approved mortgage insurer or having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

     RATING AGENCY: Each of Standard & Poor's, Fitch and Moody's. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable
Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 10.05(b), the addresses for notices to each
Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as such
Rating Agency may hereafter furnish to the Depositor and the Servicer.

     REALIZED LOSS: The excess of the unpaid principal balance of a Liquidated
Mortgage Loan together with accrued and unpaid interest thereon over the
Liquidation Proceeds, net of customary out-of-pocket expenses incurred by the
Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of the amount of any unreimbursed Servicing Advances with respect to such
Liquidated Mortgage Loan.

     RECORD DATE: With respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date; provided, however, that for any Certificate issued in definitive form, the Record Date shall be the close of business on the last Business Day of the month immediately preceding the month in which such applicable Distribution Date occurs.

     REFERENCE BANK: As defined in Section 4.04.

     REGULAR CERTIFICATES: As specified in the Preliminary Statement.

     REIMBURSEMENT AMOUNT: As of any Distribution Date, the sum of (a)(i) all
Insured Payments previously received by the Trustee and all Preference Amounts previously paid by the Certificate Insurer and in each case not previously repaid to the Certificate Insurer pursuant to Section 4.02(a) plus (ii) interest accrued on each such Insured Payment and Preference Amounts not previously repaid calculated at the Late Payment Rate from the date the Trustee received the related Insured Payment or Preference Amounts were paid by the Certificate
Insurer and (b)(i) any amounts then due and owing to the Certificate Insurer under the Insurance and Indemnity Agreement (excluding the Premium Amount due on such Distribution Date), as

                                       47

certified to the Trustee by the Certificate Insurer plus (ii) interest on such amounts at the rate specified in the Insurance and Indemnity Agreement. The
Certificate Insurer shall notify the Trustee and the Unaffiliated Seller of the amount of any Reimbursement Amount.

     RELIEF ACT SHORTFALL: With respect to any Distribution Date and any
Mortgage Loan, any reduction in the amount of interest or principal collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act and similar state laws.

     REMAINDER AMOUNT: As defined in Section 9.01.

     REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

     REMIC PROVISIONS: Provisions of the federal income tax law relating to
REMICs, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

     REMIC TRUST: The segregated pool of assets consisting of the Trust Fund, exclusive of Prepayment Charges, the Excess Reserve Fund Account, the
Pre-Funding Accounts, the Pre-Funding Reserve Account, the Capitalized Interest
Account and the Interest Rate Cap Agreements.

     REMITTANCE DATE: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding such day) of any month.

     REO DISPOSITION: The final sale by the Servicer of any REO Property.

     REO IMPUTED INTEREST: As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Rate net of the Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been outstanding)
on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.17 by any income from the REO Property treated as a recovery of principal).

     REO PROPERTY: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted
Mortgage Loan.

     REPRESENTATIVE: Morgan Stanley & Co. Incorporated, as representative on behalf of itself, CDC Securities LLC, and Countrywide Securities Corporation.

     REPURCHASE PRICE: With respect to any Mortgage Loan, an amount equal to the sum (without duplication) of (i) the unpaid principal balance of such Mortgage
Loan as of the date of repurchase and (ii) (x) if such Mortgage Loan is being repurchased by the Unaffiliated Seller, the sum of (A) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Rate from the last date through which interest has been paid and distributed to the Trustee to the last day of the month in which such repurchase occurs, (B) all unreimbursed P&I
Advances and Servicing Advances, (C) all unpaid Servicing Fees, (D) all expenses reasonably

                                       48

incurred by the Servicer, the Trustee, the Custodian, the Certificate Insurer or
the Unaffiliated Seller, as the case may be, in respect of a breach or defect, including, without limitation, expenses arising out of any such party's enforcement of the Originator's repurchase obligation, to the extent not included in (B), and (E) all costs and expenses incurred by, or on behalf of, the Trust Fund in connection with any violation by such Mortgage Loan of a predatory or abusive-lending law or (y) if such Mortgage Loan is being repurchased by the related Originator, all other amounts payable by such
Originator in accordance with the terms of the related Mortgage Loan Purchase
Agreement.

     REQUEST FOR RELEASE: The Request for Release submitted by the Servicer to the Trustee, substantially in the form of Exhibit K.

     RESIDUAL CERTIFICATES: As specified in the Preliminary Statement.

     RESPONSIBLE OFFICER: When used with respect to the Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

     RULE 144A LETTER: As defined in Section 5.02(b).

     SCHEDULED PAYMENT: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service
Reduction and any Deficient Valuation that affects the amount of the scheduled payment due on such Mortgage Loan.

     SCHEDULED PRINCIPAL BALANCE: With respect to any Mortgage Loan: (a) as of the Cut-off Date, the outstanding principal balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Scheduled Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the
Cut-off Date up to and including the Due Date in the calendar month in which a
Liquidation Event occurs with respect to such Mortgage Loan, the Scheduled
Principal Balance of such Mortgage Loan as of the Cut-off Date, minus the sum of
(i) the principal portion of each Scheduled Payment due on or before such Due
Date but subsequent to the Cut-off Date, whether or not received, (ii) all
Principal Prepayments received before such Due Date but after the Cut-off Date,
(iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and (iv) any reduction in the principal balance of such Mortgage Loan incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such reduction in principal balance represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient

                                       49

Valuation; and (c) as of any Due Date subsequent to the occurrence of a
Liquidation Event with respect to such Mortgage Loan, zero.

     SEC: As defined in Section 8.12(a).

     SECOND LIEN MORTGAGE LOAN: A Mortgage Loan secured by a second lien
Mortgage on the related Mortgaged Property.

     SECURITIES ACT: The Securities Act of 1933, as amended.

     SENIOR ENHANCEMENT PERCENTAGE: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class
Certificate Balances of the Subordinated Certificates and (ii) the Subordinated
Amount (in each case after taking into account the distributions of the
Principal Distribution Amount for such Distribution Date) by (y) the Current
Maximum Amount for that Distribution Date.

     SENIOR SPECIFIED ENHANCEMENT PERCENTAGE: As of any date of determination,
37.00%.

     SERVICER: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors and assigns, in its capacity as servicer hereunder.

     SERVICING ADVANCES: The reasonable "out-of-pocket" costs and expenses
(including legal fees) incurred by the Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and
(iv) the performance of its obligations under Section 3.01, Section 3.09,
Section 3.13 and Section 3.15 hereof. Servicing Advances also include any reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any foreclosure in respect of any Mortgage Loan to the extent not recovered from the Mortgagor or otherwise payable under this Agreement. The Servicer shall not be required to make any Nonrecoverable Servicing Advances.

     SERVICING FEE: With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in Full made by the
Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the applicable Stated
Principal Balance on such Mortgage Loan at the end of the related Due Period.
Such fee shall be payable monthly, and shall be pro rated for any portion of a month during which the Mortgage Loan is serviced by the Servicer under this
Agreement. The Servicing Fee is payable solely from, the interest portion
(including recoveries with respect to interest from Liquidation Proceeds,
Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to
REO Properties, to the extent permitted by Section 3.11) of such Scheduled
Payment collected by the Servicer, or as otherwise provided under Section 3.11.

                                       50

     SERVICING FEE RATE: With respect to each Mortgage Loan, 0.50% per annum.

     SERVICING FILE: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals or copies of all documents in the Mortgage
File which are not delivered to the Custodian in the Custodial File and copies of each of the other Mortgage Loan documents required to be delivered by the related Originator pursuant to the terms of the related Mortgage Loan Purchase
Agreement.

     SERVICING OFFICER: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the
Trustee and the Custodian by the Servicer on the Closing Date pursuant to this
Agreement, as such list may from time to time be amended.

     SERVICING TRANSFER DATE: With respect to each Mortgage Loan, the date on which Countrywide commenced servicing such Mortgage Loan, as set forth on the
Mortgage Loan Schedule.

     SPECIFIED SUBORDINATED AMOUNT: With respect to any Distribution Date prior to the Stepdown Date, an amount equal to 1.40% of the Maximum Pool Principal
Balance; and with respect to any Distribution Date on and after the Stepdown
Date, an amount equal to 2.80% of the Current Maximum Amount for that
Distribution Date subject to a minimum amount equal to 0.50% of the Maximum Pool
Principal Balance; provided, however, that if, on any Distribution Date, a
Trigger Event exists, the Specified Subordinated Amount shall not be reduced to the applicable percentage of the Current Maximum Amount, but instead will remain the same as the prior period's Specified Subordinated Amount until the
Distribution Date on which a Trigger Event no longer exists. When the Class
Certificate Balance of each Class of LIBOR Certificates has been reduced to zero, the Specified Subordinated Amount shall thereafter equal zero.

     STANDARD & POOR'S: Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc. If Standard & Poor's is designated as a Rating
Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Standard & Poor's shall be Standard & Poor's, 55 Water
Street, New York, New York 10041, Attention: Residential Mortgage Surveillance
Group - CDC Mortgage Capital Trust 2004-HE3, or such other address as Standard &
Poor's may hereafter furnish to the Depositor and the Servicer.

     STANDARD & POOR'S GLOSSARY: The Standard & Poor's LEVELS(R) Glossary, as
may be in effect from time to time.

     STARTUP DAY: For each REMIC created hereunder, the Closing Date.

     STATED PRINCIPAL BALANCE: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off
Date after giving effect to payments of principal due on or before such date, to the extent actually received, minus (ii) all amounts previously remitted to the
Trustee with respect to the related Mortgage Loan representing payments or recoveries of principal, including Advances in respect of Scheduled Payments of principal. For purposes of any Distribution Date, the Stated Principal Balance
of any Mortgage Loan will give effect to any Scheduled Payments of principal received by the Servicer on or prior to the related Determination Date or advanced by the Servicer prior to the

                                       51

related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period.

     STEPDOWN DATE: The later to occur of (i) the earlier to occur of (a) the
Distribution Date in September 2007 and (b) the Distribution Date following the
Distribution Date on which the aggregate Class Certificate Balance of the Class
A Certificates have been reduced to zero and (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account scheduled and unscheduled payments of principal on the
Mortgage Loans on the last day of the related Due Period but prior to any applications of Principal Distribution Amount to the LIBOR Certificates on the
applicable Distribution Date) is greater than or equal to the Senior Specified
Enhancement Percentage.

     SUBORDINATED AMOUNT: As of any Distribution Date, the excess, if any, of
(a) the Current Maximum Amount for that Distribution Date on such Distribution
Date over (b) the aggregate of the Class Certificate Balances of the LIBOR
Certificates as of such Distribution Date plus the Class Certificate Balances of the Class P Certificates (after giving effect to the payment of the Principal
Remittance Amount on such Certificates on such Distribution Date).

     SUBORDINATED CERTIFICATES: As specified in the Preliminary Statement.

     SUBORDINATION DEFICIENCY: With respect to any Distribution Date, the excess, if any, of (a) the Specified Subordinated Amount applicable to such
Distribution Date over (b) the Subordinated Amount applicable to such
Distribution Date.

     SUBORDINATION REDUCTION AMOUNT: With respect to any Distribution Date on or after the Stepdown Date on which no Trigger Event exists, an amount equal to the lesser of (a) the Excess Subordinated Amount and (b) the Total Monthly Excess
Spread.

     SUBSEQUENT RECOVERY: With respect to any Mortgage Loan or related Mortgaged
Property that became a Liquidated Mortgage Loan or was otherwise disposed of, all amounts received in respect of such Liquidated Mortgage Loan after an
Applied Realized Loss Amount related to such Mortgage Loan or Mortgaged Property is allocated to reduce the Class Certificate Balance of any Class of
Subordinated Certificates. Any Subsequent Recovery that is received during a
Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

     SUBSEQUENT CUT-OFF DATE: As to any Subsequent Mortgage Loans, the date specified in the Addition Notice delivered in connection therewith, which date shall be the close of business on the first day of the month in which such
Subsequent Mortgage Loans will be conveyed to the Trust Fund.

     SUBSEQUENT MORTGAGE LOANS: The Mortgage Loans hereafter transferred and assigned to the Trust Fund pursuant to Section 2.01(c), each of which shall have been purchased by the Unaffiliated Seller under a Mortgage Loan Purchase
Agreement.

     SUBSEQUENT TRANSFER: The transfer and assignment by the Depositor to the
Trust of the Subsequent Mortgage Loans pursuant to the terms hereof.

                                       52

     SUBSEQUENT TRANSFER AGREEMENT: A subsequent transfer agreement in substantially the form of Exhibit L.

     SUBSEQUENT TRANSFER DATE: The Business Day on which a Subsequent Transfer occurs.

     SUBSERVICER: As defined in Section 3.02(a).

     SUBSERVICING ACCOUNT: As defined in Section 3.08.

     SUBSERVICING AGREEMENT: As defined in Section 3.02(a).

     SUBSTITUTE MORTGAGE LOAN: A Mortgage Loan substituted by the Unaffiliated
Seller or an Originator for a Deleted Mortgage Loan in accordance with the terms of this Agreement or the related Mortgage Loan Purchase Agreement, as applicable, which must, on the date of such substitution, as confirmed in a
Request for Release, substantially in the form of Exhibit K, (i) have a Stated
Principal Balance, after deduction of the principal portion of the Scheduled
Payment due in the month of substitution, not in excess of, and not more than
10% less than, the Stated Principal Balance of the Deleted Mortgage Loan; (ii)
be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the
Deleted Mortgage Loan; and (v) comply with each representation and warranty set forth in Sections 3.01(f), 3.01(h), 3.01(n), 3.01(p) and 3.03 of the
Unaffiliated Seller's Agreement, each representation and warranty set forth in the applicable Mortgage Loan Purchase Agreement and each of the requirements set forth in Sections 2.01(c) hereof.

     SUBSTITUTION ADJUSTMENT AMOUNT: The meaning ascribed to such term pursuant to Section 2.03.

     TAX SERVICE CONTRACT: As defined in Section 3.09(a).

     TELERATE PAGE 3750: The display page currently so designated on the Bridge
Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

     TERMINATION PRICE: As defined in Section 9.01.

     TOTAL MONTHLY EXCESS SPREAD: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest collected (prior to the Remittance
Date) or advanced on the Mortgage Loans for Due Dates during the related Due
Period (net of Expense Fees, Premium Amount and Reimbursement Amounts, if any)
over (ii) the sum of the interest payable to the Classes of LIBOR Certificates on such Distribution Date.

     TRANSFER: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

     TRANSFER AFFIDAVIT: As defined in Section 5.02(b).

                                       53

     TRANSFEROR CERTIFICATE: As defined in Section 5.02(b).

     TRIGGER EVENT: The occurrence of either a Delinquency Trigger Event or a
Cumulative Loss Trigger Event.

     TRUST: The express trust created hereunder in Section 2.01(d).

     TRUST FUND: The corpus of the trust created hereunder consisting of (i) the
Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) each Account, and all amounts deposited therein pursuant to the applicable provisions of this
Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) all rights of the
Depositor against the Unaffiliated Seller under the Unaffiliated Seller's
Agreement; (v) all rights of the Depositor against each Originator under the related Assignment and Recognition Agreement and the related Mortgage Loan
Purchase Agreement; (vi) the Certificate Insurance Policy; (vii) the Interest
Rate Cap Agreements, for the benefit of the Holders of the LIBOR Certificates
(other than the Class A_1 Certificateholders); and (viii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

     TRUSTEE: JPMorgan Chase Bank, a New York banking corporation, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

     TRUSTEE FEE: As to any Distribution Date, an amount equal to the sum of (a)
the product of one-twelfth of the Trustee Fee Rate times the sum of (i) the aggregate Stated Principal Balances of the Mortgage Loans at the end of the
prior Due Period, and (ii) the amount on deposit in the Pre-Funding Accounts at the end of such prior Due Period and (b) any reasonable compensation and expenses of a separate trustee or co-trustee to be paid pursuant to Section
8.10(d).

     TRUSTEE FEE RATE: With respect to each Mortgage Loan, 0.0030% per annum.

     UNAFFILIATED SELLER'S AGREEMENT: The Unaffiliated Seller's Agreement, dated as of the date hereof, among the Unaffiliated Seller and the Depositor relating to the sale of the Mortgage Loans from the Unaffiliated Seller to the Depositor.

     UNPAID INTEREST AMOUNT: As of any Distribution Date and any Class of
Certificates, the sum of (a) the excess of (i) the sum of the Accrued
Certificate Interest for such Distribution Date and any portion of such Accrued
Certificate Interest from prior Distribution Dates remaining unpaid over (ii)
the amount in respect of interest on such Class of Certificates actually distributed on that Distribution Date and (b) 30 days' interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

     UNPAID REALIZED LOSS AMOUNT: With respect to any Class of Subordinated
Certificates and as to any Distribution Date, is the excess of (i) Applied
Realized Loss Amounts with respect to such Class over (ii) the sum of (a) all distributions in reduction of such Applied Realized Loss Amounts on all previous
Distribution Dates and (b) the amount by which the Class Certificate Balance of such Class has been increased due to the distribution of any

                                       54

Subsequent Recovery on all previous Distribution Dates. Any amounts distributed to a Class of Subordinated Certificates in respect of any Unpaid Realized Loss
Amount will not be applied to reduce the Class Certificate Balance of such
Class.

     UPPER TIER REGULAR INTEREST: As described in the Preliminary Statement.

     UPPER TIER REMIC: As described in the Preliminary Statement.

     U.S. PERSON: Shall mean (i) a citizen or resident of the United States;
(ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii)
a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,
1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

     VOTING RIGHTS: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1%
of all Voting Rights shall be allocated to the Class X Certificates, if any
(such Voting Rights to be allocated among the Holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any, and
(c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

     WAC CAP: With respect to the Mortgage Loans as of any Distribution Date, the product of (i) the weighted average of the Adjusted Net Mortgage Rates then in effect on the beginning of the related Due Period on the Mortgage Loans, in the case of the Class A-1 Certificates, minus the Premium Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period related to such
Distribution Date.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

     Section 2.01 Conveyance of Mortgage Loans.

     (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund and the Trustee, on
behalf of the Trust, hereby accepts the Trust Fund, other than

                                       55

any Subsequent Mortgage Loans, which will be so sold, transferred, assigned, set-over and conveyed on the related Subsequent Transfer Date. The Mortgage
Loans permitted by the terms of this Agreement to be included in the Trust Fund are limited to (i) the Initial Mortgage Loans (which the Depositor acquired pursuant to the Unaffiliated Sellers Agreement, which contains, among other representations and warranties, a representation and warranty of the
Unaffiliated Seller that no Mortgage Loan is a High-Cost Home Loan as defined in the New Jersey Home Ownership Act to the extent originated on or after November
27, 2003 or in the New Mexico Home Loan Protection Act effective January 1,
2004), (ii) Subsequent Mortgage Loans (which the Depositor is required hereunder to have acquired pursuant to Subsequent Transfer Agreements, each of which shall contain, among other representations and warranties, a representation and warranty of the Unaffiliated Seller that no Mortgage Loan is a High-Cost Home
Loan as defined in the New Jersey Home Ownership Act to the extent originated on or after November 27, 2003, or in the New Mexico Home Loan Protection Act
effective January 1, 2004) and (iii) Substitute Mortgage Loans (which, by definition as set forth herein and referred to in the Unaffiliated Sellers
Agreement and Subsequent Transfer Agreements, are required to conform to, among other representations and warranties, the representation and warranty of the
Unaffiliated Seller that no Subsequent Mortgage Loan is a High-Cost Home Loan as defined in the New Jersey Home Owners(a)hip Act to the extent originated on or after November 27, 2003 or in the New Mexico Home Loan Protection Act effective
January 1, 2004, it is agreed and understood by the parties hereto that it is not intended that any Mortgage Loan be included in the Trust that is a High-Cost
Home Loan as defined in the New Jersey Home Ownership Act to the extent originated on or after November 27, 2003 or in the New Mexico Home Loan
Protection Act effective January 1, 2004.

     (b) In connection with the transfer and assignment of each Mortgage Loan, the Unaffiliated Seller has delivered or caused to be delivered to the Custodian for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned (to the extent such documents or instruments are required to be delivered by the related Originator under each
Mortgage Loan Purchase Agreement):

          (i) the original Mortgage Note bearing all intervening endorsements evidencing a complete chain of assignment from the originator to the related Originator, endorsed Pay to the order of _________, without recourse and signed in the name of the related Originator by an authorized officer. To the extent that there is no room on the face of the Mortgage
     Notes for endorsements, the endorsement may be contained on an allonge, unless the Trustee and the Custodian are advised by the related Originator that state law does not so allow. If the Mortgage Loan was acquired by an
     Originator in a merger, the endorsement must be by [related Originator], successor by merger to [name of predecessor]. If the Mortgage Loan was acquired or originated by the related Originator while doing business under another name, the endorsement must be by [related Originator], formerly known as [previous name];

          (ii) the original of any guarantee executed in connection with the
     Mortgage Note;

          (iii) the original Mortgage with evidence of recording
     thereon. If in connection with any Mortgage Loan, the original Mortgage with evidence of recording

                                       56

     thereon cannot be delivered on or prior to the related Delivery Date because of a delay caused by the public recording office where such
     Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, then the related Originator, as required by the terms of the related Mortgage Loan Purchase Agreement, will be required to deliver to the Custodian, on behalf of the Trustee, a photocopy of such Mortgage and (i) the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage promptly upon receipt thereof by the related
     Originator (but in any event within 360 days from the related Delivery
     Date); or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such
     Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

          (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

          (v) the original Assignment of Mortgage for each Mortgage Loan endorsed in blank, in form and substance acceptable for recording (except with respect to MERS Designated Mortgage Loans);

          (vi) the originals of all intervening assignments of mortgage, evidencing a complete chain of assignment from the originator (or MERS with respect to each MERS Designated Mortgage Loan) to the related Originator, with evidence of recording thereon or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage;

          (vii) the original or duplicate lenders title policy and all riders thereto or, if such original is unavailable, either an original title binder or an original or copy of the title commitment, and if copies then certified to be true and complete by the title company; and

          (viii) the security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any.

     If any Mortgage has been recorded in the name of Mortgage Electronic
Registration System, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all reasonable actions as are necessary at the expense of the applicable Originator to the extent permitted under the related Purchase
Agreement and otherwise at the expense of the Depositor to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

                                       57

     From time to time, the Servicer shall forward to the Custodian additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan approved by the Servicer, in accordance with the terms of this Agreement. All such mortgage documents held by the Custodian as to each Mortgage Loan shall constitute the "Custodial File".

     On or prior to the related Delivery Date, the Unaffiliated Seller shall deliver, or cause the related Originator to deliver, to the Custodian
Assignments of Mortgage, in blank, for each Mortgage Loan. If an Assignment of
Mortgage is required to be recorded pursuant to the terms hereof, the Servicer, or the Servicer's designee shall direct the Custodian to promptly forward such
Assignment of Mortgage to the Servicer for recording. No later than thirty (30)
Business Days following the date of receipt by the Servicer of all necessary recording information for a Mortgage, the Servicer shall promptly submit or cause to be submitted for recording, at the expense of the Unaffiliated Seller
(the Unaffiliated Seller to seek reimbursement from the related Originator under the applicable Mortgage Loan Purchase Agreement) in the appropriate public office for real property records, each Assignment of Mortgage referred to in
Section 2.01(b)(v). Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the
Assignment of Mortgage shall not be required to be completed and submitted for recording with respect to any MERS Designated Mortgage Loan or any Mortgage Loan
(other than any Mortgage Loan where the Mortgaged Property is located in any state where recordation is required by any Rating Agency to obtain the initial ratings on the Certificates, which states as of the date hereof, are Florida and
Maryland) until the earliest to occur of (i) direction by the Certificate
Insurer or (ii) upon a determination by the Servicer that recordation is necessary for the enforcement of rights under, or satisfaction or assignment of, the related Mortgage, at which time, the Servicer shall record any such
Assignment of Mortgage in accordance with the terms hereof. If any Assignment of
Mortgage is required to be recorded pursuant to the terms hereof, the Mortgage shall be assigned from the related Originator, to "JPMorgan Chase Bank, as trustee under the Pooling and Servicing Agreement dated as of August 1, 2004,
CDC Mortgage Capital Trust 2004-HE3." In the event that any such assignment is lost or returned unrecorded because of a defect therein, the Unaffiliated Seller shall cause the related Originator to promptly prepare a substitute assignment to cure such defect and thereafter cause each such assignment to be duly recorded. In the event the Unaffiliated Seller does not pay or otherwise reimburse the Servicer for any of the foregoing costs of recording any such
Assignment of Mortgage, the Servicer shall be entitled to be reimbursed from the
Trust Fund from amounts on deposit in the Collection Account. In the event the related Originator fails to reimburse the Unaffiliated Seller for the recording costs described above, upon receipt of written direction from the Unaffiliated
Seller, the Trustee shall assign its rights under the applicable Mortgage Loan
Purchase Agreement solely with respect to payment of such expenses to the
Unaffiliated Seller.

     The Unaffiliated Seller shall use commercially reasonable efforts to assist the Servicer in causing the related Originator to deliver (at the expense of such Originator pursuant to the related Mortgage Loan Purchase Agreement) to the
Servicer copies of all trailing documents required to be included in the
Custodial File at the same time the originals or certified copies thereof are delivered to the Custodian, such documents, including, but not limited to, the mortgagee policy of title insurance and any mortgage loan documents upon return from the recording office. The Unaffiliated Seller shall use commercially reasonable efforts to assist the

                                       58

Servicer in seeking reimbursement from the related Originator pursuant to the related Mortgage Loan Purchase Agreement for any fees or costs incurred by the
Servicer in obtaining such documents.

     On or prior to the Closing Date, the Unaffiliated Seller shall deliver to the Trustee, the Custodian and the Servicer a copy of the Data Tape Information in electronic, machine readable medium in a form mutually acceptable to the
Custodian, the Trustee and the Servicer. Within ten days of the Closing Date, the Unaffiliated Seller shall deliver a copy of the complete Mortgage Loan
Schedule to the Custodian, the Trustee and the Servicer.

     In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Custodian within 90 days following the related Delivery Date, as evidenced by the Custodian's Final Certification, and in the event that the Originator does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Depositor, the Trustee or the Certificate
Insurer, the Trustee shall notify the related Originator to repurchase the
Mortgage Loan pursuant to the related Mortgage Loan Purchase Agreement, upon the request of the Depositor, the Trustee or the Certificate Insurer, at the
Repurchase Price and in the manner specified in Section 2.03. The foregoing repurchase provision shall not apply in the event that the related Originator cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that the related Originator shall instead be required to deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of a servicing officer of the Originator confirming that such document has been accepted for recording.

          (c) Purchase and Sale of Subsequent Mortgage Loans.

          (i) Subject to the satisfaction of the conditions set forth in paragraph (ii) below, and upon the Trustees receipt of a Subsequent
     Transfer Agreement executed by all other parties thereto, in consideration of the Trustees delivery on the related Subsequent Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the related Pre-Funding Accounts, the Depositor shall on any Subsequent
     Transfer Date sell, transfer, assign, set over and convey to the Trustee without recourse but subject to terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Group I
     Subsequent Mortgage Loans or the Group II Subsequent Mortgage Loans, as
     applicable, including the outstanding principal of and interest due on such
     Subsequent Mortgage Loans, and all other related assets included or to be included in the Trust Fund with respect thereto.

          The amount released from the Group I Pre-Funding Account with respect to a transfer of Group I Subsequent Mortgage Loans, or from the Group II
     Pre-Funding Account with respect to a transfer of Group II Subsequent
     Mortgage Loans, shall be one-hundred percent (100%) of the aggregate Stated
     Principal Balances as of the related Subsequent Cut-off Date of the
     Subsequent Mortgage Loans so transferred.

                                       59

          (ii) The Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) above shall be transferred by the Depositor to the Trust Fund only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

               (a) the Unaffiliated Seller shall have provided the Depositor, the Trustee, the Rating Agencies and the Certificate Insurer with a timely Addition Notice, which shall include a Mortgage Loan Schedule, listing the Subsequent Mortgage Loans and shall have provided any other information reasonably requested by any of the foregoing with respect to the Subsequent Mortgage Loans;

               (b) the Servicer shall have deposited in the Collection Account all collections of (x) principal in respect of the Subsequent Mortgage
          Loans received and due after the related Subsequent Cut-off Date and
          (y) interest due on the Subsequent Mortgage Loans after the related
          Subsequent Cut-off Date;

               (c) as of each Subsequent Transfer Date, the Unaffiliated Seller was not insolvent nor will be made insolvent by such transfer nor is the Unaffiliated Seller aware of any pending insolvency;

               (d) such addition will not result in a prohibited transaction (as defined in the REMIC Provisions) for any REMIC created hereunder, and will not cause any REMIC created hereunder to cease to qualify as a
          REMIC, as evidenced by an Opinion of Counsel with respect to such matters (which may be a blanket opinion dated the Closing Date);

               (e) the Pre-Funding Period shall not have terminated;

               (f) the Unaffiliated Seller shall have delivered to the Trustee an executed Assignment and Recognition Agreement with respect to each related Originator of Subsequent Mortgage Loans to be added to the
          Trust Fund on such Subsequent Transfer Date (which Assignment and
          Recognition Agreement shall include a representation and warranty from the related Originator that none of the Subsequent Mortgage Loans is a
          High Cost Loan, none of the Subsequent Mortgage Loans is covered by the Home Ownership and Equity Protection Act of 1994 and none of the
          Subsequent Mortgage Loans is in violation of any comparable state law);

               (g) the Unaffiliated Seller shall have delivered to the Trustee an Officers Certificate confirming the satisfaction of each condition precedent specified in this paragraph (ii), and the Opinion of Counsel referenced in clause (d);

               (h) the Unaffiliated Seller and the Depositor shall have
          delivered to the Trustee an executed copy of a Subsequent Transfer
          Agreement, substantially in the form of Exhibit L hereto; and

                                       60

               (i) the Unaffiliated Seller shall have obtained the consent of the Certificate Insurer.

          (iii) The obligation of the Trust Fund to purchase the Subsequent
     Mortgage Loans on a Subsequent Transfer Date is subject to the requirements that, following the purchase of such Subsequent Mortgage Loans, with respect to the entire mortgage loan pool:

          (A) no more than 2.25% may be second lien mortgage loans;

          (B)  no more than 18.00% and no less than 23.00% may be Fixed Rate
               Mortgage Loans;

          (C)  the weighted average original term to maturity may not exceed 360 months;

          (D)  the weighted average gross Mortgage Rate must not be less than
               7.15%, or more than 7.55%;

          (E)  the weighted average LTV must not exceed 82.50%, and no more than
               47.50% of the Mortgage Loans may have LTVs in excess of 80.00%;

          (F)  no Mortgage Loan may have a Stated Principal Balance in excess of
               $1,000,000 as of the related Cut-off Date;

          (G)  at least 80.00% of the Mortgage Loans must have Prepayment
               Charges;

          (H)  the weighted average Gross Margin for the Adjustable Rate
               Mortgage Loans must be at least 6.00%;

          (I)  the weighted average credit score (FICO Score) must be at least
               615, and none of the Mortgage Loans may have credit scores below
               500;

          (J)  the weighted average credit score for the second-lien mortgage loans must be at least 650;

          (K)  No mortgage loan is classified as a "high cost" loan under the
               Home Ownership and Equity Protection Act of 1994 ("HOEPA") and no
               mortgage loan is in violation of, or classified as a "high cost,"
               "threshold," "predatory" or similar loan under, any other
               applicable state, federal or local law;

          (L)  no Mortgage Loan originated on or after October 1, 2002 but before or on March 7, 2003 will be secured by property located in the State of Georgia and no mortgage loan originated on or after
               March 7, 2003 is a "high cost home loan" as defined under the
               Georgia Fair Lending Act;

          (M)  Each Mortgage Loan originated on or after November 27, 2003 but prior to July 7, 2004, which is secured by an owner-occupied property located

                                       61

               in the State of New Jersey, will be a purchase money home loan and no Mortgage Loan originated on or after November 27, 2003 but prior to July 7, 2004, which is secured by an owner-occupied property located in the State of New Jersey, will be a "covered"
               loan.

          (N)  No Mortgage Loan originated on or after November 27, 2003 which is secured by an owner-occupied property located in the State of
               New Jersey, will be a "high cost" loan, a home improvement loan or be secured by manufactured housing.

          (O)  the weighted average Stated Documentation and No Ratio
               Documentation percentage must not exceed 50.00%; and

          (P)  all of the Group I Subsequent Mortgage Loans will conform with
               Freddie Mac Guidelines.

          Any of the requirements set forth in clauses (ii) and (iii) above may be waived or modified in any respect with the consent of the Certificate
     Insurer and the Rating Agencies.

          (iv) In connection with the transfer and assignment of the Subsequent
     Mortgage Loans, the Unaffiliated Seller shall satisfy the document delivery requirements set forth in Section 2.01(b).

     (d) The Depositor does hereby establish, pursuant to the further provisions of the Agreement and the laws of the State of New York, an express trust (the
"Trust") to be known, for convenience, as "CDC MORTGAGE CAPITAL TRUST 2004-HE3"
and JPMorgan Chase Bank is hereby appointed as Trustee in accordance with the provisions of this Agreement. The parties hereto acknowledge and agree that it is the policy and intention of the Trust to acquire only Mortgage Loans meeting the requirements set forth in this Agreement.

     (e) The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans) pursuant to Section 2.01(a).

     Section 2.02 Acceptance by the Custodian of the Mortgage Loans.

     The Custodian shall acknowledge, on each Delivery Date, receipt of the documents identified in the Initial Certification in the form annexed hereto as
Exhibit F, and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, on behalf of the
Trustee, in trust for the exclusive use and benefit of all present and future
Certificateholders and the Certificate Insurer. The Custodian acknowledges that it will maintain possession of the related Mortgage Notes in the State of
California, unless otherwise permitted under this Agreement or by the Rating
Agencies and the Certificate Insurer.

                                       62

     In connection with each Delivery, the Custodian shall deliver via facsimile
(with original to follow the next Business Day) to the Depositor, the Trustee, the Unaffiliated Seller, the Servicer and the Certificate Insurer an Initial
Certification on or prior to the related Delivery Date, certifying receipt of the related Mortgage Notes and Assignments of Mortgage for each related Mortgage
Loan. The Custodian shall not be responsible for verifying the validity, sufficiency or genuineness of any document in any Custodial File.

     Within 120 days after the related Delivery Date, the Custodian shall ascertain that all documents required to be reviewed by it are in its possession, and shall deliver to the Depositor, the Unaffiliated Seller, the
Servicer, the Trustee and the Certificate Insurer a Final Certification to the
effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule
(other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents required to be reviewed by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2)
and (18) of the Mortgage Loan Schedule and items (1), (9) and (17) of the Data
Tape Information respecting such Mortgage Loan is correct; (iv) each Mortgage
Note has been endorsed as provided in Section 2.01 of this Agreement; and (v)
with respect to each MERS Designated Loan, the Trustee, on behalf of the Trust
Fund, is listed as the Investor of such MERS Designaged Loan on the MERS System.
The Custodian shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File. Upon receipt of such Final
Certification, if the Depositor, the Unaffiliated Seller or the Certificate
Insurer determines that any noncompliance identified by the Custodian is a breach of a representation or warranty relating to such Mortgage Loan, such party shall give written notice to the Trustee thereof.

     The Custodian shall retain possession and custody of each Custodial File in accordance with and subject to the terms and conditions set forth herein. The
Servicer shall promptly deliver to the Custodian, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the
Custodial File as come into the possession of the Servicer from time to time.

     Section 2.03 Representations, Warranties and Covenants of the Unaffiliated
Seller and the Servicer.

     (a) The Servicer hereby makes the representations and warranties set forth in (i) Schedule II hereto to the Depositor, the Unaffiliated Seller, the
Custodian, the Certificate Insurer and the Trustee and (ii) Schedule IIA hereto to the Unaffiliated Seller and the Certificate Insurer, in each case, as of the
Closing Date, and with respect to Subsequent Mortgage Loans, as of the related
Subsequent Transfer Date; provided, however, that in the case of clause (ii), the Servicer only makes representations and warranties with respect to those
Mortgage Loans on Schedule IA hereto for which the Servicing Transfer Date has occurred prior to the Closing Date or the related Subsequent Transfer Date, as applicable.

     (b) CDC Mortgage Capital Inc., in its capacity as the Unaffiliated Seller, hereby makes the representations and warranties set forth in Schedule III hereto to the Depositor, the Trustee, the Custodian and the Certificate Insurer, as of
the Closing Date.

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     (c) It is understood and agreed by the Servicer and the Unaffiliated Seller that the representations and warranties set forth in Section 2.03 shall survive the transfer of the Mortgage Loans to the Trust Fund, and shall inure to the benefit of the Trust Fund notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by any of the Depositor, the Unaffiliated Seller, the Certificate Insurer, the Trustee or the Servicer of
a breach by the Unaffiliated Seller of any of the foregoing representations or any of the representations and warranties made pursuant to Sections 3.01(f),
3.01(h), 3.01(n), 3.01(p) or 3.03 of the Unaffiliated Seller's Agreement or by
any Originator of the representations and warranties made pursuant to the related Assignment and Recognition Agreement, the party discovering such breach shall give prompt written notice to the others.

     (d) Within 90 days of the earlier of either discovery by or notice to the
Unaffiliated Seller of any breach of a representation or warranty set forth in
Section 3.01(f), 3.01(h), 3.01(n), 3.01(p) or 3.03 of the Unaffiliated Seller's
Agreement that materially and adversely affects the value of the Mortgage Loans or the interest of the Trustee, the Certificate Insurer or the
Certificateholders therein, the Unaffiliated Seller shall use its best efforts to cure such breach in all material respects and, if such breach cannot be remedied, the Unaffiliated Seller shall, (i) if such 90-day period expires prior to the second anniversary of the related Delivery Date, remove such Mortgage
Loan from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section 2.03; or
(ii) repurchase such Mortgage Loan at the Repurchase Price; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05, if any, and a Request for Release substantially in the form of Exhibit K, and the Mortgage File for any such Substitute Mortgage Loan. The Trustee shall forward such Request for Release to the Custodian and the Custodian shall release the related Mortgage File.

     With respect to any Substitute Mortgage Loan or Loans, the Unaffiliated
Seller shall deliver to the Custodian, on behalf of the Trustee, for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related
Assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled
Payments due with respect to Substitute Mortgage Loans in the Due Period of substitution shall not be part of the Trust Fund and will be retained by the related Originator on the next succeeding Distribution Date. For the Due Period of substitution, distributions to Certificateholders will include the Scheduled
Payment due on any Deleted Mortgage Loan for such Due Period and thereafter the related Originator shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

     For any month in which the Unaffiliated Seller substitutes one or more
Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate unpaid principal balance of all such Deleted Mortgage Loans. The
Unaffiliated Seller shall deposit the amount of such shortage plus an amount equal to the aggregate of any unreimbursed Advances and accrued and unpaid

                                       64

Servicing Fees with respect to such Deleted Mortgage Loans (the "Substitution
Adjustment Amount") into the Collection Account on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

     Upon receipt of written notice (x) from the Custodian that any document does not comply with the requirements set forth in clauses (i) through (iv) of the Custodian's review of the Custodial Files pursuant to Section 2.02 or (y) of a breach of a representation and warranty, the Trustee shall in turn promptly notify the applicable Originator (with a copy to the Servicer, the Custodian, the Certificate Insurer and the Unaffiliated Seller) in writing of such non-compliance or breach and request that the related Originator cure such non-compliance or breach within the time period set forth in the applicable
Mortgage Loan Purchase Agreement (but in any event, within 60 days from the date the related Originator is notified of such non-compliance or breach) and if the related Originator does not cure such non-compliance or breach in all material respects during such period, the Trustee shall notify such Originator to repurchase such Mortgage Loan from the Trust Fund at the Repurchase Price. In the event the Trustee receives written notice (x) of a breach by any Originator of a representation and warranty that is subject to an automatic sixty-day repurchase obligation pursuant to Section 9.03 of the related Mortgage Loan
Purchase Agreement, which representations and warranties relate to Prepayment
Fees, Predatory Lending Regulations, Single Premium Credit Insurance, the
Georgia Fair Lending Act, the Fair Credit Reporting Act, New York State Banking
Law or (y) that a Mortgage Loan does not constitute a "qualified mortgage"
within the meaning of Section 860G(a)(3) of the Code, the Trustee shall notify such Originator to repurchase the Mortgage Loan at the Repurchase Price within sixty (60) days of such Originator's receipt of such notice.

     (e) Upon receipt of the Final Certification with respect to each Mortgage
Loan, the Trustee will notify the related Originator within 5 Business Days of such delivery of any missing documents from the Custodial File and if the related Originator does not deliver such missing documents within 60 days from the date the related Originator is notified of such noncompliance or breach, the
Trustee shall notify such Originator to repurchase such Mortgage Loan from the
Trust Fund at the Repurchase Price.

     (f) Based solely on information received with respect to any Substitute
Mortgage Loan from the Unaffiliated Seller or the related Originator, as applicable, the Servicer shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute
Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan
Schedule to the Trustee. Upon such substitution, the Substitute Mortgage Loan or
Loans shall be subject to the terms of this Agreement in all respects, and the
Unaffiliated Seller shall be deemed to have made with respect to such Substitute
Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Sections 3.01(f), 3.01(h), 3.01(n), 3.01(p) and 3.03
of the Unaffiliated Seller's Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall forward the Request for
Release from the Servicer to the Custodian and the Custodian shall release, the
Mortgage File relating to such Deleted Mortgage Loan to the Unaffiliated Seller or the related Originator, as applicable, and shall execute and deliver at the
Unaffiliated Seller's or related Originator's direction, as

                                       65

applicable, such instruments of transfer or assignment prepared by such party, in each case without recourse, as shall be necessary to vest title in the
Unaffiliated Seller or the related Originator, or its designee, as applicable, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

     (g) In the event that the Unaffiliated Seller or the related Originator, as applicable, shall have repurchased a Mortgage Loan, the Repurchase Price therefor shall be deposited in the Collection Account pursuant to Section 3.10 on or before the Remittance Date for the Distribution Date in the month following the month during which the Unaffiliated Seller or the related
Originator, as applicable, became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Repurchase Price, the delivery of the Opinion of Counsel required by Section 2.05 and receipt of a Request for
Release in the form of Exhibit K hereto, the Trustee shall forward such Request for Release to the Custodian and the Custodian shall release the related
Custodial File to such Person as directed by the Servicer, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor, the Unaffiliated Seller, the Certificate
Insurer, the Custodian or the Trustee on their behalf. In the event such required repurchase or replacement does not occur, the Trustee shall take such actions as directed upon written direction from the Depositor or the Certificate
Insurer and the provision of reasonable indemnity satisfactory to the Trustee in accordance with Sections 6.03 and 8.02.

     (h) If the Unaffiliated Seller is required to repurchase or replace a
Mortgage Loan pursuant to the terms hereof, upon receipt by the Trustee of written direction from the Unaffiliated Seller and either the related Repurchase
Price or Substitute Mortgage Loan, as applicable, the Trustee shall assign to the Unaffiliated Seller its rights under the related Mortgage Loan Purchase
Agreement solely with respect to such Mortgage Loan by an assignment in form and substance mutually satisfactory to the Unaffiliated Seller and the Trustee.

     (i) The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Custodial Files to the Custodian.

     Section 2.04 The Depositor and the Mortgage Loans.

     The Depositor hereby represents and warrants to the Trustee and to the
Certificate Insurer with respect to each Mortgage Loan as of the date hereof or such other date set forth herein that as of the related Delivery Date, and following the transfer of the Mortgage Loans to it by the Unaffiliated Seller,
the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, defenses or counterclaims.

     The Depositor hereby assigns, transfers and conveys to the Trustee all of its rights with respect to the Initial Mortgage Loans and shall, on each subsequent Transfer Date, convey all of its right, title and interest with respect to the related subsequent Mortgage Loans.

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     Section 2.05 Delivery of Opinion of Counsel in Connection with
Substitutions and Non-Qualified Mortgages.

     Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.03 shall be made more than 30 days after the related
Delivery Date unless the Unaffiliated Seller delivers, or causes the related
Originator to deliver, as applicable, to the Trustee an Opinion of Counsel, at the expense of the Unaffiliated Seller or the related Originator, as applicable, addressed to the Trustee, to the effect that such substitution will not (i)
result in the imposition of the tax on "prohibited transactions" on the Trust
Fund or contributions after the Startup Day, as defined in Sections 860F(a)(2)
and 860G(d) of the Code, respectively, or (ii) cause any REMIC created hereunder to fail to qualify as one or more REMICs at any time that any Certificates are outstanding.

     Section 2.06 Execution and Delivery of Certificates.

     The Trustee acknowledges the transfer and assignment to it of the Trust
Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the
Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the
Certificates, and for the benefit of the Certificate Insurer.

     Section 2.07 REMIC Matters.

     The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. The "latest possible maturity date" is November 25, 2034, which is the Distribution Date following the latest
Mortgage Loan maturity date.

     Section 2.08 Representations and Warranties of the Depositor.

     The Depositor hereby represents, warrants and covenants to the Trustee, the
Custodian, the Servicer and to the Certificate Insurer that as of the date of this Agreement or as of such date specifically provided herein:

     (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

     (b) The Depositor has the corporate power and authority to convey the
Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

     (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting

                                       67

the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

     (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A)
the charter or by-laws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

     (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this
Agreement;

     (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder; and

     (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee, the Depositor had, or, with respect to the subsequent Mortgage
Loans, will have, good title to, and was, or will be, the sole owner of each
Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred, or shall transfer, all right, title and interest in each Mortgage
Loan to the Trustee. The transfer of the Mortgage Note and the Mortgage to the
Custodian, on behalf of the Trustee, as and in the manner contemplated by this
Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders and for the benefit of the Certificate
Insurer, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the
Certificateholders and for the benefit of the Certificate Insurer, the security interest referred to in Section 10.04.

     It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.08 shall survive delivery of the respective Custodial Files to the Custodian and shall inure to the benefit of the Trustee.

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                                   ARTICLE II

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

     Section 3.01 Servicer to Service Mortgage Loans.

     (a) For and on behalf of the Certificateholders, and for the benefit of the
Certificate Insurer, the Servicer shall service and administer the Mortgage
Loans in accordance with the terms of this Agreement and the respective Mortgage
Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

          (i) any relationship that the Servicer, any Subservicer or any
     Affiliate of the Servicer or any Subservicer may have with the related
     Mortgagor;

          (ii) the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

          (iii) the Servicer's obligation to make P&I Advances or Servicing
     Advances; or

          (iv) the Servicer's or any Subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

     To the extent consistent with the foregoing, the Servicer shall seek to maximize the timely and complete recovery of principal and interest on the
Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.
Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the
Trustee when the Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the
Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby.
The Servicer covenants that its computer and other systems used in servicing the
Mortgage Loans operate in a manner such that the Servicer can service the
Mortgage Loans in accordance with the terms of this Agreement. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy.
Subject to Section

                                       69

3.15, the Trustee shall execute, at the written request of the Servicer, and furnish, or cause to be furnish, to the Servicer and any Subservicer such documents as are necessary or appropriate to enable the Servicer or any
Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Servicer, and this Agreement shall constitute, a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee. The Trustee shall execute a separate power of attorney in favor of the Servicer for the purposes described herein to the extent necessary or desirable to enable the Servicer to perform its duties hereunder. The Trustee shall not be liable for the actions of the Servicer or any Subservicers under such powers of attorney.

     (b) Subject to Section 3.09(b), in accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing
Advances reimbursable in the first instance from related collections from the
Mortgagors pursuant to Section 3.09(b), and further as provided in Section 3.11.
Any cost incurred by the Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

     (c) Notwithstanding anything in this Agreement to the contrary, the
Servicer may not make any future advances with respect to a Mortgage Loan
(except as provided in Section 4.01) and the Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage
Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such
Mortgage Loan (except for a reduction of interest payments resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such
Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed
Treasury regulations promulgated thereunder) and (B) cause any REMIC created hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup day" under the REMIC Provisions, or (iii) except as provided in Section 3.07(a), waive any
Prepayment Charges.

     (d) The Servicer may delegate its responsibilities under this Agreement;
provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

     Section 2.02 Subservicing Agreements Between the Servicer and Subservicers.

     (a) Subject to the consent of the Certificate Insurer (so long as no
Certificate Insurer Default has occurred and is continuing), which consent shall not be unreasonably withheld, the Servicer may enter into subservicing agreements with Subservicers (each, a "Subservicer"), for the servicing and administration of the Mortgage Loans.

     Unless otherwise approved by the Certificate Insurer (so long as no
Certificate Insurer Default has occurred and is continuing), each Subservicer shall be (i) authorized to

                                       70

transact business in the state or states in which the related Mortgaged
Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution that has deposit accounts insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Subservicing Agreement must impose on the
Subservicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Subservicing Agreement and will be familiar with the terms thereof. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the Subservicers may enter into and make amendments to the Subservicing
Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee, without the consent of the Trustee. Any variation without the consent of the Trustee from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the
Subservicing Accounts or the timing and amount of remittances by the
Subservicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the
Trustee, the Unaffiliated Seller, the Certificate Insurer and the Depositor
copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer's execution and delivery of such instruments.

     (b) As part of its servicing activities hereunder, the Servicer
(except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, shall enforce the obligations of each Subservicer under the related Subservicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a
Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The
Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

     Section 3.03 Successor Subservicers.

     The Servicer shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing
Agreement in accordance with the terms and conditions of such Subservicing
Agreement. In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Subservicer or the Servicer, and the
Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under
Section 3.02.

                                       71

     Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Depositor or the Trustee without fee, in accordance with the terms of this Agreement, in the event that the
Servicer shall, for any reason, no longer be the Servicer (including termination due to an Event of Default).

     Section 3.04 Liability of the Servicer.

     Notwithstanding any Subservicing Agreement, any of the provisions of this
Agreement relating to agreements or arrangements between the Servicer and a
Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     Section 3.05 No Contractual Relationship Between Subservicers and the
Trustee.

     Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee (or any successor Servicer) shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

     Section 3.06 Assumption or Termination of Subservicing Agreements by
Trustee.

     In the event the Servicer at any time shall for any reason no longer be the
Servicer (including by reason of the occurrence of a Event of Default), the
Trustee or its designee shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, with copies thereof provided to the Trustee prior to the Trustee assuming such rights and obligations, unless the Trustee elects to terminate any
Subservicing Agreement in accordance with its terms as provided in Section 3.03.

     Upon such assumption, the Trustee, its designee or the successor servicer shall be deemed, subject to Section 3.03, to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each
Subservicing Agreement to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Subservicing
Agreement that arose before it ceased to be the Servicer and (ii) none of the
Depositor, the

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Trustee, their designees or any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

     The Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Subservicing
Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on

behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

     Section 3.07 Collection of Certain Mortgage Loan Payments; Establishment of
Certain Accounts.

     (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the
Mortgage Loans and held for its own account. Consistent with the foregoing and
Accepted Servicing Practices, the Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the
Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such
Mortgage Loan during such extension pursuant to Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d) pursuant to which the Servicer shall not be required to make any such advances that are
Nonrecoverable P&I Advances. Notwithstanding the foregoing, the Servicer may not waive, in whole or in part, a Prepayment Charge, except under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan, and doing so is standard and customary in servicing mortgage loans similar to the Mortgage Loans (including any waiver of a
Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default), and in no event will the Servicer waive a Prepayment Charge in connection with a refinancing of a
Mortgage Loan that is not related to a default or a reasonably foreseeable default or (ii) such Prepayment Charge is not permitted to be collected by applicable law. If a Prepayment Charge is waived other than as permitted by the prior sentence, then the Servicer is required to pay the amount of such waived
Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account. Notwithstanding any provision in this
Agreement to the contrary, in the event the Prepayment Charge payable under the terms of the Mortgage Note is less than the amount of the Prepayment Charge set forth in the Mortgage Loan Schedule or other information provided to the
Servicer, the Servicer shall not have any liability or obligation with respect to such difference, and in addition shall not have any liability or obligation to pay the amount of

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any uncollected Prepayment Charge if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Mortgage Loan
Schedule.

     (b) (i) The Trustee shall establish and maintain the Excess Reserve Fund
Account, on behalf of the Class X Certificateholders to receive any Basis Risk
Payment and any Interest Rate Cap Payments and, to secure their limited recourse obligation to pay to the LIBOR Certificateholders Basis Risk Carry Forward
Amounts.

     (ii) On each Distribution Date, the Trustee shall deposit the amount of any
Basis Risk Payment made for the benefit of the Certificateholders and any
Interest Rate Cap Payment made for the benefit of the LIBOR Certificates for such date into the Excess Reserve Fund Account.

     (c) (i) On each Distribution Date on which there exists a Basis Risk Carry
Forward Amount on any Class of Certificates, the Trustee shall (1) withdraw from the Distribution Account and deposit in the Excess Reserve Fund Account, as set forth in Section 4.02(a)(iii)(P), the lesser of (a) the sum of (x) the Class X
Distributable Amount (without regard to the reduction in the definition thereof with respect to the Basis Risk Payment) (to the extent remaining after the distributions specified in Sections 4.02(a)(iii)(A)_(O), and (y) each Interest
Rate Cap Payment, if any, with respect to such Distribution Date, and (b) the
Basis Risk Carry Forward Amount and (2) withdraw from the Excess Reserve Fund
Account amounts necessary to pay to such Class or Classes of Certificates the
Basis Risk Carry Forward Amount. Such payments shall be allocated to those
Classes on a pro rata basis based upon the amount of Basis Risk Carry Forward
Amount owed to each such Class and shall be paid in the priority set forth in
Section 4.02(a)(iii)(Q).

     (ii) The Trustee shall account for the Excess Reserve Fund Account as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) and not as an asset of any REMIC created pursuant to this Agreement. The beneficial owner of the Excess Reserve Fund Account are the Class X Certificateholders. For
all federal tax purposes, amounts transferred by the Upper Tier REMIC to the
Excess Reserve Fund Account shall be treated as distributions by the Trustee to the Class X Certificateholders.

     (iii) Any Basis Risk Carry Forward Amounts paid by the Trustee to the LIBOR
Certificateholders shall be accounted for by the Trustee as amounts paid first to the Holders of the Class X Certificates and then to the respective Class or
Classes of LIBOR Certificates. In addition, the Trustee shall account for the
LIBOR Certificateholders' rights to receive payments of Basis Risk Carry Forward
Amounts as rights in a limited recourse interest rate cap contract written by the Class X Certificateholders in favor of the LIBOR Certificateholders.

     (iv) Notwithstanding any provision contained in this Agreement, the Trustee shall not be required to make any payments from the Excess Reserve Fund Account except as expressly set forth in this Section 3.07(c) and Sections
4.02(a)(iii)(Q)-(R).

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     (d) The Trustee shall establish and maintain the Distribution Account on behalf of the Certificateholders. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

          (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11(a)(i);

          (ii) any amount deposited by the Servicer pursuant to Section 3.10 in connection with any losses on Permitted Investments; and

          (iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

            In the event that the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering notice to the
Trustee which describes the amounts deposited in error in the Distribution
Account. All funds deposited in the Distribution Account shall be held by the
Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Servicer.

     (e) The Trustee shall establish and maintain the Capitalized Interest
Account, on behalf of the Certificateholders. On the Closing Date, the Trustee
shall deposit $100.00 into the Capitalized Interest Account from the proceeds of the sale of the LIBOR Certificates. Withdrawals from the Capitalized Interest
Account shall be made in accordance with Sections 4.02(c) and (d). The Trustee shall account for the Capitalized Interest Account as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) and not as an asset of any
REMIC created pursuant to this Agreement. The beneficial owner of the
Capitalized Interest Account shall be the Unaffiliated Seller.

     (f) The Trustee shall establish and maintain the Pre-Funding Accounts on behalf of the Certificateholders. On the Closing Date, the Trustee shall deposit the Group I Initial Pre-Funded Amount into the Group I Pre-Funding Account and the Group II Initial Pre-Funded Amount into the Group II Pre-Funding Account, in each case from the proceeds of the sale of the LIBOR Certificates. Withdrawals from the Pre-Funding Accounts shall be made in accordance with Sections 4.02(e)
and (f).

     (g) The Servicer or the Trustee (if directed in writing by the Servicer)
may invest the funds in the Accounts with respect to the Collection Account and the Distribution Account or by the Unaffiliated Seller, with respect to the
Pre-Funding Accounts and the Capitalized Interest Account in each case, in
Permitted Investments, which directions shall be in accordance with Section
3.12. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

     (h) The Servicer shall give prior written notice to the Trustee, each
Rating Agency and the Depositor of any proposed change of the location of the
Collection Account.

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     (i) In order to comply with its duties under the U.S. Patriot Act, the
Trustee and Custodian shall obtain and verify certain information and documentation from the owners of the accounts that the Trustee establishes pursuant to this Agreement including, but not limited to, each account owner's name, address and other identifying information.

     (j) The Trustee shall establish and maintain the Pre-Funding Reserve
Account, on behalf of the Class X Certificateholders. On the Closing Date, the
Unaffiliated Seller shall remit to the Trustee and the Trustee shall deposit
$6,915,846.34 into the Pre-Funding Reserve Account. The Trustee shall account for the Pre-Funding Reserve Account as an outside

reserve fund within the meaning of Treasury Regulation 1.860G-2(h) and not as an asset of any REMIC created pursuant to this Agreement. The beneficial owner of the Pre-Funding Reserve Account shall be the Unaffiliated Seller.

     (j) On each Subsequent Transfer Date, the amount required to remain on deposit in the Pre-Funding Reserve Account will be permitted to step down to an amount equal to the product of (a) $6,915,846.34 multiplied by (b) a fraction, the numerator of which is the amount remaining in the Pre-Funding Accounts
(after giving effect to any withdrawals on such Subsequent Transfer Date) and the denominator of which is the Initial Pre-Funded Amount. Any excess amount that is not required to remain in the Pre-Funding Reserve Account will be withdrawn by the Trustee from the Pre-Funding Reserve Account and released to the Unaffiliated Seller.

     (k) On any Subsequent Transfer Date on which at least 99% of the Initial
Pre-Funded Amount has been used to purchase Subsequent Mortgage Loans, the
Trustee shall withdraw and release to the Unaffiliated Seller any remaining amounts in the Pre-Funding Reserve Account. If less than 99% of the Original
Pre-Funded Amount has been used to purchase Subsequent Mortgage Loans, then on the Distribution Date following the end of the Pre-Funding Period, the Trustee shall (a) withdraw an amount equal to (i) the percentage of the Initial
Pre-Funded Amount not used to purchase Subsequent Mortgage Loans multiplied by
(ii) $6,915,846.34 and remit such amount to the Class X Certificateholders and
(b) withdraw any remaining amounts in the Pre-Funding Reserve Account and release such amounts to the Unaffiliated Seller, and thereafter the Pre-Funding
Reserve Account shall be terminated.

     Section 3.08 Subservicing Accounts.

     In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the "Subservicing Account"). The
Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the Servicer. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer's receipt thereof, all proceeds of
Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business
Days after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the Collection Account or remit such

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proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Subservicing Account.
For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

     Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow
Accounts.

     (a) The Servicer shall ensure that each of the Mortgage Loans shall be covered by a paid-in-full, life-of-the-loan tax service contract with a nationally recognized provider acceptable to the Servicer (each, a "Tax Service
Contract"). Each Tax Service Contract shall be assigned to the Trustee, or its designee, at the Servicer's expense in the event that the Servicer is terminated as Servicer of the related Mortgage Loan.

     (b) To the extent that the services described in this paragraph (b) are not otherwise provided pursuant to the Tax Service Contracts described in paragraph
(a) hereof, the Servicer undertakes to perform such functions. The Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Escrow Accounts"), which shall be Eligible Accounts. The
Servicer shall deposit in the clearing account (which account must be an
Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, all collections from the Mortgagors (or related advances from
Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments")
collected on account of the Mortgage Loans and shall thereafter deposit such
Escrow Payments in the Escrow Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this
Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i)
effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and
Section 3.13 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Escrow Account, and the
Servicer shall be entitled to withdraw from the Escrow Account any interest earned and not required to be paid to Mortgagors; (v) clear and terminate the
Escrow Account at the termination of the Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement; or (vi)
recover amounts deposited in error. As part of its servicing duties, the
Servicer or Subservicers shall pay to the Mortgagors interest on funds in Escrow
Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a
Mortgage does not provide for Escrow Payments, the Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own

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funds to effect such payments; provided, however, that such advances are deemed to be Servicing Advances.

     Section 3.10 Collection Account.

     (a) On behalf of the Trustee, the Servicer shall establish and maintain, or cause to be established and maintained, one or more Eligible Accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee entitled "JPMorgan Chase Bank on behalf of CDC Mortgage Capital
Trust 2004-HE3". On behalf of the Trustee, the Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible
Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the related
Cut-off Date (other than in respect of principal or interest on the related
Mortgage Loans due on or before the related Cut-off Date, and except for
$337,236.07 in interest, which is being retained by the Unaffiliated Seller), or payments (other than Principal Prepayments) received by it on or prior to the related Cut-off Date but allocable to a Due Period subsequent thereto:

          (i) all payments on account of principal, including Principal
     Prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest (net of the related Servicing
     Fee) on each Mortgage Loan;

          (iii) all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with Accepted Servicing Practices, and Liquidation Proceeds;

          (iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

          (v) any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

          (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with this Agreement; and

          (vii) all Prepayment Charges collected by the Servicer.

     The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees

                                       78

and other similar fees and charges need not be deposited by the Servicer in the
Collection Account and shall, upon collection, belong to the Servicer as additional compensation for its servicing activities. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

     (b) Funds in the Collection Account may be invested in
Permitted Investments in accordance with the provisions set forth in Section
3.12. The Servicer shall give notice to the Trustee and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof.

     Section 3.11 Withdrawals from the Collection Account.

     (a) The Servicer shall, from time to time, make withdrawals from the
Collection Account for any of the following purposes or as described in Section
4.01:

          (i) On or prior to the Remittance Date, to remit to the Trustee the
     Interest Remittance Amount and the Principal Remittance Amount in respect of the related Distribution Date together with all amounts representing
     Prepayment Charges from the Mortgage Loans received during the related
     Prepayment Period;

          (ii) to reimburse the Servicer for unreimbursed P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Scheduled Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01;

          (iii) to pay the Servicer or any Subservicer (a) any unpaid Servicing
     Fees or (b) any unreimbursed Servicing Advances with respect to each
     Mortgage Loan, but only to the extent of any Late Collections or other amounts as may be collected by the Servicer from the related Mortgagor, or otherwise received with respect to such Mortgage Loan (or the related REO
     Property);

          (iv) to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on the Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

          (v) to pay to the Unaffiliated Seller or the related Originator, as applicable, with respect to each Mortgage Loan that has previously been purchased or replaced by the Unaffiliated Seller or such Originator, as applicable, pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

          (vi) to reimburse the Servicer for (a) any P&I Advance or Servicing
     Advance previously made which the Servicer has determined to be a
     Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in
     accordance with the provisions of Section 4.01 and (b) any unpaid Servicing
     Fees to the extent not recoverable from Late Collections or other amounts received with respect to the related Mortgage Loan under

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     Section 3.11(a)(iii); provided, that this clause (b) shall only apply with respect to Servicing Fees to second lien Mortgage Loans;

          (vii) to pay, or to reimburse the Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section
     3.15;

          (viii) to reimburse the Servicer, the Depositor, the Custodian or the
     Trustee for expenses and/or indemnities incurred by or reimbursable to the
     Servicer, the Depositor, the Custodian or the Trustee, as the case may be, pursuant to Section 6.03;

          (ix) to reimburse the Servicer, the Unaffiliated Seller, the
     Depositor, the Custodian, the Certificate Insurer or the Trustee, as the
     case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the repurchase obligation under Section 2.03 of this
     Agreement that were included in the Repurchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the repurchase obligation to the extent not otherwise paid pursuant to the terms hereof;

          (x) to withdraw any amounts deposited in the Collection Account in error; and

          (xi) to clear and terminate the Collection Account upon termination of this Agreement.

     (b) The Servicer shall keep and maintain separate accounting, on a Mortgage
Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (v), (vi), (vii), (viii) and (ix) above. The Servicer shall provide written notification to the Trustee, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the Collection
Account pursuant to subclause (a)(vii) above.

     Section 3.12 Investment of Funds in the Accounts.

     (a) The Servicer may direct the investment of funds in the Collection
Account and may direct the Trustee to invest funds in the Distribution Account, and the Unaffiliated Seller may direct the Trustee to invest the funds in the
Pre-Funding Accounts and the Capitalized Interest Account (each of such
Accounts, for purposes of this Section 3.12, an "Investment Account"), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such investment directions shall be in writing and if the Trustee does not receive such written instructions no investment shall be made. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the related Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee may:

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               (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted
          Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

               (ii) demand payment of all amounts due thereunder that such
          Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

     (b) (i) All income and gain realized from the investment of funds deposited in the Collection Account and the Distribution Account held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11 in the case of income in the Collection Account, and on each Distribution Date, the Trustee shall withdraw from the Distribution Account, and remit to the Servicer all amounts in respect of such income and gain in the Distribution Account. Whether in regard to the Collection Account or the Distribution Account, the Servicer shall deposit in the Collection Account or the Distribution Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted
Investment directed by the Servicer made with funds in such accounts immediately upon realization of such loss. (ii) All income and gain realized from the investment of funds deposited in the Pre-Funding Accounts and the Capitalized
Interest Account held by or on behalf of the Unaffiliated Seller shall be retained in such Investment Account, subject to withdrawal as provided in
Section 4.02. Whether in regard to the Pre-Funding Accounts or the Capitalized
Interest Account, the Unaffiliated Seller shall deposit in the Pre-Funding
Accounts or the Capitalized Interest Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

     (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted
Investment, the Trustee shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in any Investment Account or the Distribution Account if made in accordance with this Section 3.12.

     (d) The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted
Investments, (ii) using Affiliates to effect transactions in certain Permitted
Investments and (iii) effecting transactions in certain Permitted Investments.
Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement.

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     Section 3.13 Maintenance of Hazard Insurance and Errors and Omissions and
Fidelity Coverage.

     (a) The Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the outstanding principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related
Servicing Advances. The Servicer will comply in the performance of this
Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the
Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection
Account, subject to withdrawal pursuant to Section 3.11. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Trustee, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such
Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO
Property is at any time in an area identified in the Federal Register by the
Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related
Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

     In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this
Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.13, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage
Loans, the Servicer agrees to

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prepare and present, on behalf of itself, the Trustee claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

     (b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of
Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or
Freddie Mac. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the
Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie
Mac. The Servicer shall provide the Trustee with copies of any such insurance policies and fidelity bond. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

     Section 3.14 Enforcement of Due-On-Sale Clauses Assumption Agreements.

     The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the
"due-on-sale" clause, if any, applicable thereto; provided, however, that the
Servicer shall not be required to take such action if, in its sole business judgment, the Servicer believes it is not in the best interests of the Trust
Fund and shall not exercise any such rights if prohibited by law from doing so.
If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage
Note; provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer, and such substitution is in the best interest of the Certificateholders as determined by the Servicer. In connection with any assumption, modification or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained.
Any fee

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collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the
Mortgage Note (including, but not limited to, the related Mortgage Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee and the Custodian that any such substitution, modification or assumption agreement has been completed and forward to the Custodian the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

     Notwithstanding the foregoing paragraph or any other provision of this
Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a
Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the
Mortgage that is not accompanied by an assumption or substitution of liability agreement.

     Section 3.15 Realization Upon Defaulted Mortgage Loans.

     The Servicer shall use its best efforts, consistent with Accepted Servicing
Practices, to foreclose upon or otherwise comparably convert (which may include an acquisition of REO Property) the ownership of properties securing such of the
Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07, and which are not released from this Agreement pursuant to any other provision hereof. The Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Trustee, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged
Property shall have suffered damage from an uninsured cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan to the
Trustee, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds,
Condemnation Proceeds or Liquidation Proceeds from the related Mortgaged
Property, as contemplated in Section 3.11. The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.11.

     The proceeds of any liquidation or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer or any
Subservicer for any related unreimbursed Servicing Advances, pursuant to Section
3.11 or 3.17; second, to reimburse the Servicer for any related unreimbursed P&I
Advances, pursuant to Section 3.11; third, to accrued and unpaid interest on the
Mortgage Loan or REO Imputed Interest, at the Mortgage Rate, to the date of the liquidation

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or REO Disposition, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a liquidation or REO Disposition and fourth, as a recovery of principal of the
Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid Servicing Fees; and second, as interest at the Mortgage Rate (net of the Servicing Fee Rate). The portion of the recovery so allocated to unpaid
Servicing Fees shall be reimbursed to the Servicer or any Subservicer pursuant to Section 3.11 or 3.17. The portions of the recovery so allocated to interest at the Mortgage Rate (net of the Servicing Fee Rate) and to principal of the
Mortgage Loan shall be applied as follows: first, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances in accordance with Section 3.11 or 3.17, and second, to the Trustee in accordance with the provisions of Section 4.02, subject to the last paragraph of Section 3.17 with respect to certain excess recoveries from an REO Disposition.

     Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has received actual notice of, or has actual knowledge of the presence of, hazardous or toxic substances or wastes on the related Mortgaged
Property, or if the Trustee otherwise requests, the Servicer shall cause an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, the Servicer shall promptly provide the Trustee with a written report of the environmental inspection.

     After reviewing the environmental inspection report, the Servicer shall determine how to proceed with respect to the Mortgaged Property. In the event
(a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Servicer determines to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean-up costs, as applicable, from the related
Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Collection Account pursuant to Section 3.11 hereof. In the event the Servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed from general collections for all Servicing Advances made with respect to the related
Mortgaged Property from the Collection Account pursuant to Section 3.11 hereof.

     Section 3.16 Release of Mortgage Files.

     (a) Upon the payment in full of any Mortgage Loan, or the receipt by the
Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will, within five (5) Business Days of the payment in full, notify the Trustee and the Custodian by a certification
(which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. Upon receipt of such certification and Request for Release, the Custodian shall promptly release the related Custodial File to the Servicer within five (5) Business Days. No expenses incurred in

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connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

     (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any
Insurance Policy relating to the Mortgage Loans, the Custodian shall, upon request of the Servicer and delivery to the Custodian, of a Request for Release, release the related Custodial File to the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Servicer shall retain the
Mortgage File in trust for the benefit of the Trustee. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Custodial File to the Custodian when the need therefor by the
Servicer no longer exists, unless the Mortgage Loan has been liquidated and the
Liquidation Proceeds relating to the Mortgage Loan have been deposited in the
Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.
Upon receipt of a certificate of a Servicing Officer stating that such Mortgage
Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the
Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release of documents shall be released by the Custodian to the Servicer or its designee.

     Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the
Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to the Servicer a power of attorney sufficient to authorize the Servicer to execute such documents on its behalf. Each such certification shall include a request that such pleadings or documents be executed by the
Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

     Upon receipt of a Request for Release under this Section 3.16, the
Custodian shall deliver the related Custodial File to the Servicer by regular mail, unless the Servicer requests that the Custodian deliver such Custodial
File to the Servicer by overnight courier (in which case such delivery shall be at the Servicer's expense). To the extent that the Servicer requires an overnight courier for such delivery and incurs the related expense due to the
Servicer not having previously received copies of the documents required to be delivered to the Servicer hereunder, the Unaffiliated Seller shall use commercially reasonable efforts to assist the Servicer in causing the related
Originator pursuant to the related Mortgage Loan Purchase Agreement to reimburse the Servicer for such expense.

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     Section 3.17 Title, Conservation and Disposition of REO Property.

     (a) This Section shall apply only to REO Properties acquired for the account of the Trustee and shall not apply to any REO Property relating to a
Mortgage Loan which was purchased or repurchased from the Trustee pursuant to any provision hereof. In the event that title to any such REO Property is acquired, the Servicer shall cause the deed or certificate of sale to be issued in the name of the Trustee, on behalf of the Certificateholders.

     (b) The Servicer shall manage, conserve, protect and operate each REO
Property for the Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee. The Servicer shall notify the
Trustee from time to time as to the status of each REO Property.

     (c) [Reserved].

     (d) [Reserved].

     (e) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall deposit such funds in the Collection
Account.

     (f) The Servicer shall deposit net of reimbursement to the Servicer for any related outstanding P&I Advances, Servicing Advances and unpaid Servicing Fees provided in Section 3.11 hereof, or cause to be deposited, on a daily basis in the Collection Account all revenues received with respect to the related REO
Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

     (g) The Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed P&I Advances and Servicing Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.11.

     (h) Any net proceeds from a REO Disposition which are in excess of the applicable Stated Principal Balance plus all unpaid REO Imputed Interest thereon through the date of the REO Disposition shall be retained by the Servicer as additional servicing compensation.

     (i) The Servicer shall use its reasonable best efforts to sell, or cause the Subservicer to sell, any REO Property as soon as possible, but in no event later than the conclusion of the third calendar year beginning after the year of its acquisition by the REMIC unless (i) the Servicer applies for an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Servicer obtains for the
Trustee an Opinion of Counsel, addressed to the Depositor, the Trustee and the
Servicer, to the effect that the holding by the Lower Tier REMIC of such REO

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Property subsequent to such period will not result in the imposition of taxes on
"prohibited transactions" as defined in Section 860F of the Code or cause any
REMIC created hereunder to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by any REMIC created hereunder of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property"
which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such
REO Property is located and may, incident to its conservation and protection of the interests of the Trustee on behalf of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the
Trustee on behalf of the Certificateholders for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as "rents from real property" as defined in Section 856(d) of the Code.

     Section 3.18 Notification of Adjustments.

     With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Rate on the related Adjustment Date and shall adjust the
Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate and Scheduled
Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Trustee such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Trustee that the Servicer has failed to adjust a Mortgage Rate or Scheduled
Payment in accordance with the terms of the related Mortgage Note, the Servicer shall deposit in the Collection Account from its own funds the amount of any interest loss caused as such interest loss occurs.

     Section 3.19 Access to Certain Documentation and Information Regarding the
Mortgage Loans.

     The Servicer shall provide, or cause the Subservicer to provide, to the
Depositor, the Custodian, the Unaffiliated Seller, the Certificate Insurer, the
Trustee, the OTS or the FDIC and the examiners and supervisory agents thereof access to the documentation regarding the Mortgage Loans in its possession. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Servicer or any Subservicer. Nothing in this Section shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the

                                       88

Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

     Section 3.20 Documents, Records and Funds in Possession of the Servicer to
be Held for the Trustee.

     The Servicer shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation
Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Mortgage
Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including, but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in any Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this
Agreement.

     Section 3.21 Servicing Compensation.

     (a) As compensation for its activities hereunder, the Servicer shall, with respect to each Mortgage Loan, be entitled to retain from deposits to the
Collection Account and from Liquidation Proceeds, Condemnation Proceeds,
Insurance Proceeds and REO Proceeds related to such Mortgage Loan, the Servicing
Fee with respect to each Mortgage Loan (less any portion of such amounts retained by any Subservicer). In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of related late collections and as otherwise permitted under Section 3.11. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the Servicing Fee any amounts due to a
Subservicer pursuant to a Subservicing Agreement entered into under Section
3.02.

     (b) Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by the Servicer only to the extent such fees or charges are received by the
Servicer. The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account and the Distribution Account, as additional servicing compensation, interest or other income earned on deposits therein.

     (c) The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.13, servicing compensation of

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the Subservicer to the extent not retained by it and the fees and expenses of independent accountants and any agents appointed by the Servicer), and shall not be entitled to reimbursement therefor except as specifically provided in Section
3.11.

     Section 3.22 Annual Statement as to Compliance.

     The Servicer will deliver or cause to be delivered to the Depositor, the
Rating Agencies, the Unaffiliated Seller, the Certificate Insurer, and the
Trustee on or before March 15th of each calendar year, commencing in 2005, an
Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the
Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.

     Section 3.23 Annual Independent Public Accountants' Servicing Statement;
Financial Statements.

     (a) Not later than March 15th of each calendar year commencing in 2005, the
Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Depositor, the
Unaffiliated Seller, the Certificate Insurer, the Rating Agencies and the
Trustee a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation
Program for Mortgage Bankers established by the Mortgage Bankers Association of
America, with respect to the servicing of residential mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American
Institute of Certified Public Accountants, such representation is fairly stated
in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by
Subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Subservicers.

     (b) As soon as available, and in any event within 90 days after the close of each fiscal year of the Servicer, the Servicer, at its expense, shall cause the audited balance sheets of the Servicer, as of the end of such fiscal year and the audited statements of income, changes in equity and cash flows of the
Servicer, for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the certificate of the nationally recognized firm of independent certified public accountants to be delivered to the Certificate Insurer.

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     Section 3.24 Trustee to Act as Servicer.

     In the event that the Servicer shall for any reason no longer be the
Servicer hereunder (including by reason of an Event of Default), except as provided under Section 7.02, the Trustee or its successor shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter
(except that the Trustee shall not be (i) liable for losses of the Servicer pursuant to Section 3.10 or any acts or omissions of the predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of
Mortgage Loans hereunder, including, but not limited to, repurchases or substitutions pursuant to Section 2.03, (iv) responsible for expenses of the predecessor Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to Section 7.02.

     Every subservicing agreement entered into by the Servicer shall contain a provision giving the successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed.

     If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee (or any other successor
Servicer) may, at its option, succeed to any rights and obligations of the
Servicer under any subservicing agreement in accordance with the terms thereof;
provided that the Trustee (or any other successor Servicer) shall not incur any liability or have any obligations in its capacity as successor Servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession.

     The Servicer shall, upon request of the Trustee, but at the expense of the
Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement (if any) and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

     Section 3.25 Compensating Interest.

     The Servicer shall remit to the Trustee on each Remittance Date an amount from its own funds equal to the Compensating Interest payable by the Servicer for the related Distribution Date.

     Section 3.26 Credit Reporting; Gramm-Leach-Bliley Act.

     (a) With respect to each Mortgage Loan, the Servicer agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable)
on its borrower credit files to Equifax, Experian, and Trans Union Credit
Information Company (three of the credit repositories), on a monthly basis.

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     (b) The Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of
1999 and all applicable regulations promulgated thereunder, relating to the
Mortgage Loans and the related borrowers and shall provide all required notices thereunder.

     Section 3.27 Advance Facilities.

     With the prior written consent of the Certificate Insurer, the Servicer is hereby authorized to enter into a financing or other facility (an "Advance
Facility") under which (l) the Servicer sells, assigns or pledges to another
Person (an "Advancing Person") the Servicer's rights under this Agreement to be reimbursed for any Advances and/or (2) an Advancing Person agrees to fund some or all P&I Advances or Servicing Advances required to be made by the Servicer pursuant to this Agreement. Except as provided in the preceding sentence, no consent of any party is required before the Servicer may enter into an Advance
Facility. Notwithstanding the existence of any Advance Facility under which an
Advancing Person agrees to fund P&I Advances and/or Servicing Advances on the
Servicer's behalf, the Servicer shall remain obligated pursuant to this
Agreement to make P&I Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

     Reimbursement amounts ("Advance Reimbursement Amounts") shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related P&I Advance(s) and/or Servicing Advance(s).

     The Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor
Servicer, and the successor Servicer shall not be liable for any errors in such information.

     An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for P&I Advances and/or Servicing Advances, and/or
whose obligations

hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a subservicer set forth in this Agreement.

     The documentation establishing any Advance Facility shall require that
Advance Reimbursement Amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed P&I Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a "first-in, first out"
(FIFO) basis. Such documentation shall also require the Servicer to provide to the related Advancing Person or its designee loan-by-loan information with respect to each Advance Reimbursement Amount distributed to such Advancing
Person or to a trustee or custodian (an "Advance Facility Trustee") on each
Distribution Date, to enable the Advancing Person or Advance Facility Trustee to make the FIFO allocation of each Advance Reimbursement Amount with respect to each Mortgage Loan. The Servicer shall remain entitled to be reimbursed pursuant to the Advance Facility by the Advancing Person or Advance Facility Trustee for
all P&I Advances and Servicing Advances

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funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

     Any amendment to this Section 3.27 or to any other provision of this
Agreement that may be necessary or appropriate to effect the terms of an Advance
Facility as described generally in this Section 3.27, including amendments to add provisions relating to a successor Servicer, may be entered into by the
Trustee, the Depositor, the Unaffiliated Seller and the Servicer without the consent of any Certificateholder, but with the consent of the Certificate
Insurer, notwithstanding anything to the contrary in this Agreement. Prior to entering into an Advance Facility, the Servicer shall notify the lender under such facility in writing that: (a) the Advances financed by and/or pledged to the lender are obligations owed to the Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of such Advances only to the extent provided herein, and the
Trustee is not otherwise obligated or liable to repay any Advances financed by the lender; (b) the Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances funded by the lender, subject to the restrictions and priorities created in this Agreement;
(c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and the lender;
(d) if the Servicer is replaced by a successor servicer, the lender shall continue to be entitled to receive reimbursements as provided in clause (a)
above but shall have no further right to make advances with respect to the transaction subject to this Agreement; and (e) (i) the pledge, if any, of
Servicer's rights to the lender under the facility conveys no rights (such as a right to fees after the removal of the Servicer or the right to become a substitute servicer) under this Agreement, or against the Trust Fund, any investor in or guarantor of securities issued hereunder, or any person other than the Servicer, (ii) the Servicer is only pledging assets and rights that it owns and any purported pledge of any assets or rights that are not property of the Servicer shall be of force and effect and will not be deemed to create any additional rights or assets of either the lender or the Servicer and (iii) the lender shall take such steps as are reasonably necessary to confirm to a successor servicer that it has no rights in any collateral due or payable on or after the date of servicing transfer other than the Servicer's rights to reimbursement of Advances (to be repaid pursuant to the terms of this Agreement)
for Advances made prior to such servicing transfer.

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICER

     Section 2.01 Advances.

     (a) The amount of P&I Advances to be made by the Servicer for any
Remittance Date shall equal, subject to Section 4.01(c), the sum of (i) with respect to the Mortgage Loans, the aggregate amount of Scheduled Payments (with each interest portion thereof net of the related Servicing Fee), due on the Due
Date immediately preceding such Remittance Date in respect of such Mortgage
Loans, which Scheduled Payments were not received as of the related
Determination Date, plus (ii) with respect to each REO Property, which REO
Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related
Prepayment Period, an

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amount equal to the excess, if any, of the Scheduled Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property transferred to the Collection Account for distribution on such Remittance Date.

     (b) On the Remittance Date, the Servicer shall remit in immediately available funds to the Trustee an amount equal to the aggregate amount of P&I
Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Remittance Date either (i) from its own funds, (ii) from the
Collection Account, to the extent of funds held therein for future distribution
(in which case, it will cause to be made an appropriate entry in the records of
Collection Account that Amounts Held For Future Distribution have been, as permitted by this Section 4.01, used by the Servicer in discharge of any such
P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to the
Mortgage Loans and REO Properties. Any Amounts Held For Future Distribution and
so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future
Remittance Date to the extent required.

     (c) The obligation of the Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to paragraph
(d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from coverage under this Agreement, except as otherwise provided in this Section.

     (d) Notwithstanding anything herein to the contrary, no P&I Advance or
Servicing Advance shall be required to be made hereunder by the Servicer if such
P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I
Advance or Nonrecoverable Servicing Advance. The determination by the Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing
Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance,
respectively, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Trustee.

     (e) Except as otherwise provided herein, the Servicer shall be entitled to reimbursement pursuant to Section 3.11 hereof for P&I Advances and Servicing
Advances from recoveries from the related Mortgagor or from all Liquidation
Proceeds and other payments or recoveries (including Insurance Proceeds and
Condemnation Proceeds) with respect to the related Mortgage Loan.

     Section 4.02 Priorities of Distribution.

     (a) On each Distribution Date, the Trustee will make the disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining:

     (i) from the Interest Remittance Amount, in the following order of priority:

     (A)  to the Certificate Insurer, the Premium Amount for such Distribution
          Date;

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     (B)  concurrently, with equal priority of payment:

          (1)  payable solely from the Group I Interest Remittance Amount for that Distribution Date, to the Holders of the Class A-1
               Certificates, the Accrued Certificate Interest and any Unpaid
               Interest Amount for the Class A-1 Certificates, and to the extent that the Group I Interest Remittance Amount is less than the
               Accrued Certificate Interest and any Unpaid Interest Amount for
               the Class A-1 Certificates, payable from any Group II Interest
               Remittance Amount for that Distribution Date remaining after payment to the Class A-2 Certificateholders of the Accrued
               Certificate Interest, any Unpaid Interest Amount and related administrative fees with respect to the Class A-2 Certificates, to the Holders of the Class A-1 Certificates, the unpaid portion of the Accrued Certificate Interest and any Unpaid Interest
               Amount for the Class A-1 Certificates;

          (2)  payable solely from the Group II Interest Remittance Amount for that Distribution Date, to the Holders of the Class A-2
               Certificates, the Accrued Certificate Interest and any Unpaid
               Interest Amount for the Class A-2 Certificates, and to the extent that the Group II Interest Remittance Amount is less than the
               Accrued Certificate Interest and any Unpaid Interest Amount for
               the Class A-2 Certificates, payable from any Group I Interest
               Remittance for that Distribution Date remaining after payment to the Class A-1 Certificateholders of the Accrued Certificate
               Interest, any Unpaid Interest Amount and related administrative fees with respect to the Class A-1 Certificates, to the Holders of the Class A-2 Certificates, the unpaid portion of the Accrued
               Certificate Interest and any Unpaid Interest Amount for the Class
               A-2 Certificates;

     (C)  payable from any remaining Interest Remittance Amount, to the
          Certificate Insurer, any Reimbursement Amount then owing to it on account of a prior draw relating to interest on the Class A-1
          Certificates;

     (D)  payable from any remaining Interest Remittance Amount, to the Class
          M-1 Certificates, the Accrued Certificate Interest for such Class on such Distribution Date;

     (E)  payable from any remaining Interest Remittance Amount, to the Class
          M-2 Certificates, the Accrued Certificate Interest for such class on such Distribution Date;

     (F)  payable from any remaining Interest Remittance Amount, to the Class
          M-3 Certificates, the Accrued Certificate Interest for such Class on such Distribution Date;

                                       95

     (G)  payable from any remaining Interest Remittance Amount, to the Class
          B-1 Certificates, the Accrued Certificate Interest for such Class on such Distribution Date;

     (H)  payable from any remaining Interest Remittance Amount, to the Class
          B-2 Certificates, the Accrued Certificate Interest for such Class on such Distribution Date;

     (I)  payable from any remaining Interest Remittance Amount, to the Class
          B-3 Certificates, the Accrued Certificate Interest for such Class on such Distribution Date; and

     (J)  payable from any remaining Interest Remittance Amount, to the Class
          B-4 Certificates, the Accrued Certificate Interest for such Class on such Distribution Date;

          (ii) (x) on each Distribution Date (A) before the related Stepdown
     Date or (B) with respect to which a Trigger Event is in effect, to the
     Holders of the Class or Classes of LIBOR Certificates then entitled to distributions of principal as set forth below, and to the Certificate
     Insurer, from the amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to the Principal Distribution Amount in the following order of priority:

          (A) concurrently, with equal priority of payment:

               (1)  to the Holders of the Class A-1 Certificates, the Group I
                    Allocation Percentage of the Principal Distribution Amount,
                    until the Certificate Balance of the Class A-1 Certificates has been reduced to zero; and

               (2)  to the Holders of the Class A-2 Certificates, the Group II
                    Allocation Percentage of the Principal Distribution Amount,
                    until

                    the Certificate Balance of the Class A-2 Certificates has
                    been reduced to zero;

          (B)  to the Certificate Insurer, the amount of any Reimbursement
               Amount then owing to the Certificate Insurer on account of a prior draw relating to principal on the Class A_1 Certificates;

          (C)  concurrently, with equal priority of payment:

               (1)  if the Class Certificate Balance of the Class A-1
                    Certificates has been reduced to zero, then to the Holders of the Class A-2 Certificates, the amount of any remaining
                    Principal Distribution Amount, until the Class Certificate
                    Balance of the Class A-2 Certificates has been reduced to
                    zero; or

               (2)  if the Class Certificate Balance of the Class A-2
                    Certificates has been reduced to zero, then to the Holders of the Class A-1 Certificates, the

                                       96

                    amount of any remaining Principal Distribution Amount, until the Class Certificate Balance of the Class A-1 Certificates
                    has been reduced to zero;

          (D)  sequentially, to the Class M-1, Class M-2, Class M-3, Class B-1,
               Class B-2, Class B-3 and Class B-4 Certificates, in that order, until the respective Class Certificate Balances are reduced to zero;

               (y) on each Distribution Date (1) on and after the related
          Stepdown Date and (2) as long as a Trigger Event is not in effect, to the Holders of the related Class or Classes of LIBOR Certificates then entitled to distribution of principal, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to, in the aggregate, the Principal Distribution Amount in the following amounts and order of priority:

     (A) concurrently, with equal priority of payment:

          (1)  to the Holders of the Class A-1 Certificates, the Group I
               Allocation Percentage of the lesser of the Principal Distribution
               Amount and the Class A Principal Distribution Amount, until the
               Class Certificate Balance of the Class A-1 Certificates has been reduced to zero; and

          (2)  to the Holders of the Class A-2 Certificates, the Group II
               Allocation Percentage of the lesser of the Principal Distribution
               Amount and the Class A Principal Distribution Amount, until the
               Class Certificate Balance of the Class A-2 Certificates has been reduced to zero;

     (B)  to the Certificate Insurer, the amount of any Reimbursement Amount then owing to the Certificate Insurer on account of a prior draw relating to principal on the Class A-1 Certificates;

     (C)  concurrently, with equal priority of payment:

               (1) if the Class Certificate Balance of the Class A-1
          Certificates has been reduced to zero, then to the Holders of the
          Class A-2 Certificates, any remaining amounts allocable but not required to be distributed pursuant to clauses (A)(1) or (B) above, until the Class Certificate Balance of the Class A-2 Certificates has
          been reduced to zero,; or

                    (2) if the Class Certificate Balance of each Class of the
               Class A-2 Certificates has been reduced to zero, then to the
               Holders of the Class A-1 Certificates, any remaining amounts allocable but not required to be distributed pursuant to clauses
               (A)(2) or (B) above, until the Class Certificate Balance of the
               Class A-1 Certificates has been reduced to zero;

                                       97

          (D)  to the Class M-1 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class M-1 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

          (E)  to the Class M-2 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class M-2 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

          (F)  to the Class M-3 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class M-3 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

          (G)  to the Class B-1 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class B-1 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

          (H)  to the Class B-2 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class B-2 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

          (I)  to the Class B-3 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class B-3 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

          (J)  to the Class B-4 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class B-4 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

          (iii) any amount remaining in the Distribution Account after the distributions in clauses (i) and (ii) above, plus as specifically indicated
     below, from amounts on deposit in the Excess Reserve Fund Account, shall be distributed in the following order of priority:

          (A)  to the Certificate Insurer, to the extent of any remaining
               Reimbursement Amount then owing to it;

          (B)  to the Holders of the Class M-1 Certificates, any Unpaid Interest
               Amount for such Class;

          (C)  to the Holders of the Class M-1 Certificates, any Unpaid Realized
               Loss Amount for such Class;

          (D)  to the Holders of the Class M-2 Certificates, any Unpaid Interest
               Amount for such Class;

          (E)  to the Holders of the Class M-2 Certificates, any Unpaid Realized
               Loss Amount for such Class;

                                       98

          (F)  to the Holders of the Class M-3 Certificates, any Unpaid Interest
               Amount for such Class;

          (G)  to the Holders of the Class M-3 Certificates, any Unpaid Realized
               Loss Amount for such Class;

          (H)  to the Holders of the Class B-1 Certificates, any Unpaid Interest
               Amount for such Class;

          (I)  to the Holders of the Class B-1 Certificates, any Unpaid Realized
               Loss Amount for such Class;

          (J)  to the Holders of the Class B-2 Certificates, any Unpaid Interest
               Amount for such Class;

          (K)  to the Holders of the Class B-2 Certificates, any Unpaid Realized
               Loss Amount for such Class;

          (L)  to the Holders of the Class B-3 Certificates, any Unpaid Interest
               Amount for such Class;

          (M)  to the Holders of the Class B-3 Certificates, any Unpaid Realized
               Loss Amount for such Class;

          (N)  to the Holders of the Class B-4 Certificates, any Unpaid Interest
               Amount for such Class;

          (O)  to the Holders of the Class B-4 Certificates, any Unpaid Realized
               Loss Amount for such Class;

          (P)  to the Excess Reserve Fund Account, the amount of any Basis Risk
               Payment for such Distribution Date;

          (Q)  (i) to the Class A-2 Certificates, from any Class A-2 Interest
               Rate Cap Payment on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any unpaid remaining Basis Risk Carry Forward Amount with respect to the Class A-2 Certificates for that Distribution Date, (ii) from any Class M Interest Rate Cap Payment on deposit in the Excess
               Reserve Fund Account with respect to that Distribution Date, an amount equal to any unpaid remaining Basis Risk Carry Forward
               Amount with respect to the Class M Certificates for that
               Distribution Date, allocated (a) first, among the Class M-1,
               Class M-2 and Class M-3 Certificates pro rata, based upon their respective Class Certificate Balances and (b) second, any
               remaining amounts to the Class M-1, Class M-2 and Class M-3
               Certificates, pro rata, based on any Basis Risk Carry Forward
               Amounts remaining unpaid, in order to reimburse such unpaid amounts, and (iii) from any Class B Interest Rate Cap Payment on deposit in the Excess Reserve Fund Account with respect to

                                       99

               that Distribution Date, an amount equal to any unpaid remaining
               Basis Risk Carry Forward Amount with respect to the Class B
               Certificates for that Distribution Date, allocated (a) first, among the Class B-1, Class B-2, Class B-3 and Class B-4
               Certificates pro rata, based upon their respective Class
               Certificate Balances and (b) second, any remaining amounts to the
               Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, pro
               rata, based on any Basis Risk Carry Forward Amounts remaining unpaid, in order to reimburse such unpaid amounts;

          (R)  from amounts on deposit in the Excess Reserve Fund Account (not including any Interest Rate Cap Payments included in that
               account) with respect to such Distribution Date, an amount equal to any remaining Basis Risk Carry Forward Amount with respect to any LIBOR Certificate for such Distribution Date to the LIBOR
               Certificates in the same order and priority in which Accrued
               Certificate Interest is allocated among those Classes of
               Certificates;

          (S)  to the Holders of the Class P Certificates (as a payment from the
               Upper Tier REMIC to the Class X Certificates), the outstanding principal balance thereof, if any, and to the Holders of the
               Class X Certificates, the remainder of the Class X Distributable
               Amount not distributed pursuant to Sections 4.02(a)(iii)(A)-(R)
               (to the extent stated in clause (i) of the definition of Class X
               Distributable Amount, as interest, and to the extent stated in clause (ii) of the definition of Class X Distributable Amount, as principal); and

          (T)  to the Holders of the Class R Certificates, any remaining amount.

     (b) On each Distribution Date prior to any distributions on any other Class of Certificates, all amounts representing Prepayment Charges from the Mortgage
Loans received during the related Prepayment Period shall be distributed by the
Trustee to the Holders of the Class P Certificates.

     (c) On the September 2004, October 2004 and November 2004 Distribution
Dates, the Trustee shall transfer from the Capitalized Interest Account to the
Distribution Account the Capitalized Interest Requirement, if any, for such
Distribution Date.

     (d) On the Distribution Date following either the final Subsequent Transfer
Date or November 24, 2004, whichever date is earlier, any amounts remaining in the Capitalized Interest Account and all Pre-Funding Earnings in the Pre-Funding
Accounts, after taking into account the transfers in respect of the Distribution
Date described in clause (c) above, shall be paid by the Trustee to the
Unaffiliated Seller.

     (e) On each Subsequent Transfer Date, the Unaffiliated Seller shall instruct in writing the Trustee to withdraw from related Pre-Funding Account an amount equal to 100% of the aggregate Stated Principal Balances as of the related Subsequent Cut-off Date of the Subsequent Mortgage Loans sold to the
Trust Fund on such Subsequent Transfer Date and pay

                                      100

such amount to or upon the order of the Unaffiliated Seller upon satisfaction of the conditions set forth in Section 2.01(c) with respect to such transfer. The
Trustee may conclusively rely on such written instructions from the Unaffiliated
Seller.

     (f) If the Pre-Funding Amount available in any Pre-Funding Account
(exclusive of Pre-Funding Earnings) has been reduced to $100,000 or less by the close of business on October 1, 2004 then, on the October 25, 2004 Distribution
Date, after giving effect to any reductions in such Pre-Funding Amount on such date, the Trustee shall withdraw from the related Pre-Funding Account on such date and deposit in the Distribution Account the amount on deposit in such
Pre-Funding Account other than any Pre-Funding Earnings; if the Pre-Funding
Amount available in such Pre-Funding Account has not been reduced to zero by the close of business on November 24, 2004, the Trustee shall withdraw from such
Pre-Funding Account the amount on deposit therein, other than the Pre-Funding
Earnings, and deposit such amount on the November 25, 2004 Distribution Date into the Distribution Account. Any amount deposited into the Distribution
Account pursuant to the preceding sentence from the Group I Pre-Funding Account shall be distributed first, to the Holders of the Class A-1 Certificates until those Certificates are reduced to zero, second, to the Holders of the Class A-2
Certificates until those Certificates are reduced to zero and third, pro rata based on their relative Class Certificate Balances immediately prior to the related Distribution Date, to the Holders of the Class M Certificates and the
Class B Certificates, as a separate payment of principal, on the related
Distribution Date. Any amount deposited into the Distribution Account pursuant to the preceding sentence from the Group II Pre-Funding Account shall be distributed first, to the Holders of the Class A-2 Certificates until those
Certificates are reduced to zero, second, to the Holders of the Class A-1
Certificates until those Certificates are reduced to zero and third, pro rata based on their relative Class Certificate Balances immediately prior to the related Distribution Date, to the Holders of the Class M Certificates and Class
B Certificates, as a separate payment of principal, on the related Distribution
Date.

     (g) On any Distribution Date, any Relief Act Shortfalls and Net Prepayment
Interest Shortfalls for such Distribution Date will be allocated as a reduction in the following order:

          (1) first, to the amount of interest payable to the Class X
     Certificates; and

          (2) second, pro rata, as a reduction of the Accrued Certificate
     Interest for the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3,
     Class B-1, Class B-2, Class B-3 Certificates and Class B-4, based on the amount of interest to which such Classes would otherwise be entitled.

     (b) Following the applicable Final Scheduled Distribution Date, no Class of Certificates other than the Class R Certificates shall be entitled to receive any remaining amounts. Any amounts remaining in any of the Accounts shall be applied (i) to the Certificate Insurer, Trustee, Servicer and Custodian pro rata to the extent of any remaining unpaid amounts then owed to them, and then (ii)
to the Class R Certificates, any remaining amount.

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     Section 4.03 Monthly Statements to Certificateholders.

     (a) Not later than each Distribution Date, the Trustee shall make available to each Certificateholder, the Servicer, the Depositor, the Unaffiliated Seller,
the Certificate Insurer and each Rating Agency a statement, based solely on the information provided by the Servicer, setting forth with respect to the related distribution:

          (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

          (ii) the amount thereof allocable to interest, any Unpaid Interest
     Amounts included in such distribution and any remaining Unpaid Interest
     Amounts after giving effect to such distribution, any Basis Risk Carry
     Forward Amount for such Distribution Date and the amount of all Basis Risk
     Carry Forward Amount covered by withdrawals from the Excess Reserve Fund
     Account on such Distribution Date;

          (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest, including any
     Basis Risk Carry Forward Amount not covered by amounts in the Excess
     Reserve Fund Account;

          (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

          (v) the Pool Stated Principal Balance for the following Distribution
     Date;

          (vi) the amount of the Servicing Fees paid to or retained by the
     Servicer or Subservicer (with respect to the Subservicers, in the aggregate) with respect to such Distribution Date;

          (vii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

          (viii) the amount of Advances included in the distribution on such
     Distribution Date and the aggregate amount of Advances reported by the
     Servicer as outstanding as of the close of business on such Distribution
     Date;

          (ix) the number and aggregate Scheduled Principal Balances of Mortgage
     Loans (1) as to which the Scheduled Payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

          (x) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal
     Balance of such
                                      102

     Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

          (xi) the total number and aggregate principal balance of any REO
     Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

          (xii) whether a Trigger Event has occurred and is continuing
     (including the calculation of thereof and the aggregate outstanding balance of all 60+ Day Delinquent Loans);

          (xiii) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

          (xiv) the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss
     Amounts through such Distribution Date;

          (xv) the aggregate amount of Subsequent Recoveries incurred during the preceding calendar month and aggregate Subsequent Recoveries through such
     Distribution Date;

          (xvi) the amount of any Net Monthly Excess Cash Flow on such
     Distribution Date and the allocation thereof to the Certificateholders with respect to Applied Realized Loss Amounts and Unpaid Interest Amounts;

          (xvii) the Subordinated Amount and Specified Subordinated Amount;

          (xviii) the Interest Remittance Amount, the Principal Remittance
     Amount and the Prepayment Charges remitted by Servicer with respect to that
     Distribution Date;

          (xix) the Pre-Funded Amount as of the end of the prior Due Period;

          (xx) the amount of any principal prepayment on the Certificates resulting from the application of unused moneys in the Pre-Funding
     Accounts;

          (xxi) the Class A-1 Deficiency and the Insured Payment for such
     Distribution Date;

          (xxii) the Reimbursement Amount immediately prior to such Distribution
     Date, and the amount of any payments to the Certificate Insurer on account thereof on such Distribution Date; and

          (xxiii) the Class A-2 Interest Rate Cap Payment, if any, the Class M
     Interest Rate Cap Payment, if any, and the Class B Interest Rate Cap
     Payment, if any, for such Distribution Date.

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     (b) The Trustee's responsibility for providing the above statement is limited to the availability, timeliness and accuracy of the information derived from the Servicer pursuant to Section 4.03(d) below or, in the case of the
Reimbursement Amount, from the Certificate Insurer. The Trustee will provide the above statement via the Trustee's internet website, except that the Trustee shall deliver a hard copy of such statement to the Certificate Insurer on each
Distribution Date. The Trustee's website will initially be located at https://
www.jpmorgan.com/sfr and assistance in using the website can be obtained by calling the trustee's investor relations desk at 1-877-722-1095. A paper copy of the statement will also be made available upon request.

     (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be made available to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vii) of this Section
4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the
Code as from time to time in effect.

     (d) Not later than the Determination Date, the Servicer shall furnish to the Trustee a monthly remittance advice statement containing such information as shall be reasonably requested by the Trustee to provide the reports required by
Section 4.03(a) as to the accompanying remittance and the period ending on the close of business on the last Business Day of the immediately preceding month.

     The Servicer shall furnish to the Trustee an individual loan accounting report, as of the last Business Day of each month, to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report (in electronic format) shall be received by the Trustee no later than the related Determination
Date, which report shall contain the following:

          (i) with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any
     Principal Prepayment, including the date of such prepayment, and any
     Prepayment Charges, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 3.25);

          (ii) with respect to each Scheduled Payment, the amount of such remittance allocable to interest and assumption fees;

          (iii) the amount of servicing compensation received by the Servicer during the prior distribution period;

          (iv) the individual and aggregate Stated Principal Balance of the
     Mortgage Loans (combined and for each of the Group I and Group II Mortgage
     Loans);

          (v) the individual and aggregate Scheduled Principal Balances of the
     Mortgage Loans (combined and for each of the Group I and Group II Mortgage
     Loans);

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          (vi) the aggregate of any expenses reimbursed to the Servicer during the prior distribution period pursuant to Section 3.05 and 3.11;

          (vii) the number and aggregate Scheduled Principal Balances of Group I
     Mortgage Loans (a) as to which the Scheduled Payment is delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 days or more; (b) as to which foreclosure has commenced; (c) as to which REO Property has been acquired and (d) that are in bankruptcy; and

          (viii) the number and aggregate Scheduled Principal Balances of Group
     II Mortgage Loans (a) as to which the Scheduled Payment is delinquent (1)
     31 to 60 days, (2) 61 to 90 days and (3) 91 days or more; (b) as to which foreclosure has commenced; (c) as to which REO Property has been acquired and (d) that are in bankruptcy.

     Section 4.04 Certain Matters Relating to the Determination of LIBOR.

     LIBOR shall be calculated by the Trustee in accordance with the definition of LIBOR. Until all of the LIBOR Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining
LIBOR with respect to each LIBOR Determination Date. The Trustee, after consultation with the Depositor, initially shall designate the Reference Banks.
Each "Reference Bank" shall be a leading bank engaged in transactions in
Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Trustee should terminate a
Reference Bank, the Trustee, after consultation with the Depositor, shall promptly appoint or cause to be appointed another Reference Bank. The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

          The Pass-Through Rate for each Class of LIBOR Certificates for each
Interest Accrual Period shall be determined by the Trustee on each LIBOR
Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the
Preliminary Statement. The Trustee shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

     Section 4.05 The Certificate Insurance Policy.

     (a) Within two (2) days following each Remittance Date, the Trustee shall determine with respect to the immediately following Distribution Date, the amount to be on deposit in the Distribution Account on such Distribution Date as a result of the (i) Servicer's remittance of the Interest Remittance Amount and the Principal Remittance Amount on the

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related Remittance Date, and (ii) any transfers to the Distribution Account made from the Capitalized Interest Account and/or the Pre-Funding Accounts relating to such Distribution Date pursuant to Section 4.02 hereof, excluding the amount of any Insured Payment.

     (b) If on any Distribution Date there is a Class A-1 Deficiency, the
Trustee shall complete a Notice in the form of Exhibit A to the Certificate
Insurance Policy and submit such notice to the Certificate Insurer no later than
12:00 noon New York City time on the second Business Day preceding such
Distribution Date as a claim for an Insured Payment in an amount equal to such
Class A-1 Deficiency.

     (c) The Trustee shall establish a separate Eligible Account for the benefit of Holders of the Class A-1 Certificates and the Certificate Insurer, referred to herein as the "Insurance Payment Account," over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit upon receipt any amount paid under the Certificate Insurance Policy in the Insurance
Payment Account and distribute such amount only for purposes of payment to the
Class A-1 Certificateholders of the Insured Amount and such amount may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the
Trustee or the Trust Fund. Amounts paid under the Certificate Insurance Policy, to the extent needed to pay the Insured Amount, shall be transferred to the
Distribution Account on the related Distribution Date and disbursed by the
Trustee to the Class A-1 Certificateholders in accordance with Section 4.02. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay other distributions to the Class A-1 Certificateholders with other funds available to make such payment. However, the amount of any payment of principal or of interest on the
Class A-1 Certificates to be paid from funds transferred from the Insurance
Payment Account shall be noted as provided in paragraph (d) below in the
Certificate Register and in the statement to be furnished to Holders of such
Certificates pursuant to Section 4.03(a). Funds held in the Insurance Payment
Account shall not be invested. Any funds remaining in the Insurance Payment
Account on the first Business Day following a Distribution Date shall be returned to the Certificate Insurer pursuant to the written instructions of the
Certificate Insurer by the end of such Business Day.

     (d) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A-1 Certificate from moneys received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

     (e) In the event that the Trustee has received a certified copy of an order of the appropriate court that any Insured Payment has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify the Certificate Insurer, shall comply with the provisions of the
Certificate Insurance Policy to obtain payment by the Certificate Insurer of such voided Insured Payment, and shall, at the time it provides notice to the
Certificate Insurer, notify, by mail to the Class A-1 Certificateholders of the affected Certificates that, in the event any Class A-1 Certificateholder's
Insured Payment is so recovered, such Class A-1 Certificateholder will be entitled to payment pursuant to the Certificate Insurance Policy, a copy of which shall be made available through the Trustee, the Certificate Insurer or the Certificate Insurer's fiscal agent, if any, and the Trustee shall furnish to

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the Certificate Insurer or its fiscal agent, if any, its records evidencing the payments which have been made by the Trustee and subsequently recovered from the
Class A-1 Certificateholders, and dates on which such payments were made.

     (f) The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a
"Preference Claim") of any distribution made with respect to the Class A-1
Certificates. Each Class A-1 Certificateholder, by its purchase of Class A-1
Certificates, the Servicer and the Trustee agree that the Certificate Insurer
(so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii)
the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate
Insurer shall be subrogated to, and each Class A-1 Certificateholder, the
Servicer and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of the Trustee, the Servicer and each Class A-1 Certificateholder in the conduct of any such Preference
Claim, including, without limitation, all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

     (g) The Trustee shall, once the Certificate Balance of the Class A-1
Certificates has been reduced to zero (after giving effect to all payments including any payments made under the Certificate Insurance Policy), furnish to the Certificate Insurer a notice of such retirement, and, upon retirement of the
Class A_1 Certificates and the expiration of the term of the Certificate
Insurance Policy, surrender the Certificate Insurance Policy to the Certificate
Insurer for cancellation. Such cancellation shall in not way reduce the rights of the Certificate Insurer to amounts subrogated to the Certificate Insurer or to be reimbursed for any Reimbursement Amounts.

     Section 4.06 Effect of Payments by the Certificate Insurer; Subrogation.

     Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Class A-1 Certificates which is made with moneys received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of the Class A-1 Certificates from the Trust Fund. The
Depositor, the Servicer and the Trustee acknowledge, and each Holder by its acceptance of a Class A-1 Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the
Servicer, the Trustee or the Certificate Registrar (a) to the extent the
Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Class A-1 Certificates to the Holders of such
Class A-1 Certificates, the Certificate Insurer will be fully subrogated to, and each Class A-1 Certificateholder, the Servicer and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust
Fund, including, without limitation, any amounts due to the Class A-1
Certificateholders in respect of securities law violations arising from the offer and sale of the Class A-1 Certificates, and (b) the Certificate Insurer
shall be paid such amounts from the sources and in the manner provided herein for the payment of such amounts and as

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provided in the Insurance and Indemnity Agreement. The Trustee and the Servicer
shall cooperate in all respects with any reasonable request by the Certificate
Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

     Section 4.07 Allocation of Applied Realized Loss Amounts.

     Any Applied Realized Loss Amounts will be allocated to the most junior
Class of Subordinated Certificates then outstanding in reduction of the Class
Certificate Balance thereof.

                                    ARTICLE V

                                THE CERTIFICATES

     Section 5.01 The Certificates.

     The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

     The Depositor hereby directs the Trustee to register the Class X
Certificates and the Class P Certificates initially to "Morgan Stanley & Co.
Incorporated", and to deliver such Class X Certificates and Class P Certificates on the Closing Date to Morgan Stanley & Co. Incorporated, or as otherwise directed by the Depositor.

     Subject to Section 9.02 respecting the final distribution on the
Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, or (y) upon the request, in writing, of the applicable Certificateholder, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the
Certificate Register.

     The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the
Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Trustee by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder.
All Certificates shall be dated the date of their authentication. On the Closing
Date, the Trustee shall authenticate the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

     The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

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     Section 5.02 Certificate Register; Registration of Transfer and Exchange of
Certificates.

     (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund
in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate
Percentage Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

     No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

     All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the
Trustee's customary procedures.

     (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except with respect to (i) the transfer of Class X, Class P or Class R Certificates to the Depositor
or an Affiliate of the Depositor, (ii) the transfer of the Class X and Class P
Certificates to the NIM Issuer, if any, or the NIM Trustee, if any, or (iii) a
transfer of the Class X or Class P Certificates from the NIM Issuer, if any, or the NIM Trustee, if any, to the Depositor, Unaffiliated Seller or an Affiliate
of the Depositor or the Unaffiliated Seller, in the event that a transfer of a
Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit I (the
"Transferor Certificate") and either (i) there shall be delivered to the Trustee a letter in substantially the form of Exhibit J (the "Rule 144A Letter") or (ii)
there shall be delivered to the Trustee at the expense of the transferor an
Opinion of Counsel that such transfer may be made without registration under the
Securities Act. In the event that a transfer of a Private Certificate which is a
Book-Entry Certificate is to be made in reliance upon an

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exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such
Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a
Physical Certificate. The Depositor shall provide to any Holder of a Private
Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the
Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the
Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Except with respect to (i) the transfer of Class X, Class P or Class R
Certificates to the Depositor or an Affiliate of the Depositor, (ii) a transfer of the Class X and Class P Certificates to the NIM Issuer, if any, or the NIM
Trustee, if any, or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer, if any, or the NIM Trustee, if any, to the Depositor,
Unaffiliated Seller or an Affiliate of the Depositor or the Unaffiliated Seller,
no transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received a representation letter from the transferee in substantially the form of Exhibit J, to the effect that either (A) such transferee is not an employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Code or any Federal, state or local law materially similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), and is not acting on behalf of any Plan or using the assets of any Plan to effect such transfer or
(B) with respect to the transfer of an ERISA-Restricted Certificate that is not a Class P, Class X or Class R Certificate, such transferee is an insurance company that is purchasing the Certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited
Transaction Class Exemption 95-60 ("PTCE 95-60") and the conditions for exemptive relief under Sections I and III of PTCE 95-60 are satisfied with respect to the purchase and holding of such Certificate. For purposes of the preceding sentence, with respect to (i) the transfer of an ERISA-Restricted
Certificate that is not a Physical Certificate and (ii) the transfer of the
Class X or Class P Certificates from the NIM Issuer, if any, or the NIM Trustee, if any, to an Affiliate of the Depositor or Unaffiliated Seller, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquiror's) acceptance of the
ERISA-Restricted Certificate. In the event that such representation is violated, such attempted transfer or acquisition shall be void and of no effect.

     To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for

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making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

     (c) Each Person who has or who acquires any Ownership Interest in a
Residual Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual
Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a
     Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a
     Permitted Transferee;

          (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph
     (b) above, the Trustee shall have been furnished with an affidavit (a
     "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit H;

          (iii) Each Person holding or acquiring any Ownership Interest in a
     Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership
     Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate, and (C) not to
     Transfer its Ownership Interest in a Residual Certificate or to cause the
     Transfer of an Ownership Interest in a Residual Certificate to any other
     Person if it has actual knowledge that such Person (i) is a Non-Permitted
     Transferee;

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of Section 5.02(b)
     and this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of
     Section 5.02(b) and this Section 5.02(c), then the last preceding Permitted
     Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The
     Trustee shall be under no liability to any Person for any registration of
     Transfer of a Residual Certificate that is in fact not permitted by Section
     5.02(b) and this Section 5.02(c) or for making any payments due on such
     Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the
     Transfer was registered after receipt of the related Transfer Affidavit,
     Transferor Certificate and the Rule 144A Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual
     Certificate that was in fact a Non-Permitted Transferee at the time it became a Holder or, at such subsequent time as it became a Non-Permitted
     Transferee, all payments made on such Residual Certificate at and after either such time. Any such

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     payments so recovered by the Trustee shall be paid and delivered by the
     Trustee to the last preceding Permitted Transferee of such Certificate; and

          (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a
     Transfer of an Ownership Interest in a Residual Certificate to any Holder
     who is a Non-Permitted Transferee.

     The restrictions on Transfers of a Residual Certificate set forth in this
Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Unaffiliated Seller
or the Servicer, to the effect that the elimination of such restrictions will not cause the transfer to be disregarded under Treasury Regulation 1.860E-1(c), cause any REMIC created hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the
Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is a Non-Permitted Transferee and (b)
to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is a Non-Permitted Transferee to a Holder that is a
Permitted Transferee.

     (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

     (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the
Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the
Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the
Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for
purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository
Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm

                                      112

representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor or (y) after the occurrence of an Event of
Default, Certificate Owners representing at least a majority of the Certificate
Balance of the Book-Entry Certificates together advise the Trustee and the
Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive
Certificates") to Certificate Owners requesting the same. Upon surrender to the
Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Servicer, the Depositor nor the Trustee
shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions.
The Depositor shall provide the Trustee with an adequate inventory of
Certificates to facilitate the issuance and transfer of Definitive Certificates.
Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the
Holders of the Definitive Certificates as Certificateholders hereunder;
provided, that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the
Depository.

     (f) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee, duly executed by the
Certificateholder or his attorney duly authorized in writing. Each Certificate presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Trustee in accordance with its customary practice. No service charge shall be made for any registration of transfer or change of Private Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of private Certificates.

     Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

     If (a) any mutilated Certificate is surrendered to the Trustee, or the
Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Servicer, the Certificate Insurer and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section

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5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 5.04 Persons Deemed Owners.

     The Servicer, the Trustee, the Depositor, the Certificate Insurer and any
agent of the Servicer, the Depositor, the Certificate Insurer or the Trustee may
treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this
Agreement and for all other purposes whatsoever, and neither the Servicer, the
Trustee, the Depositor, the Certificate Insurer nor any agent of the Servicer, the Depositor, the Certificate Insurer or the Trustee shall be affected by any notice to the contrary.

     Section 5.05 Access to List of Certificateholders' Names and Addresses.

     If three or more Certificateholders (a) request in writing such information from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the
Depositor, the Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the
Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the
Certificateholders hereunder, regardless of the source from which such information was derived.

     Section 5.06 Maintenance of Office or Agency.

     The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its office located at New York Plaza, 1st Floor Window, New York, New
York, 10004 for such purposes. The Trustee

shall give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

     Section 5.07 Rights of the Certificate Insurer to Exercise Rights of Class
A-1 Certificateholders.

     By accepting its Class A-1 Certificate, each Class A-1 Certificateholder agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall be deemed to be the Class A-1 Certificateholders for all purposes (other than with respect to the receipt of payment on the Class A-1 Certificates) and shall have the right to exercise all rights of the Class A-1 Certificateholders under this Agreement and under the Class A-1 Certificates without any further consent of the Class A-1 Certificateholders, including, without limitation:

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     (a) the right to require the Unaffiliated Seller to repurchase Mortgage
Loans pursuant to Section 2.03 to the extent set forth in such Section;

     (b) the right to give notices of breach or to terminate the rights and obligations of the Servicer as servicer pursuant to Section 7.01;

     (c) the right to direct the actions of the Trustee during the continuance of a Servicer default pursuant to Sections 3.24, 7.01 and 7.02;

     (d) the right to institute proceedings against the Servicer pursuant to
Section 7.01;

     (e) the right to direct the Trustee to investigate certain matters pursuant to Sections 8.01 and 8.02;

     (f) the right to remove the Trustee pursuant to Section 8.07; and

     (g) any rights or remedies expressly given the Class A_1
Certificateholders.

     In addition, each Certificateholder agrees that, subject to Section 10.11, unless a Certificate Insurer Default exists, the rights specifically enumerated above may only be exercised by the Certificateholders with the prior written consent of the Certificate Insurer.

     Section 5.08 Trustee To Act Solely with Consent of the Certificate Insurer.

     Unless a Certificate Insurer Default exists, the Trustee shall not, without the Certificate Insurer's consent or unless directed by the Certificate Insurer:

     (a) terminate the rights and obligations of the Servicer as Servicer pursuant to Section 7.01;

     (b) agree to any amendment pursuant to Section 10.01; or

     (c) undertake any litigation.

     The Certificate Insurer may, in writing and in its sole discretion renounce all or any of its rights under this Agreement or any requirement for the
Certificate Insurer's consent for any period of time.

     Section 5.09 Mortgage Loans, Trust Fund and Accounts Held for Benefit of
the Certificate Insurer.

     (a) The Trustee shall hold the Trust Fund and the Custodian shall hold the
Custodial Files for the benefit of the Certificateholders and the Certificate
Insurer and all references in this Agreement and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the
Certificate Insurer. The Trustee and Custodian shall follow all reasonable instructions and requests of the Certificate Insurer to assist it to take action to

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preserve or enforce the Certificate Insurer's rights or interests under this
Agreement unless a Certificate Insurer Default exists.

     (b) The Servicer hereby acknowledges and agrees that it shall service the
Mortgage Loans for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the
Certificate Insurer.

     Section 5.10 Certificate Insurer Default.

     Notwithstanding anything elsewhere in this Agreement or in the Certificates to the contrary, if a Certificate Insurer Default exists, or if and to the extent the Certificate Insurer has delivered its written renunciation of all of its rights under this Agreement, all provisions of this Agreement which (a)
permit the Certificate Insurer to exercise rights of the Class A_1
Certificateholders, (b) restrict the ability of the Certificateholders, the
Servicer or the Trustee to act without the consent or approval of the
Certificate Insurer, (c) provide that a particular act or thing must be acceptable to the Certificate Insurer, (d) permit the Certificate Insurer to direct (or otherwise to require) the actions of the Trustee, the Servicer or the
Certificateholders, (e) provide that any action or omission taken with the consent, approval or authorization of the Certificate Insurer shall be authorized hereunder or shall not subject the party taking or omitting to take such action to any liability hereunder or (f) which have a similar effect, shall be of no further force and effect and the Trustee shall administer the Trust
Fund and perform its obligations hereunder solely for the benefit of the Holders of the Certificates. Nothing in the foregoing sentence, nor any action taken pursuant thereto or in compliance therewith, shall be deemed to have released the Certificate Insurer from any obligation or liability it may have to any party or to the Class A_1 Certificateholders hereunder, under any other agreement, instrument or document (including, without limitation, the
Certificate Insurance Policy) or under applicable law.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

     Section 6.01 Respective Liabilities of the Depositor and the Servicer.

     The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

     Section 6.02 Merger or Consolidation of the Depositor or the Servicer.

     The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation or limited partnership, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this
Agreement.

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    Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any person succeeding to the business of the Depositor or the Servicer, shall be the successor of the
Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or
FHLMC.

     The Servicer is and shall continue to be an institution which is a Fannie
Mae and FHLMC approved seller/servicer in good standing and shall maintain a net worth of at least $30,000,000.

     Section 6.03 Limitation on Liability of the Depositor, the Servicer and
Others.

     None of the Depositor, the Servicer, the Custodian, the Trustee nor any of
their respective directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the
Depositor, the Servicer, the Custodian, the Trustee or any such Person against any breach of representations or warranties made by it herein or protect the
Depositor, the Servicer, the Custodian, the Trustee or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or with respect to the Depositor, gross negligence) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer, the Custodian, the Trustee and any
director, officer, employee or agent of the Depositor, the Servicer, the
Custodian or the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action or, in the case of the Trustee, other matter
(other than standard administrative expenses incurred in its role as Trustee)
relating to this Agreement or the Certificates (including, as to the Trustee, the undertaking of actions as directed by the Unaffiliated Seller or the
Certificate Insurer pursuant to Section 2.03), other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or with respect to the Depositor, gross negligence) in the performance of their respective duties hereunder or by reason of reckless disregard of their respective obligations and duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action (or direct the Trustee to undertake any such actions pursuant to Section 2.03 hereof for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor shall be entitled to be reimbursed therefor out of the Collection Account.

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     Neither the Servicer nor any of the officers, employees or agents of the
Servicer shall be under any liability to the Trustee, the Custodian or the
Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with the terms of this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this
Agreement. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may undertake any such action which it may deem necessary or desirable in respect to this
Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account. In the event the Servicer agrees, at the request of the Depositor, to act on behalf of the Depositor in any litigation relating to the origination of a Mortgage
Loan, the Depositor shall pay all expenses associated with the defense and management of such claim (without reimbursement from the Trust Fund).

     Section 6.04 Limitation on Resignation of the Servicer.

     The Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the
Certificate Insurer, the Depositor and the Trustee (and written notice to the
Custodian) or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the
Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the
Depositor and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Depositor and the Trustee. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder. Notwithstanding anything to the contrary herein, the Servicer may pledge or assign as collateral all its rights, title and interest under this Agreement to a lender (the "Lender"); provided that the Lender may only terminate the Servicer under this Agreement if there has been an Event of Default under this Agreement, in which event the Lender may replace the Servicer in the same manner and subject to the same conditions applicable in the event the Servicer is appointing a successor Servicer upon a servicer termination pursuant to Section 7.02.

     Section 6.05 Additional Indemnification by the Servicer; Third Party
Claims.

     The Servicer shall indemnify the Depositor (and its Affiliate, Morgan
Stanley Mortgage Capital Inc.), the Unaffiliated Seller, the Custodian and the
Trustee and any director, officer, employee, or agent of the Depositor (or its
Affiliate, Morgan Stanley Mortgage Capital Inc.), the Unaffiliated Seller, the
Custodian and the Trustee and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain

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in any way related to any breach by the Servicer, of any of its representations and warranties referred to in Section 2.03(a)(i) or the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Servicer shall indemnify the Unaffiliated Seller and any director, officer, employee, or agent of the Unaffiliated Seller and the
Trust Fund and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that it may sustain in any way related to any breach by the Servicer, of any of its representations and warranties referred to in Section 2.03(a)(ii). The Servicer immediately shall notify the Depositor, the Unaffiliated Seller, the Custodian and the Trustee if
a claim is made by a third party with respect to any such breach or failure by the Servicer under this Agreement, assume (with the prior written consent of the
Depositor, the Unaffiliated Seller, the Custodian and the Trustee as applicable)
the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Depositor, the
Unaffiliated Seller, the Custodian or the Trustee in respect of such claim;
provided, that if it is determined that the Servicer is not obligated to indemnify such parties in accordance with this Section 6.05, each such party (or the Trust Fund, if applicable) shall promptly reimburse the Servicer in connection with each of the foregoing payments made to such party by the
Servicer.

                                   ARTICLE VII

                                     DEFAULT

     Section 7.01 Events of Default.

     "Event of Default," wherever used herein, means any one of the following events:

     (a) any failure by the Servicer to remit to the Trustee any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the
Servicer by the Depositor, by the Certificate Insurer or by the Trustee or to
the Trustee by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates; or

     (b) failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the
Servicer set forth in this Agreement which continues unremedied for a period of forty-five days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the
Servicer by the Depositor, by the Certificate Insurer, or by the Trustee, or to
the Trustee by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates and (ii) actual knowledge of such failure by a Servicing
Officer of the Servicer; or

     (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or

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for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

     (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

     (e) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     (f) Fitch reduces its servicer rating of the Servicer to "RPS2-" or lower,
Moody's reduces its servicer rating of the Servicer to "SQ3" or lower, or
Standard & Poor's reduces its servicer rating of the Servicer to "Average" or lower; or

     (g) any failure of the Servicer to make any P&I Advance on any Remittance
Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied for one Business Day immediately following the Remittance
Date; or

     (h) a breach of any representation and warranty of the Servicer referred to in Section 2.03(a), which materially and adversely affects the interests of the
Certificateholders or the Certificate Insurer and which continues unremedied for a period of thirty days after the earlier of (i) the date upon which written notice of such breach is given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor, the Certificate Insurer and the Trustee by
any Certificateholders entitled to at least 25% of the Voting Rights in the
Certificates or by the Certificate Insurer and (ii) actual knowledge of such breach by a Servicing Officer of the Servicer; or

     (i) any reduction, withdrawal or qualification of the Servicer's servicer rating by any Rating Agency which results in the Servicer being deemed unacceptable by any Rating Agency to act as a primary servicer for this transaction or a primary servicer or a special servicer for any other mortgage-backed or asset-backed transaction rated or to be rated by any such
Rating Agency; or

     (j) the Certificate Insurer notifies the Trustee in writing of any uncured
"event of default" (as such term is used in the Insurance and Indemnity
Agreement) by the Servicer under the Insurance and Indemnity Agreement.

     If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, subject to Section 5.08(a), or at the direction of the Certificate Insurer, or of Holders holding a majority of the Voting Rights, the Trustee shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a
Certificateholder hereunder; provided, however, that the Trustee shall not be required to give written notice to the

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Servicer of the occurrence of an Event of Default described in clauses (b)
through (i) of this Section 7.01 unless and until a Responsible Officer of the
Trustee has actual knowledge of the occurrence of such an Event of Default. In the event that a Responsible Officer of the Trustee has actual knowledge of the occurrence of an event of default described in clause (a) of this Section 7.01, the Trustee shall give written notice to the Servicer of the occurrence of such an event within one Business Day of the first day on which such Responsible
Officer obtains actual knowledge of such occurrence; provided, however, that the failure of the Trustee to provide such notice within one Business Day will not affect the rights of the Depositor, the Certificate Insurer or the
Certificateholders to provide notice as required pursuant to clause (a) of this
Section 7.01. On and after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the
Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. If an
Event of Default described in clause (g) shall occur the Trustee, shall prior to the related Distribution Date, immediately terminate the rights and obligations of the Servicer hereunder and succeed to the rights and obligations of the
Servicer hereunder pursuant to Section 7.02, including the obligation to immediately make any P&I Advances which the Servicer failed to make subject to
Section 4.01 pursuant to the terms hereof prior to such Distribution Date and prior to the date that the Trustee is required to give notice of claim to the
Certificate Insurer. Notwithstanding anything to the contrary herein, the
Certificate Insurer shall have the right to terminate the Trustee as successor
Servicer with or without cause upon 30 days notice and appoint a successor
Servicer, which may be the terminated Servicer. Any costs related to the transfer of servicing from the Trustee to such successor Servicer shall be reimbursable by the Trust Fund subject to the cap on Trustee expenses described in Section 8.04. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII. The Servicer agrees to cooperate with the Trustee in effecting the termination of the
Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans.

     Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating such Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which such Servicer would have been entitled pursuant to Section 3.11, and any other amounts payable to such Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder in accordance with Section 3.11 and in the time period specified in Section 3.11. The Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any termination hereunder, with respect to events occurring prior to such termination.

     Section 7.02 Trustee to Act; Appointment of Successor.

     On and after the time the Servicer receives a notice of termination pursuant to Section 3.24 or Section 7.01, subject to the third paragraph of this
Section 7.02, the Trustee shall,

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unless the Certificate Insurer shall have named an alternative successor
Servicer and given written notice thereof to the Trustee of at least 30 days prior to the effective date of the transfer of servicing to such successor, subject to and to the extent provided in Section 3.05, be the successor to the
Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make P&I Advances and Servicing Advances pursuant to Section 4.01; provided, however, that the Certificate Insurer shall not have the right to name an alternative Servicer if either (i) a Certificate Insurer Default exists and is continuing, or (ii) the Class Certificate Balance of the Class A-I Certificates
has been reduced to zero and there are no remaining outstanding amounts owed to the Certificate Insurer. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the Collection Account or Distribution Account if the
Servicer had continued to act hereunder including, if the Servicer was receiving the Servicing Fee, the Servicing Fee and the income on investments or gain related to the Collection Account and Distribution Account.

     Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with Section 7.01, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making
P&I Advances and Servicing Advances pursuant to Section 4.01 or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the
Certificates by each Rating Agency, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor to the Servicer shall be an institution which is a Fannie Mae and FHLMC approved seller/servicer in good standing, which has a net worth of at least $30,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the
Servicer under Section 6.03 incurred prior to termination of the Servicer under
Section 7.01), with like effect as if originally named as a party to this
Agreement; provided that each Rating Agency acknowledges that its rating of the
Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation.
Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to
Section 3.05, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee Rate and amounts paid to the Servicer from investments. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.
Neither the Trustee nor any other successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

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     Notwithstanding any provision in this Agreement to the contrary, prior to the 20th day following the notice of termination of the Servicer and with the consent of the Certificate Insurer (such consent not to be unreasonably withheld, delayed or conditioned), the terminated Servicer may appoint a successor Servicer that satisfies the eligibility criteria of a successor
Servicer set forth in this Section 7.02; provided such successor Servicer agrees to fully effect the servicing transfer within 90 days following the termination of the Servicer and to make all P&I Advances and Servicing Advances that would otherwise be made by the Trustee under this Section 7.02 as of the date of such appointment and prior thereto, the terminated Servicer makes all P&I Advances and Servicing Advances; otherwise the Trustee shall appoint a successor Servicer as otherwise set forth in this Section 7.02. Any proceeds received in connection with the appointment of such successor Servicer shall be the property of the terminated Servicer or its designee.

     Any successor to the Servicer as servicer shall give notice to the
Mortgagors of such change of servicer and shall, during the term of its service as servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 3.13.

     Section 7.03 Notification to Certificateholders.

     (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, the
Certificate Insurer, the Unaffiliated Seller and to each Rating Agency.

     (b) Within 60 days after the occurrence of any Event of Default, the
Trustee shall transmit by mail to all Certificateholders, the Certificate
Insurer, the Unaffiliated Seller and each Rating Agency notice of each such
Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

     Section 8.01 Duties of the Trustee.

     The Trustee, before the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured and unwaived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the
Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

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     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

     Unless an Event of Default known to the Trustee has occurred and is continuing,

     (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this
Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

     (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts;

     (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer, or of the Holders of Certificates
evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the
Trustee under this Agreement; and

     (d) none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

     Section 8.02 Certain Matters Affecting the Trustee and the Custodian.

     Except as otherwise provided in Section 8.01:

     (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

     (b) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any
Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

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     (c) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

     (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer, or by the Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to the Trustee against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand from the Servicer's own funds;

     (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

     (f) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

     (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

     (h) except as otherwise provided in Section 7.01, the
Trustee shall not be deemed to have knowledge of an Event of Default until a
Responsible Officer of the Trustee shall have received written notice thereof;

     (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

     (j) the right of the
Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

     (k) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder; and

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     (l) The Custodian shall be entitled to the same protections, immunities and indemnities afforded the Trustee in and under this Agreement [and, to the extent paid from the Trust Fund, such amounts shall be subject to the cap described in Section 8.04].

     Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or
related document other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the
Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicer.

     The Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor
Servicer).

     The Trustee executes the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

     Section 8.04 Trustee May Own Certificates.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the
Trustee.

     Section 8.05 Trustee's and Custodian's Fees and Expenses.

     (a) As compensation for its activities under this Agreement, the Trustee may withdraw from the Distribution Account on each Distribution Date the Trustee
Fee for the Distribution Date. The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Servicer against any loss, liability, or expense (including reasonable attorney's fees) resulting from any failure by the Servicer to perform its obligations under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee [and the Custodian, as applicable], under this
Agreement. Notwithstanding anything to the contrary contained herein, any amounts payable to the Trustee pursuant to this Section 8.04 and Sections 3.11 and 6.03 [(or the Custodian in accordance with Section (l))] shall be reimbursable by the Trust Fund in an amount equal to $250,000 in the aggregate per calendar year as a first priority expense and all other amounts in excess of
$250,000 per calendar year shall be reimbursable to the Trustee from the Trust
Fund on each Distribution Date after distribution of all amounts pursuant to
Section 4.02(a)(iii)(R) on such Distribution Date; provided, however, that the
Trustee shall be entitled to reimbursement by the Trust Fund in an amount up to an additional $250,000 in the aggregate per

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calendar year as a first priority expense with respect to servicing transfer costs and expenses incurred by the Trustee.

     The Trustee shall not be entitled to payment or reimbursement from the
Unaffiliated Seller for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, or paying agent under this Agreement or for any other expenses, including indemnification payments, except as set forth herein.

     (b) On each Distribution Date, the Trustee shall withdraw from the
Distribution Account and remit to the Custodian, the Custodial Fee for such
Distribution Date as compensation for the Custodian's activities under this
Agreement. The Custodian and any director, officer, employee, or agent of the
Custodian shall be indemnified by the Servicer against any loss, liability, or expense (including reasonable attorney's fees) resulting from any failure by the
Servicer to perform its obligations under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the
Custodian under this Agreement.

     The Custodian shall not be entitled to payment or reimbursement from the
Unaffiliated Seller for any routine ongoing expenses incurred by the Custodian in the ordinary course of its duties as Custodian under this Agreement or for any other expenses, including indemnification payments, except as set forth herein or in a separate fee agreement between the Custodian and Unaffiliated
Seller.

     Section 8.06 Eligibility Requirements for the Trustee.

     The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of
America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating
Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Depositor, the
Unaffiliated Seller or the Servicer other than the Trustee in its role as successor to the Servicer.

     Section 8.07 Resignation and Removal of the Trustee.

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the
Servicer, the Custodian, the

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Certificate Insurer, the Unaffiliated Seller, each Rating Agency not less than
60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section
8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with
Section 8.06 and shall fail to resign after written request thereto by the
Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Servicer may remove the Trustee and appoint a successor trustee reasonably acceptable to the Certificate Insurer by written instrument, in triplicate, one copy of which shall be delivered to the
Trustee, one copy to the Servicer and one copy to the successor trustee.

     The Certificate Insurer or the Holders of Certificates entitled to at least a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact

duly authorized, one complete set of which shall be delivered by the successor
Trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

     Section 8.08 Successor Trustee.

     Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the
Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Certificate Insurer, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

     No successor trustee shall accept appointment as provided in this Section
8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of the Certificates.

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     Upon acceptance of appointment by a successor trustee as provided in this
Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the
Depositor.

     Section 8.09 Merger or Consolidation of the Trustee.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be eligible under
Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 8.10 Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the
Trustee, or separate trustee or separate trustees, of all or any part of the
Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the
Servicer and the Trustee may consider appropriate. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to
Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

     (a) To the extent necessary to effectuate the purposes of this Section
8.10, all rights, powers, duties and obligations conferred or imposed upon the
Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the
Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations including the holding of title to the applicable Trust Fund or any portion thereof in

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(any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

     (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

     (c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

     (d) The Trustee, and not the Servicer, shall
be liable for the payment of reasonable compensation and expenses to any such separate trustee or co-trustee from the Trustee Fee payable to the Trustee on each Distribution Date.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection and indemnity to, the
Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the
Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 8.11 Tax Matters.

     As set forth in the Preliminary Statement, the assets within the
Trust Fund for which any REMIC election is to be made shall constitute, and the conduct of matters relating to such assets shall be consistent with the treatment of such assets as, a REMIC. To this end, the Trustee covenants and agrees to act as agent (and the Trustee is hereby appointed to act as agent) on behalf of any REMIC created hereunder, and that in such capacity it shall:

     (a) prepare and file in a timely manner, a U.S. Real Estate Mortgage
Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file with the Internal Revenue
Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to any REMIC described in the
Preliminary Statement containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

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     (b) within thirty days of the Closing Date, furnish to the Internal Revenue
Service on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the
Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

     (c) make an election that each of the Lower Tier REMIC, the Middle Tier
REMIC and the Upper Tier REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

     (d) prepare and forward to the Certificateholders and to the Internal
Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the Prepayment Assumption (as defined in the Prospectus
Supplement);

     (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is a Non-Permitted
Transferee, or an agent (including a broker, nominee or other middleman) of a
Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted
Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

     (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions;

     (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC created hereunder;

     (h) pay, from the sources specified in the last paragraph of this Section
8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any REMIC created hereunder before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

     (i) cause federal, state or local income tax or information returns to be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

     (j) maintain records relating to each REMIC created hereunder, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and

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     (k) as and when necessary and appropriate, represent each REMIC created hereunder in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each REMIC created hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any REMIC created hereunder, and otherwise act on behalf of the REMIC in relation to any tax matter or controversy involving it.

     The Trustee shall treat the rights of the Class P Certificateholders to
Prepayment Charges as the beneficial ownership of interests in a grantor trust, and not as an obligation of any REMIC created hereunder, for federal income tax purposes.

     To enable the Trustee to perform its duties under this Agreement, the
Depositor shall provide to the Trustee within ten days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the
Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor
shall provide information to the Trustee concerning the value to each Class of
Certificates of the right to receive Basis Risk Carry Forward Amounts from the
Excess Reserve Fund Account. Thereafter, the Depositor shall provide to the
Trustee promptly upon written request therefor any additional information or data that the Trustee may, from time to time, reasonably request to enable the
Trustee to perform its duties under this Agreement. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims, or expenses of the Trustee arising from any errors or miscalculations of the
Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

     If any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in Section 860G(c) of the Code, on any contribution to the REMIC after the Startup Day pursuant to Section
860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on the REMIC pursuant to Sections 23153 and 24874 of the California
Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee if such tax arises out of or results from negligence of the Trustee in the performance of any of its obligations under this Agreement, (ii) the Servicer if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement, (iii) the
Unaffiliated Seller shall pay if such tax arises out of or results from the
Unaffiliated Seller's obligation to repurchase a Mortgage Loan pursuant to
Section 2.03, or (iv) in all other cases, or if the Trustee, the Servicer or the
Unaffiliated Seller fails to honor its obligations under the preceding clauses
(i) or (ii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02(a).

     Section 8.12 Periodic Filings.

     (a) The Trustee and the Servicer shall reasonably cooperate with the
Depositor in connection with the Trust's satisfying the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The
Trustee shall prepare

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on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities
and Exchange Commission (the "SEC") thereunder, and the Trustee shall file (via the SEC's Electronic Data Gathering and Retrieval System) such Forms with the
SEC on behalf of the Depositor. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such Form 8-K but only to the extent no accompanying certification is required to be filed on behalf of the
Depositor. Such power of attorney shall continue until either the earlier of (i)
receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. The Depositor shall execute the Form 10-K. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct.

     (b) Each Form 8-K shall be filed by the Trustee with the SEC within 15 days after each Distribution Date, including a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto.
Prior to March 30th of each year (or such earlier date as may be required by the
Exchange Act and the Rules and Regulations of the SEC), the Trustee shall file a
Form 10-K, in substance as required by applicable law or the SEC's staff interpretations. Such Form 10-K shall include as exhibits the Servicer's annual statement of compliance described under Section 3.22 (upon which the Trustee may rely) and the accountant's report described under Section 3.23, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the
Trustee. The Form 10-K shall also include a certification in the form attached hereto as Exhibit M, with such changes as may be necessary or appropriate as a result of changes promulgated by the SEC (the "Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization. The
Trustee shall prepare and deliver each Form 10-K to the Depositor for execution no later than March 20th (or if such day is not a Business Day, the immediately preceding Business Day) of each year. The Depositor shall return the executed
Form 10-K to the Trustee for filing no later than March 25th (or if such day is not a Business Day, the immediately preceding Business Day) of each year.

     (c) Notwithstanding that the Certification is to be signed by an officer of the Depositor, a Responsible Officer of the Trustee shall sign a certification, in the form attached hereto as Exhibit O, with such changes as may be necessary or appropriate as a result of changes promulgated by the SEC, for the benefit of the Depositor and its officers, directors and Affiliates in respect of items 1 through 3 thereof of the Certification (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K), and a Servicing Officer of the Servicer who is
responsible for the servicing and administration of the Mortgage Loans shall sign a certification in the form attached hereto as Exhibit N, with such changes as may be necessary or appropriate as a result of changes promulgated by the
SEC, for the benefit of the Depositor, the Trustee and their respective officers, directors and Affiliates in respect of items 4 and 5 of the
Certification. Each such certification shall be delivered to the Depositor and the Trustee (as applicable), no later than March 15th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the
Depositor shall deliver the Certification to be filed to the Trustee no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding

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Business Day). In the event that prior to the filing date of the Form 10-K in
March of each year, the Trustee or the Servicer has actual knowledge of information material to the Certification, that party shall promptly notify the
Depositor and each of the other parties signing the certifications. In addition,
(i) the Trustee shall indemnify and hold harmless the Depositor and its officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Trustee's obligations under this Section 8.12(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith and (ii) the Servicer shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors, employees, agents and
Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Servicer's obligations under this Section 8.12(c) or any material misstatement or omission, negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party then (i) the Trustee agrees in connection with a breach of the Trustee's obligations under this Section
8.12(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the
Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other and (ii) the Servicer agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities of such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party, as the case may be, on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Section 8.12(c) or any material misstatement or omission, negligence, bad faith or willful misconduct of the Servicer in connection therewith.

     (d) Upon any filing with the Securities and Exchange Commission, the
Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

     (e) Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall, in accordance with applicable law, file a Form 15D Suspension Notification with respect to the Trust Fund in a timely manner.

     Section 8.13 Tax Classification of the Excess Reserve Fund Account.

     For federal income tax purposes, the Trustee shall treat the Excess Reserve
Fund Account as an outside reserve fund, within the meaning of Treasury
Regulation ss. 1.860G-2(h), that is beneficially owned by the holder of the
Class X Certificate. The Trustee shall treat the rights that each Class of LIBOR
Certificates has to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account as rights to receive payments under an interest rate cap contract written by the Class X Certificateholder in favor of each
Class. Accordingly, each Class of Certificates (excluding the Class X, Class P and Class R Certificates) will be comprised of two components - an Upper Tier
Regular Interest and an interest in a notional principal contract. The Trustee shall allocate the issue price for a Class of Certificates

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between such two components for purposes of determining the issue price of the
Upper Tier Regular Interest component based on information received from the
Depositor.

     Section 8.14 Interest Rate Cap Agreements.

     The Trustee is hereby authorized and directed to execute and deliver the
Interest Rate Cap Agreements and to acknowledge the provisions thereof.

                                   ARTICLE IX

                                   TERMINATION

     Section 9.01 Termination upon Liquidation or Purchase of the Mortgage
Loans.

     Subject to Section 9.03, the obligations and responsibilities of the
Depositor, the Servicer and the Trustee created hereby with respect to the Trust
Fund shall terminate upon the earlier of (a) the purchase, on or after the applicable Optional Termination Date, by the Servicer or the Class X
Certificateholders (subject to the restrictions set forth in the definition of
"Optional Termination Date") of all Mortgage Loans (and REO Properties) at the
price equal to the sum of (i) 100% of the unpaid principal balance of each
Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Rate, (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the party exercising the optimal termination at the expense of the party exercising the optimal termination plus, accrued and unpaid interest on each Mortgage Loan at the applicable Mortgage Rate and (y) the unpaid principal balance of each
Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate and (iii) all costs and expenses incurred by, or on behalf of, the Trust Fund, of which the Trustee has actual knowledge, in connection with any violation by such Mortgage Loan of any predatory or abusive-lending law (the "Termination Price") and (b) the later of
(i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all
REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late
Ambassador of the United States to the Court of St. James's, living on the date hereof.

     Notwithstanding the foregoing, if Standard & Poor's has rated a class of debt securities ("NIM Securities") that are backed by the Class X Certificates and Class P Certificates and that are outstanding on any date on which the
Servicer intends to exercise its option to purchase the Mortgage Loans, the
Servicer will be permitted to exercise such option only if one of the following additional conditions is met: (i) after distribution of the Termination Price to the Certificateholders (other than the Holders of the Class X Certificates,
Class P Certificates and Class R Certificates) to redeem the related
Certificates, the remainder of the Termination Price (the "Remainder Amount") is
distributed to the Holders of the Class X Certificates and Class P Certificates
and is sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the NIM Securities to the extent the NIM Securities are then outstanding; or (ii) (A) at

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the same time that the Servicer remits the Termination Price to the Trustee, it also remits to the Trustee an additional amount which, in combination with the
Remainder Amount, is sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the NIM Securities, to the extent the NIM
Securities are then outstanding, and (B) the Trustee remits the Remainder Amount to the Holders of the Class X Certificates and Class P Certificates and remits that additional amount directly to the NIM Trustee (plus any outstanding fees and expenses due and owing to the NIM Trustee) under the indenture creating the
NIM Securities.

     No purchase under this Section 9.01 will be permitted without the consent of the Certificate Insurer, unless no draw on the Certificate Insurance Policy would be made and no amounts due to the Certificate Insurer would remain unreimbursed on the final Distribution Date.

     Section 9.02 Final Distribution on the Certificates.

     If on any Determination Date, the Servicer determines that there are no
Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Servicer shall direct the Trustee promptly to send a Notice of Final Distribution to each Certificateholder. If the Servicer or the Class X Certificateholder elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, at least 20 days prior to the date the
Notice of Final Distribution is to be mailed to the affected Certificateholders such electing party shall notify the Depositor and the Trustee of the date the
Servicer or the Class X Certificateholder intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

     A Notice of Final Distribution, specifying the Distribution Date on which
Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and not later than the 15th day of the month next preceding the month of such final distribution.
Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such Notice of Final
Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

     In the event such Notice of Final Distribution is given, the Servicer shall cause all funds in the Collection Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable
Distribution Date in an amount equal to the final distribution in respect of the
Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall forward such Request for Release to the Custodian and the Custodian shall promptly release to the Servicer the Custodial Files for the Mortgage Loans.

     Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due to the

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Servicer, the Certificate Insurer, the Depositor and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section
4.02, in proportion to their respective Percentage Interests, with respect to
Certificateholders of the same Class, up to an amount equal to (i) as to each
Class of Regular Certificates (except the Class X Certificates), the Certificate
Balance thereof plus for each such Class and the Class X Certificates accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to Section 4.02 and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

     In the event that any affected Certificateholders shall not surrender
Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining
Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

     Section 9.03 Additional Termination Requirements.

     In the event the Servicer or the Class X Certificateholder, as applicable, exercises its purchase option with respect to the Mortgage Loans as provided in
Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an
Opinion of Counsel, at the expense of the Servicer or the Class X
Certificateholder, as applicable, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC created hereunder as defined in
Section 860F of the Code, or (ii) cause either the Lower Tier REMIC, the Middle
Tier REMIC or the Upper Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

     (a) The Trustee shall sell all of the assets of the Trust Fund to the
Servicer or the Class X Certificateholder, as applicable, and, within 90 days of such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Lower Tier REMIC, the Middle Tier REMIC and the Upper Tier REMIC.

     (b) The Trustee shall attach a statement to the final federal income tax return for each of the Lower Tier REMIC, the Middle Tier REMIC and the Upper
Tier REMIC stating that pursuant to Treasury Regulations Section 1.860F-1, the first day of the 90-day liquidation period for each such REMIC was the date on which the Trustee sold the assets of the Trust Fund to the Servicer or the Class
X Certificateholder, as applicable.

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                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

     Section 10.01 Amendment.

     This Agreement may be amended from time to time (x) by the Depositor, the
Servicer, the Custodian and the Trustee, with the prior written consent of the
Certificate Insurer, (y) with the consent of the Unaffiliated Seller unless the
Trustee receives an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund) stating that the amendment will not adversely affect the Unaffiliated Seller, but (z) without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the
Depositor or the Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided, that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the
Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder (it being understood that any Opinion of
Counsel with respect to income tax matters will be limited to an opinion that such amendment will not cause the imposition of any federal income tax on any
REMIC created hereunder or the Certificateholders or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding); and provided, further, that any such action pursuant to clause
(iv) or (v) above shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.

     In addition, this Agreement may also be amended from time to time (x) by the Trustee, the Depositor, the Custodian and the Servicer, with the prior written consent of the Certificate Insurer, and (y) with the consent of the
Unaffiliated Seller unless the Trustee receives an Opinion of Counsel (which
Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund)
stating that the amendment will not adversely affect the Unaffiliated Seller, but (z) without the consent of the Certificateholders, to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to
(i) maintain the qualification of the Lower Tier REMIC, the Middle Tier REMIC and the Upper Tier REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on the Lower Tier REMIC, the Middle Tier REMIC or the
Upper Tier REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee has been provided an
Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust
Fund, to the effect that such action is necessary or helpful to, as applicable,
(i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

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     This Agreement may also be amended from time to time (x) by the Depositor, the Servicer, the Custodian and the Trustee, with the prior written consent of the Certificate Insurer, (y) with the consent of the Unaffiliated Seller unless the Trustee receives an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund) stating that the amendment will not adversely affect the Unaffiliated Seller, and (z), except as set forth in
Section 3.27, with the consent of the Holders of Certificates evidencing
Percentage Interests aggregating not less than 66-2/3% of each Class of
Certificates (based on the aggregate outstanding principal balance of such class at such time) affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66-2/3%, or (iii) reduce the aforesaid percentages of
Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the
Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any federal income tax on any REMIC or the Certificateholders or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Notwithstanding the foregoing provisions of this Section 10.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or the Servicer, any Certificate beneficially owned by the
Depositor, the Unaffiliated Seller or any of their respective Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 10.01 have been obtained.

     Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to the Cap Provider, each Certificateholder and each Rating Agency.

     It shall not be necessary for the consent of Certificateholders under this
Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Nothing in this Agreement shall require the Trustee or the Custodian to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee, the Custodian or the Trust Fund), satisfactory to the Trustee and the Custodian

                                      139

that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and
(ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

     Section 10.02 Recordation of Agreement; Counterparts.

     This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at its expense, but only upon receipt of an Opinion of
Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 10.03 Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY
THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND
TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND
REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN
ACCORDANCE WITH SUCH LAWS.

     Section 10.04 Intention of Parties.

     It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor
to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

     The Depositor, for the benefit of the Certificateholders and of the
Certificate Insurer, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The

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Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the
Trustee for the benefit of the Certificateholders.

     Section 10.05 Notices.

     (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

     1. Any material change or amendment to this Agreement;

     2. The occurrence of any Event of Default that has not been cured;

     3. The resignation or termination of the Servicer or the Trustee and the appointment of any successor;

     4. The repurchase or substitution of Mortgage Loans pursuant to Section
        2.03; and

     5. The final payment to Certificateholders.

     (b) In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

     1. Each report to Certificateholders described in Section 4.03; and

     2. Any notice of a purchase of a Mortgage Loan pursuant to Section 2.02,
        2.03 or 3.11.

     All directions, demands, consents, notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor or the Representative, Morgan
Stanley ABS Capital I Inc. or Morgan Stanley & Co. Incorporated, 1221 Avenue of
the Americas, New York, New York, 10020, Attention: Valerie Kay, with a copy to
Michelle Wilke, Esq., (b) in the case of the Servicer, Countrywide Home Loa ns
Servicing LP, 450 Park Granada, Calabasas, California, 91302, Attention:
Secretary, or such other address as may be hereafter furnished to the parties hereto in writing, (c) in the case of the Trustee to the Corporate Trust Office,
JPMorgan Chase Bank, 4 New York Plaza, 6th Floor, New York, New York,
10004-2477, Attention: Institutional Trust Services/Global Debt, CDC Mortgage
Capital Trust 2004-HE3, or such other address as the Trustee may hereafter furnish to the parties hereto, (d) in the case of the Custodian to Deutsche Bank
National Trust Company, 1761 East St. Andrew Place, Santa Ana, California
92705-4934, Attention: Mortgage Custody - DC041C (e) in the case of the
Unaffiliated Seller, CDC Mortgage Capital, Inc., 9 West 57th Street, New York,
New York 10019, Attention: General Counsel, or such other address as the
Unaffiliated Seller may hereafter furnish to the parties hereto, (f) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency and (g) in the case of any
Originator, the address specified therefor in the applicable Mortgage Loan
Purchase Agreement. Notices to

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Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

     Section 10.06 Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

     Section 10.07 Assignment.

     Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee, the Certificate Insurer and
Depositor; provided, however, that, subject to Section 3.27, the Servicer may pledge or sell its interest in any reimbursements for P&I Advances or Servicing
Advances hereunder.

     Section 10.08 Limitation on Rights of Certificateholders.

     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such
Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the
Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting
Rights evidenced by the Certificates, and the Certificate Insurer, shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the
Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each
Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever

                                      142

by virtue or by availing itself or themselves of any provisions of this
Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders.
For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 10.09 Inspection and Audit Rights.

     The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor, the Unaffiliated Seller, the Certificate
Insurer or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the party conducting the inspection and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any customary out-of-pocket expense of the Servicer incident to the exercise by the Depositor, the Unaffiliated Seller, the
Certificate Insurer or the Trustee of any right under this Section 10.09 shall be borne by the Servicer.

     Section 10.10 Certificates Nonassessable and Fully Paid.

     It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the
Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the
Trustee pursuant to this Agreement, are and shall be deemed fully paid.

     Section 10.11 The Certificate Insurer Default.

     Any right conferred to the Certificate Insurer shall be suspended during any period in which a Certificate Insurer Default exists. At such time as the
Class A-1 Certificates are no longer outstanding hereunder, and no amounts owed to the Certificate Insurer hereunder remain unpaid, the Certificate Insurer's rights hereunder shall terminate.

     Section 10.12 Third Party Beneficiary.

     The parties agree that the Certificate Insurer is intended and shall have all rights of a third-party beneficiary of this Agreement.

     Section 10.13 Waiver of Jury Trial.

     EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE
EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF
ANY DISPUTE ARISING UNDER

                                      143

OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED
BEFORE A JUDGE SITTING WITHOUT A JURY.

                                      144

     IN WITNESS WHEREOF, the Depositor, the Trustee, the Unaffiliated Seller,
the Servicer and the Custodian have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                   MORGAN STANLEY ABS CAPITAL I INC.,
                                      as Depositor

                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   JPMORGAN CHASE BANK, solely as Trustee and
                                      not in its individual capacity

                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   COUNTRYWIDE HOME LOANS SERVICING
                                      LP, as Servicer
                                      By:  COUNTRYWIDE GP, INC.

                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   CDC MORTGAGE CAPITAL INC.,
                                      as Unaffiliated Seller

                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                      145

                                   DEUTSCHE BANK NATIONAL TRUST
                                      COMPANY, as Custodian

                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                       146

            Signature Page to the Pooling and Servicing Agreement

                                       147

                                   SCHEDULE I

                             Mortgage Loan Schedule

                       [On File with Dewey Ballantine LLP]

                                      I-A-1

                                   SCHEDULE IA

                     Schedule of Countrywide Serviced Loans

                       [On File with Dewey Ballantine LLP]

                                      IA-1

                                   SCHEDULE II

                      CDC MORTGAGE CAPITAL TRUST 2004-HE3

                       Mortgage Pass-Through Certificates,
                                 Series 2004-HE3

                 Representations and Warranties of the Servicer

     (1) The Servicer is duly organized as a limited partnership and is validly existing and in good standing under the laws of the state of Texas and is licensed and qualified to transact any and all business contemplated by this
Pooling and Servicing Agreement to be conducted by the Servicer in any state in which a Mortgaged Property securing a Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Pooling and
Servicing Agreement;

     (2) The Servicer has the full power and authority to service each Mortgage
Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary action on the part of the Servicer the execution, delivery and performance of this Pooling and Servicing Agreement; and this
Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

     (3) The execution and delivery of this Pooling and Servicing Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the organizational documents of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the
Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer's

                                      II-1

knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Pooling and Servicing
Agreement or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

     (4) The Servicer is an approved seller/servicer for Fannie Mae or Freddie
Mac in good standing;

     (5) No action, suit, proceeding or investigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer, before any court, administrative agency or other tribunal asserting the invalidity of this Pooling and Servicing Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Pooling and Servicing Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in business, operations, financial conditions, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Pooling and Servicing Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this
Pooling and Servicing Agreement;

     (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Pooling and Servicing Agreement or the consummation by the Servicer of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date; and

     (7) The Servicer represents that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that the Servicer can service the Mortgage Loans in accordance with the terms of this Pooling and
Servicing Agreement.

     (8) With respect to each Mortgage Loan, to the extent the Servicer serviced such Mortgage Loan and to the extent the Servicer provided monthly reports to the three credit repositories, the Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulation, accurate and compete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

                                      II-2

                                  SCHEDULE IIA

             Further Representations and Warranties of the Servicer

     (1) Mortgage Loan Schedule. With respect to each Mortgage Loan, as of the applicable Cut-off Date, each of (1) the last Due Date on which a payment was actually applied to the outstanding principal balance of each Mortgage Loan; (2)
the Stated Principal Balance of each Mortgage Loan, after deduction of payments of principal due and collected on or before the applicable Cut-off Date; and (3)
the Servicing Transfer Date for each Mortgage Loan, in each case, as listed on the Mortgage Loan Schedule, is true and correct;

     (2) Payments Current. Unless otherwise indicated on the related Mortgage
Loan Schedule, with respect to each Mortgage Loan, no Scheduled Payment is 30 days or more Delinquent as of the Cut-off Date nor has any Payment been 30 days or more Delinquent at any time from and after the Servicing Transfer Date through the Cut-off Date;

     (3) Original Terms Unmodified. With respect to each Mortgage Loan, the terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified by or on behalf of the Servicer from and after the Servicing
Transfer Date;

     (4) No Satisfaction of Mortgage. With respect to each Mortgage Loan, since the related Servicing Transfer Date and except for prepayments in full, the Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. From and after the Servicing Transfer Date, the Servicer has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the
Servicer waived any default resulting from any action or inaction by the
Mortgagor;

     (5) No Defaults. With respect to each Mortgage Loan, to the best knowledge of the Servicer, other than payments due but not yet 30 days Delinquent, there is no material default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note;

     (6) Escrow Payments/Interest Rate Adjustments. With respect to each
Mortgage Loan, since the Servicing Transfer Date, the servicing and collection practices used by the Servicer with respect to such Mortgage Loan have been in all material respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all material respects legal and proper. With respect to escrow deposits and Escrow Payments, if any, all such deposits and payments received by the Servicer are in the possession of, or under the control of, the Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full

                                     II-A-1

compliance with state and federal law and the provisions of the related Mortgage
Note and Mortgage (to the extent not otherwise prohibited by law). From and after the Servicing Transfer Date, all Mortgage Rate adjustments (if any) have been made in strict compliance with state and federal law and the terms of the related Mortgage Note;

     (7) Other Insurance Policies. The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customary in the area where the Mortgaged Property is located; and

     (8) Servicemembers Civil Relief Act. With respect to each Mortgage Loan, from and after the Servicing Transfer Date, no Mortgagor has notified the
Servicer, and the Servicer has no knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act or any similar state or local law.

                                     II-A-2

                                  SCHEDULE III

(a)  Due Organization and Authority. The Unaffiliated Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of New York and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a
     Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the
     Unaffiliated Seller, and in any event the Unaffiliated Seller is in compliance with the laws of any such state to the extent necessary; the
     Unaffiliated Seller has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by the
     Unaffiliated Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the
     Unaffiliated Seller, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Unaffiliated Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Unaffiliated Seller in accordance with their terms;

(b)  No Conflicts. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Unaffiliated Seller's charter or by-laws or any legal restriction or any agreement or instrument to which the Unaffiliated Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, except such unfulfillment, non-compliance or default or acceleration does not in the aggregate have a material adverse effect on the operation, business, condition (business or otherwise) of the Unaffiliated Seller or result in the violation of any law, rule, regulation, order, judgment or decree to which the Unaffiliated
     Seller or its property is subject, except such violation does not in the aggregate have a material adverse effect on the operation, business, condition (business or otherwise) of the Unaffiliated Seller or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument;

(c)  No Litigation Pending. There is no action, suit, proceeding or investigation pending nor, to the Unaffiliated Seller's knowledge, threatened against the Unaffiliated Seller, before any court, administrative agency or other tribunal asserting the invalidity of this
     Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Unaffiliated
     Seller, or in any material impairment of the right or ability of the
     Unaffiliated Seller to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Unaffiliated Seller contemplated herein, or

                                     III-1

     which would be likely to impair materially the ability of the
     Unaffiliated Seller to perform under the terms of this Agreement;

(d)  No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by the Unaffiliated Seller of or compliance by the
     Unaffiliated Seller with this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

                                     III-2

                                    EXHIBIT A

Unless this Certificate is presented by an authorized representative of the
Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY
TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON
IS WRONGFUL inasmuch as the registered owner hereof, Cede, has an interest herein.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
ASSETS.

Certificate No.          :    [A-1-1/A-2-1//M-1-1/M-2-1/M-3-1/B-1-1/B-2-1/B-3-1]
Cut-off Date             :    August 1, 2004
First Distribution Date  :    September 25, 2004
Initial Certificate
Balance of this
Certificate
("Denomination")         :
Initial Certificate
Balances of all
Certificates of this
Class                    :
CUSIP                    :
ISIN                     :

                                       A-1

                        MORGAN STANLEY ABS CAPITAL I INC.

                       CDC Mortgage Capital Trust 2004-HE3
                             Mortgage Pass-Through
                         Certificates, Series 2004-HE3
                 [Class A1] [Class A2] [Class M-1] [Class M-2]
                [Class M-3] [Class B-1] [Class B-2] [Class B-3]

     evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the
Unaffiliated Seller, any Originator, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the
Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that CEDE & CO., is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all
Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the
Cut-off Date specified above (the "Agreement") among Morgan Stanley ABS Capital
I Inc., as depositor (the "Depositor"), Countrywide Home Loans Servicing LP, as
servicer (the "Servicer"), CDC Mortgage Capital Inc., as unaffiliated seller
(the "Unaffiliated Seller"), Deutsche Bank National Trust Company, as custodian, and JPMorgan Chase Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                       ***

                                      A-2

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

     Dated:

                                    JPMORGAN CHASE BANK, not in its individual
                                       capacity, but solely as Trustee

                                    By:
                                       -----------------------------------------

Authenticated:

By:
   ----------------------------
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   not in its individual capacity,
   but solely as Trustee

                                       A-3

                        MORGAN STANLEY ABS CAPITAL I INC.
                       CDC Mortgage Capital Trust 2004-HE3
              Mortgage Pass-Through Certificates, Series 2004-HE3

     This Certificate is one of a duly authorized issue of Certificates designated as CDC Mortgage Capital Trust 2004-HE3 Mortgage Pass-Through
Certificates, Series 2004-HE3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the
25th day of each month or, if such 25th day is not a Business Day, the Business
Day immediately following (the "Distribution Date"), commencing on the first
Distribution Date specified on the face hereof, to the Person in whose name this
Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the Business Day immediately preceding such Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last
Business Day of the month next preceding the month of such Distribution Date.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such
Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the parties thereto, and Financial Security Assurance Inc., as Certificate
Insurer, with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the
Agreement.

                                       A-4

Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this
Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the
Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate
Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Servicer, the Unaffiliated Seller, the Certificate
Insurer and the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and no such party shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is less than or equal to 10% of the Maximum Pool Principal Balance, the Servicer and/or the
Class X Certificateholders will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the
Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                       A-5

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
____________________________________________________________________________
____________________________________________________________________________
____________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within
Certificate and hereby authorizes the transfer of registration of such
Percentage Interest to assignee on the Certificate Register of the Trust Fund.

     I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:.

________________________________________________________________________________

     Dated:

                                     -------------------------------------------
                                       Signature by or on behalf of assignor

                                       A-6

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to , ___________________________________________________________
________________________________________________________________________________
for the account of , account number _______, or, if ____________________________
mailed by check, to , Applicable statements should be mailed to , ._____________
________________________________________________________________________________

     This information is provided by ___________________________________________
the assignee named above, or ___________________________________________________
as its agent.

                                       A-7

                                    EXHIBIT B

IF THIS CERTIFICATE IS A PHYSICAL CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY
INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO
THE TRUSTEE A TRANSFEROR LETTER (THE "TRANSFEROR LETTER ") IN THE FORM OF
EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE
RECEIVES A RULE 144A LETTER (THE "144A LETTER ") IN THE FORM OF EXHIBIT J TO THE
AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL,
DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE
WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IF THIS CERTIFICATE IS A BOOK_ENTRY CERTIFICATE, THE PROPOSED TRANSFEROR WILL BE
DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE TRANSFEROR
LETTER AND THE PROPOSED TRANSFEREE WILL BE DEEMED TO HAVE MADE EACH OF THE
CERTIFICATIONS SET FORTH IN THE RULE 144A LETTER, IN EACH CASE AS IF SUCH
CERTIFICATE WERE EVIDENCED BY A PHYSICAL CERTIFICATE

IF THIS CERTIFICATE IS A PHYSICAL CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY
INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE
A REPRESENTATION LETTER TO THE EFFECT THAT EITHER (I) SUCH TRANSFEREE IS NOT AN
EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE
RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL,
STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR
THE CODE (EACH, A "PLAN"), AND IS NOT ACTING ON BEHALF OF ANY PLAN OR USING THE
ASSETS OF ANY PLAN TO ACQUIRE THIS CERTIFICATE, OR (II) SUCH TRANSFEREE IS AN
INSURANCE COMPANY AND IS PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN
"INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF
PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THE CONDITIONS
FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60 ARE SATISFIED WITH
RESPECT TO ITS PURCHASE AND HOLDING OF THIS CERTIFICATE. IF THIS CERTIFICATE IS
A BOOK-ENTRY CERTIFICATE, EACH TRANSFEREE WILL BE DEEMED TO HAVE MADE THE
FOREGOING REPRESENTATION.

                                     -viii-

Unless this Certificate is presented by an authorized representative of the
Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY
TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON
IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
ASSETS.

Certificate No.                     :                       B-4-1
Cut-off Date                        :                       August 1, 2004
First Distribution Date             :                       September 25, 2004
Initial Certificate Balance of this
Certificate ("Denomination")        :
Initial Certificate Balances of all                         $6,592,000
Certificates of this Class          :
CUSIP
ISIN:

                                       B-1

                        MORGAN STANLEY ABS CAPITAL I INC.

                       CDC Mortgage Capital Trust 2004-HE3
               Mortgage Pass-Through Certificates, Series 2004-HE3
                                    Class B-4

     evidencing a percentage interest in the distributions allocable to the
     Certificates of the above-referenced Class.

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the
Unaffiliated Seller, any Originator, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the
Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that CEDE & CO., is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Countrywide Home Loans Servicing LP, as servicer
(the "Servicer"), CDC Mortgage Capital Inc., as unaffiliated seller (the
"Unaffiliated Seller"), Deutsche Bank National Trust Company, as custodian, and
JPMorgan Chase Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                       ***

                                       B-2

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                   JPMORGAN CHASE BANK,
                                     not in its individual capacity, but solely
                                     as Trustee

                                   By:
                                       -----------------------------------------

Authenticated:

By:
   ---------------------------------
Authorized Signatory of
JPMORGAN CHASE BANK,
not in its individual capacity,
but solely as Trustee

                                       B-3

                        MORGAN STANLEY ABS CAPITAL I INC.
                      CDC Mortgage Capital Trust 2004-HE3
              Mortgage Pass-Through Certificates, Series 2004-HE3

     This Certificate is one of a duly authorized issue of Certificates designated as CDC Mortgage Capital Trust 2004-HE3 Mortgage Pass-Through
Certificates, Series 2004-HE3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the
25th day of each month or, if such 25th day is not a Business Day, the Business
Day immediately following (the "Distribution Date"), commencing on the first
Distribution Date specified on the face hereof, to the Person in whose name this
Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the Business Day immediately preceding such Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last
Business Day of the month next preceding the month of such Distribution Date.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such
Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the parties thereto, and Financial Security Assurance Inc., as Certificate
Insurer, with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the
Agreement.

                                      B-4

Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this
Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the
Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate
Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Servicer, the Unaffiliated Seller, the Certificate
Insurer and the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and no such party shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is less than or equal to 10% of the Maximum Pool Principal Balance, the Servicer and/or the
Class X Certificateholders will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the
Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                       B-5

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

     I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: .

________________________________________________________________________________
     Dated:

                                     -------------------------------------------
                                        Signature by or on behalf of assignor

                                      B-6

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number _______, or, if mailed by check, to _____________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

     This information is provided by ___________________________________________
the assignee named above, or ___________________________________________________
as its agent.

                                      B-7

                                    EXHIBIT C

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE
PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF
EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE
RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED
TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE
EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION
UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXCEPT AS PROVIDED IN THE AGREEMENT, NEITHER THIS CERTIFICATE NOR ANY INTEREST
HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A
REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE
BENEFIT PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW
MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, (EACH, A
"PLAN"), AND IS NOT ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN
TO EFFECT SUCH TRANSFER. ANY PURPORTED TRANSFER OF THIS CERTIFICATE IN VIOLATION
OF THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT SHALL BE VOID AND OF NO
EFFECT.

Certificate No.                     :                       1
Cut-off Date                        :                       August 1, 2004
First Distribution Date             :                       September 25, 2004
Percentage Interest of this
Certificate ("Denomination")        :                       100%
Principal Balance                   :                       $100
CUSIP                               :                       N/A

                                       C-1

                        MORGAN STANLEY ABS CAPITAL I INC.
                      CDC Mortgage Capital Trust 2004-HE3
              Mortgage Pass-Through Certificates, Series 2004-HE3

                                    Class P

     evidencing a percentage interest in the distributions allocable to the
     Certificates of the above-referenced Class.

     Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Unaffiliated Seller, any Originator, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that __________________, is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all
Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the
Cut-off Date specified above (the "Agreement") among Morgan Stanley ABS Capital
I Inc., as depositor (the "Depositor"), Countrywide Home Loans Servicing LP, as
servicer (the "Servicer"), CDC Mortgage Capital Inc., as unaffiliated seller
(the "Unaffiliated Seller"), Deutsche Bank National Trust Company, as custodian, and JPMorgan Chase Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound.

     This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trustee for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

     No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

            Except as provided in the Agreement, no transfer of a Certificate of this Class shall be made unless the Trustee shall have received a representation letter from the transferee of

                                       C-2

this Certificate, acceptable to and in form and substance satisfactory to the
Trustee, to the effect that such transferee is not a Plan, and is not acting on behalf of any Plan or using the assets of any Plan to effect such transfer. Any purported transfer of a Certificate of this Class in violation of the transfer restrictions set forth in the Agreement shall be void and of no effect.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                       ***

                                       C-3

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                      JPMORGAN CHASE BANK,
                                      not in its individual capacity, but
                                      solely as Trustee

                                      By:
                                         ---------------------------------------

Authenticated:

By:
    ----------------------------------------
    Authorized Signatory of
    JPMORGAN CHASE BANK,
    not in its individual capacity,
    but solely as Trustee

                                       C-4

                        MORGAN STANLEY ABS CAPITAL I INC.
                       CDC Mortgage Capital Trust 2004-HE3
              Mortgage Pass-Through Certificates, Series 2004-HE3

     This Certificate is one of a duly authorized issue of Certificates designated as CDC Mortgage Capital Trust 2004-HE3 Mortgage Pass-Through
Certificates, Series 2004-HE3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the
25th day of each month or, if such 25th day is not a Business Day, the Business
Day immediately following (the "Distribution Date"), commencing on the first
Distribution Date specified on the face hereof, to the Person in whose name this
Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such
Distribution Date.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such
Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the parties thereto, and Financial Security Assurance Inc., Certificate
Insurer with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the
Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the

                                     C-5

transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee in New York, New
York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new
Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Servicer, the Unaffiliated Seller, the Certificate
Insurer and the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and no such party shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is less than or equal to 10% of the Maximum Pool Principal Balance, the Servicer and/or the
Class X Certificateholders will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the
Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                       C-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

     I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

     Dated:

                                      ------------------------------------------
                                        Signature by or on behalf of assignor

                                       C-7

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
for the account of _____________________________________________________________
account number _______, or, if mailed by check, to _____________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

     This information is provided by , the assignee named above, or ____________
as its agent.

                                     C-8

                                    EXHIBIT D

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THREE
"RESIDUAL INTERESTS" IN THREE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS
THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

EXCEPT AS PROVIDED IN THE AGREEMENT, NEITHER THIS CERTIFICATE NOR ANY INTEREST
HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE
A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED
TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE
TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT
SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO TITLE
I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"),
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS
OF ERISA OR THE CODE (EACH, A "PLAN"), AND IS NOT ACTING ON BEHALF OF ANY PLAN
OR USING THE ASSETS OF ANY PLAN TO EFFECT SUCH TRANSFER. ANY PURPORTED TRANSFER
OF THIS CERTIFICATE IN VIOLATION OF THE TRANSFER RESTRICTIONS SET FORTH IN THE
AGREEMENT SHALL BE VOID AND OF NO EFFECT.

Certificate No.                     :                       R-1
Cut-off Date                        :                       August 1, 2004
First Distribution Date             :                       September 25, 2004
Percentage Interest of this
Certificate ("Denomination")        :                       100%
CUSIP                               :                       N/A

                                       D-1

                        MORGAN STANLEY ABS CAPITAL I INC.
                       CDC Mortgage Capital Trust 2004-HE3
              Mortgage Pass-Through Certificates, Series 2004-HE3

                                     Class R

     evidencing a percentage interest in the distributions allocable to the
     Certificates of the above-referenced Class.

     Distributions in respect of this Certificate is distributable monthly as set forth herein. This Class R Certificate has no Certificate Balance and is not
entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Unaffiliated Seller, any Originator, the Servicer or the
Trustee referred to below or any of their respective affiliates. Neither this
Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that ____________________ is the registered owner of the
Percentage Interest specified above of any monthly distributions due to the
Class R Certificates pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Morgan Stanley ABS
Capital I Inc., as depositor (the "Depositor"), Countrywide Home Loans Servicing
LP, as servicer (the "Servicer"), CDC Mortgage Capital Inc., as unaffiliated seller (the "Unaffiliated Seller"), Deutsche Bank National Trust Company, as
custodian, and JPMorgan Chase Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound.

     Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

     No transfer of a Class R Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of this Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not a Plan, and is not acting on behalf of any
Plan or using the assets of any Plan to effect such transfer. Any purported transfer of a Class R Certificate in violation of the transfer restrictions set forth in the Agreement shall be void and of no effect.

     Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership
Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a
Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the

                                       D-2

Closing Date or thereafter transferred, and the Trustee shall not register the
Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit H to the Agreement, (iii)
each Person holding or acquiring any Ownership Interest in this Class R
Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R
Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such
Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate and (C) not to Transfer the Ownership Interest in this
Class R Certificate or to cause the Transfer of the Ownership Interest in this
Class R Certificate to any other Person if it has actual knowledge that such
Person is a Non-Permitted Transferee and (iv) any attempted or purported
Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                     D-3

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

     Dated:

                                      JPMORGAN CHASE BANK,
                                         not in its individual capacity, but
                                         solely as Trustee

                                      By:
                                          -------------------------------------
Authenticated:

By:
   ------------------------------
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   not in its individual capacity,
   but solely as Trustee

                                     D-4

                        MORGAN STANLEY ABS CAPITAL I INC.
                      CDC Mortgage Capital Trust 2004-HE3
              Mortgage Pass-Through Certificates, Series 2004-HE3

    This Certificate is one of a duly authorized issue of Certificates designated as CDC Mortgage Capital Trust 2004-HE3 Mortgage Pass-Through
Certificates, Series 2004-HE3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the
25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first
Distribution Date specified on the face hereof, to the Person in whose name this
Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such
Distribution Date.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such
Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the parties thereto, and Financial Security Assurance Inc., as Certificate
Insurer with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the
Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the

                                       D-5

transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the
Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate
Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Servicer, the Unaffiliated Seller, the Certificate
Insurer and the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and no such party shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is less than or equal to 10% of the Maximum Pool Principal Balance, the Servicer and/or the
Class X Certificateholder will have the option to repurchase, in whole, from the
Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement.
The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                       D-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

     I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________________________

     Dated:

                                     -------------------------------------------
                                        Signature by or on behalf of assignor

                                       D-7

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number _______, or, if mailed by check, to _____________________________
Applicable statements should be mailed to ______________________________________

     This information is provided by ___________________________________________
the assignee named above, or ___________________________________________________
as its agent.

                                      D-8

                                    EXHIBIT E

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS
OWNERSHIP OF TWO "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE
PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF
EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE
RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT J TO THE AGREEMENT REFERRED
TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE
EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION
UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXCEPT AS PROVIDED IN THE AGREEMENT, NEITHER THIS CERTIFICATE NOR ANY INTEREST
HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A
REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE
BENEFIT PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW
MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A
"PLAN"), AND IS NOT ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN
TO EFFECT SUCH TRANSFER. ANY PURPORTED TRANSFER OF THIS CERTIFICATE IN VIOLATION
OF THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT SHALL BE VOID AND OF NO
EFFECT.

Certificate No.                     :                       X-1
Cut-off Date                        :                       August 1, 2004
First Distribution Date             :                       September 25, 2004
Percentage Interest of this
Certificate ("Denomination")        :                       100%
CUSIP                               :                       N/A

                                       E-1

                        MORGAN STANLEY ABS CAPITAL I INC.

                       CDC Mortgage Capital Trust 2004-HE3
               Mortgage Pass-Through Certificates, Series 2004-HE3

                                     Class X

     evidencing a percentage interest in the distributions allocable to the
     Certificates of the above-referenced Class.

     Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Unaffiliated Seller, any Originator, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that _____________________, is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all
Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the
Cut-off Date specified above (the "Agreement") among Morgan Stanley ABS Capital
I Inc., as depositor (the "Depositor"), Countrywide Home Loans Servicing LP, as
servicer (the "Servicer"), CDC Mortgage Capital Inc., as unaffiliated seller
(the "Unaffiliated Seller"), Deutsche Bank National Trust Company, as custodian, and JPMorgan Chase Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound.

     This Certificate does not have a Certificate Balance or a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the
Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this
Certificate at the offices designated by the Trustee for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

     No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

                                       E-2

     Except as provided in the Agreement, no transfer of a Certificate of this
Class shall be made unless the Trustee shall have received a representation letter from the transferee of this Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not a Plan, and is not acting on behalf of any Plan or using the assets of any Plan to effect such transfer. Any purported transfer of a Certificate of this Class in violation of the transfer restrictions set forth in the Agreement shall be void and of no effect.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                       ***

                                       E-3

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

     Dated:

                                      JPMORGAN CHASE BANK,
                                         not in its individual capacity, but
                                         solely as Trustee

                                      By:
                                         ---------------------------------------

Authenticated:

By:
   ------------------------------------
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   not in its individual capacity,
   but solely as Trustee

                                       E-4

                        MORGAN STANLEY ABS CAPITAL I INC.
                      CDC Mortgage Capital Trust 2004-HE3
              Mortgage Pass-Through Certificates, Series 2004-HE3

     This Certificate is one of a duly authorized issue of Certificates designated as CDC Mortgage Capital Trust 2004-HE3 Mortgage Pass-Through
Certificates, Series 2004-HE3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the
25th day of each month or, if such 25th day is not a Business Day, the Business
Day immediately following (the "Distribution Date"), commencing on the first
Distribution Date specified on the face hereof, to the Person in whose name this
Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such
Distribution Date.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such
Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the parties thereto, and Financial Security Assurance Inc., as Certificate
Insurer with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the
Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the

                                       E-5

transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the
Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate
Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Servicer, the Unaffiliated Seller, the Certificate
Insurer and the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and no such party shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is less than or equal to 10% of the Maximum Principal Balance, the Servicer and/or the Class
X Certificateholders will have the option to repurchase, in whole, from the
Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement.
The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                       E-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

     I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: _____________________________________________________.

     Dated:

                                       -----------------------------------------
                                         Signature by or on behalf of assignor

                                       E-7

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of ____________________________________________________________,
account number _______, or, if mailed by check, to ____________________________,
Applicable statements should be mailed to _____________________________________,
______________________________________________________________________________ .

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                       E-8

                                    EXHIBIT F

                   FORM OF INITIAL CERTIFICATION OF CUSTODIAN

                                     [date]

Morgan Stanley ABS Capital I Inc.
1221 Avenue of the Americas
New York, New York 10020

Countrywide Home Loans Servicing LP
7105 Corporate Drive
Plano, Texas 75024

CDC Mortgage Capital Inc.
9 West 57th Street, 36th Floor
New York, New York 10019

Financial Security Assurance Inc.
350 Park Avenue
New York, New York 10022

JPMorgan Chase Bank,
4 New York Plaza, 6th Floor
New York, New York, 10004-2477

               Re:  Pooling and Servicing Agreement, dated as of August 1, 2004, among Morgan Stanley ABS Capital I Inc., as Depositor,
                    Countrywide Home Loans Servicing LP, as Servicer, CDC
                    Mortgage Capital Inc., as Unaffiliated Seller, Deutsche Bank
                    National Trust Company, as Custodian, and JPMorgan Chase
                    Bank, as Trustee, CDC Mortgage Capital Trust Series 2004-HE3

Ladies and Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as
Custodian, hereby certifies that for each Mortgage Loan listed in the Mortgage
Loan Schedule (other than any Mortgage Loan listed in the attached schedule), it has received:

               (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

               (ii) a duly executed assignment of the Mortgage.

                                       F-1

     Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

     The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the
Pooling and Servicing Agreement. The Custodian makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, perfection, priority, effectiveness or suitability of any such
Mortgage Loan. Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or
(ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                         as Custodian

                                      By:
                                          --------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                       F-2

                                    EXHIBIT G

                    FORM OF FINAL CERTIFICATION OF CUSTODIAN

                                     [date]

Morgan Stanley ABS Capital I Inc.
1221 Avenue of the Americas
New York, New York 10020

Countrywide Home Loans Servicing LP
450 Park Granada
Calabasas, California 91302

CDC Mortgage Capital Inc.
9 West 57th Street, 36th Floor
New York, New York 10019

Financial Security Assurance Inc.
350 Park Avenue
New York, New York 10022

JPMorgan Chase Bank,
4 New York Plaza, 6th Floor
New York, New York, 10004-2477

---------------------

               Re:  Pooling and Servicing Agreement, dated as of August 1, 2004, among Morgan Stanley ABS Capital I Inc., as Depositor,
                    Countrywide Home Loans Servicing LP, as Servicer, CDC
                    Mortgage Capital Inc., as Unaffiliated Seller, Deutsche Bank
                    National Trust Company, as Custodian, and JPMorgan Chase
                    Bank, as Trustee, CDC Mortgage Capital Trust Series 2004-HE3

Ladies and Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as
Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage
Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

          (i) The original Mortgage Note, endorsed in the form provided in
     Section 2.01 of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee.

          (ii) The original recorded Mortgage.

                                       G-1

          (iii) A duly executed assignment of the Mortgage in the form provided in Section 2.01 of the Pooling and Servicing Agreement; or, if the
     Unaffiliated Seller has certified or the Custodian otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the assignment of the Mortgage (excluding information to be provided by the recording office).

          (iv) The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the last endorsee.

          (v) The original or duplicate lender's title policy and all riders thereto or, if such original is unavailable, any one of an original title binder, either an original title binder or an original or copy of the title commitment, and if copies then certified to be true and complete by the title company.

     Based on its review and examination and only as to the foregoing documents,
(a) such documents appear regular on their face and related to such Mortgage
Loan, and (b) the information set forth in items (1), (2) and (18) of the
Mortgage Loan Schedule and items (1), (9) and (17) of the Data Tape Information accurately reflects information set forth in the Custodial File.

     The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The Custodian
makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage
File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or
(ii) the collectability, insurability, perfection, priority, effectiveness or suitability of any such Mortgage Loan. Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the
Mortgage to which the assignment relates.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                            DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                as Custodian,

                                      By:
                                          --------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                       G-2

                                    EXHIBIT H
                           RESIDUAL TRANSFER AFFIDAVIT
                      CDC MORTGAGE CAPITAL Trust 2004-HE3,
                      Mortgage Pass-Through Certificates,
                                Series 2004-HE3
STATE OF    )
            ) ss.:
COUNTY OF   )

   The undersigned, being first duly sworn, deposes and says as follows:

     1. The undersigned is an officer of ___________________, the proposed
Transferee of an Ownership Interest in a Class R Certificate (the "Certificate")
issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"),
relating to the above-referenced Series, by and among Morgan Stanley ABS Capital
I Inc., as depositor (the "Depositor"), Countrywide Home Loans Servicing LP, as
servicer, CDC Mortgage Capital Inc., as unaffiliated seller (the "Unaffiliated
Seller"), Deutsche Bank National Trust Company, as custodian (the "Custodian"), and JPMorgan Chase Bank, as Trustee. Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the
Trustee.

     2. The Transferee is not, as of the date hereof, and will not be, as of the date of the Transfer, a "disqualified organization" within the meaning of
Section 860E(e)(5) of the Internal Revenue Code of 1986. The Transferee will endeavor to remain other than a disqualified organization for so long as it retains its Ownership Interest in the Certificate.

     3. The Transferee has historically paid its debts as they came due and will continue to pay its debts as they come due in the future.

     4. The Transferee has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it or become insolvent or subject to a bankruptcy proceeding for so long as the Certificate remains outstanding.

     5. The Transferee has been advised of, and understands that as the holder of a noneconomic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest. The Transferee intends to pay such taxes associated with holding the Certificate as they become due.

     6. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S.
taxpayer.

                                       H-1

     (1)7. [A. Formula Test] The Transferee agrees that the present value of the anticipated tax liabilities associated with holding the Certificate does not exceed the sum of the present value of any consideration given to the Transferee to acquire the Certificate, the present value of the expected future distributions on the Certificate, and the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. The
Transferee agrees that it complied with U.S. Treasury Regulations Section
1.860E-1(c)(8) in making such representation.

     The Transferee agrees that it is not a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the
Transferor or another U.S. taxpayer.

     [B. Asset Test] The Transferee, at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, had gross assets for financial reporting purposes in excess of $100 million and net assets in excess of $10 million (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations
Section 1.860E-1(c)(6)(ii) or any other asset if a principle purpose for holding or acquiring the other asset was to permit the Transferee to satisfy the above stated minimum asset requirements).

     The Transferee is an "eligible corporation," as defined in U.S. Treasury
Regulations Section 1.860E-1(c)(6)(i). The Transferee agrees, in connection with any subsequent transfer of its Ownership Interest in the Certificate, to transfer its Ownership Interest only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), and to honor the restrictions on subsequent transfers of the Certificate by transferring its
Ownership Interest only in a transaction that satisfies the requirements of U.S.
Treasury Regulations Section 1.860E-1(c)(4)(i), (ii) (iii) and U.S. Treasury
Regulations Section 1.860E-1(c)(5).

     The Transferee determined the consideration paid to it to acquire the Certificate in good faith and based on reasonable market assumptions
(including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee).

     8. The Transferee is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

     9. The Transferee's taxpayer identification number is ------------.

-------------------------------
(1) Insert either section 7A or 7B.

                                       H-2

     10. The Transferee is not a Plan and is not acting on behalf of any Plan, or using the assets of any Plan to effect the Transfer.

     11. The Transferee has reviewed the provisions of Section 5.02(c) of the
Agreement and understands the legal consequences of the acquisition of an
Ownership Interest in the Certificate, including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the
Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

     12. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Certificate will only be owned, directly or indirectly, by a Transferee that is not a disqualified organization.

     13. The Transferee will not transfer its interest in the Certificate for the purpose of impeding the assessment or collection of any tax.

     14. The Transferee will not transfer such Certificate unless (i) it has received from any subsequent transferee an affidavit in substantially the same form as this affidavit containing the same representations set forth herein, and
(ii) as of the time of the transfer, it does not have actual knowledge that such affidavit is false. The Transferee will deliver such affidavit to the Trustee upon receipt.

                                       ***

                                       H-3

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this __ day of ________, 20__.

                                   ---------------------------------------------

                                   Print Name of Transferee

                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

   [Corporate Seal]

ATTEST:

----------------------------------------
[Assistant] Secretary

     Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the
___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

     Subscribed and sworn before me this __ day of ________, 20__.

                                   ---------------------------------------------
                                   NOTARY PUBLIC

                                   My Commission expires the  __ day
                                   of _________, 20__

                                       H-4

                                    EXHIBIT I

                         FORM OF TRANSFEROR CERTIFICATE

                                                                __________, 20__

            Morgan Stanley ABS Capital I Inc.
            1221 Avenue of the Americas
            New York, New York  10020

            JPMorgan Chase Bank,
            as Trustee,
            4 New York Plaza, 6th Floor
            New York, New York, 10004-2477

     Re:  CDC Mortgage Capital Trust, Series 2004-HE3, Mortgage Pass-Through
          Certificates, Series 2004-HE3, Class ___

            Ladies and Gentlemen:

            In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the
Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) to the extent we are disposing of a Residual Certificate, we have no knowledge the Transferee is a Non-Permitted Transferee.

            Very truly yours,

                                   ---------------------------------------------

                                   Print Name of Transferor

                                   By:
                                      ------------------------------------------

                                                  Authorized Officer

                                       I-1

                                    EXHIBIT J

                            FORM OF RULE 144A LETTER

                                                              ____________, 20__

            Morgan Stanley ABS Capital I Inc.
            1221 Avenue of the Americas
            New York, New York  10020

            JPMorgan Chase Bank,
            as Trustee,
            4 New York Plaza, 6th Floor
            New York, New York, 10004-2477

               Re:  CDC Mortgage Capital Trust, Series 2004-HE3, Mortgage
                    Pass-Through Certificates, Series 2004-HE3, Class____

                    Ladies and Gentlemen:

                    In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended
               (the "Act"), or any state securities laws and are being
               transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan or arrangement that is subject to Title I of the Employee Retirement Income Security Act of

               1974, as amended ("ERISA"), Section 4975 of the Internal Revenue
               Code of 1986, as amended (the "Code"), or any federal, state or local law materially similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), and we are not acting on behalf of any Plan or using the assets of any Plan to effect our purchase of the Certificates or (ii) with respect to any Certificates other than Class P, Class R and Class X Certificates, we are an insurance company and are purchasing the Certificates with funds contained in an "insurance company general account" (as defined term is defined in Section V(e) of Prohibited Transaction Class
               Exemption 95-60 ("PTCE 95-60")), and the conditions for exemptive relief under Sections I and III of PTCE 95-60 are satisfied with respect to our purchase and holding of the Certificates, (e) we have not, nor has anyone acting on our behalf offered,
               transferred, pledged, sold or otherwise disposed of the
               Certificates, any

                                       J-1

               interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the
               Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the
               Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex
               2. We are aware that the sale to us is being made in reliance on
               Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i)
               to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule
               144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                       J-2

                                                            ANNEX 1 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, the undersigned is the President, Chief Financial
Officer, Senior Vice President or other executive officer of the Buyer.

     2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities
Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $_________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii)
the Buyer satisfies the criteria in the category marked below.

        _______     Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution),
                    Massachusetts or similar business trust, partnership, or
                    charitable organization described in Section 501(c)(3) of
                    the Internal Revenue Code of 1986, as amended.

        _______     Bank. The Buyer (a) is a national bank or banking
                    institution organized under the laws of any State, territory or the District of Columbia, the business of which is
                    substantially confined to banking and is supervised by the
                    State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

        _______    Savings and Loan. The Buyer (a) is a savings and loan
                    association, building and loan association, cooperative
                    bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority
                    having supervision over any such institutions or is a
                    foreign savings and loan association or equivalent
                    institution and (b) has an audited net worth of at least
                    $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

        _______    Broker-dealer. The Buyer is a dealer registered pursuant to
                    Section 15 of the Securities Exchange Act of 1934.

                                       J-3

        _______    Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by
                    insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

        _______     State or Local Plan. The Buyer is a plan established and
                    maintained by a State, its political subdivisions, or any
                    agency or instrumentality of the State or its political
                    subdivisions, for the benefit of its employees.

        _______     ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income
                    Security Act of 1974.

        _______     Investment Advisor. The Buyer is an investment advisor
                    registered under the Investment Advisors Act of 1940.

        _______     Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business
                    Administration under Section 301(c) or (d) of the Small
                    Business Investment Act of 1958.

        _______     Business Development Company. Buyer is a business
                    development company as defined in Section 202(a)(22) of the
                    Investment Advisors Act of 1940.

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the
Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the
Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                                       J-4

     5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

     6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                   ---------------------------------------------

                                   Print Name of Transferee

                                   By:
                                      ------------------------------------------

                                      Name:
                                      Title:

                                  Date:
                                       -----------------------------------------

                                       J-5

                                                            ANNEX 2 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, the undersigned is the President, Chief Financial
Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities
Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of
Investment Companies (as defined below), is such an officer of the Adviser.

     2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of
Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the
Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment
Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

           ------   The Buyer owned $______ in securities (other than the
                    excluded securities referred to below) as of the end of the
                    Buyer's most recent fiscal year (such amount being
                    calculated in accordance with Rule 144A).

           ------   The Buyer is part of a Family of Investment Companies which owned in the aggregate $ ________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being
                    calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of
Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements,

                                       J-6

(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

     6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein.
Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                   ---------------------------------------------

                                   Print Name of Transferee

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   IF AN ADVISER:

                                   ---------------------------------------------
                                               Print Name of Buyer

                                   Date:
                                         ---------------------------------------

                                       J-7

                                    EXHIBIT K

                           FORM OF REQUEST FOR RELEASE
                                 (for Trustee)

To:  JPMorgan Chase Bank,
     4 New York Plaza, 6th Floor
     New York, New York, 10004-2477

     Re:

     In connection with the administration of the Mortgage Loans held by
Deutsche Bank National Trust Company as the Custodian on behalf of the
Certificateholders, we request the release, and acknowledge receipt, of the
(Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code:

Mortgage Loan Number:

Send Custodial File to:

Reason for Requesting Documents (check one)

        -------     1. Mortgage Loan Paid in Full. (The Company hereby certifies that all amounts received in connection therewith have been credited to the Collection Account as provided in the
                    Pooling and Servicing Agreement.)

        -------     2. Mortgage Loan Repurchase Pursuant to Subsection 2.03 of
                    the Pooling and Servicing Agreement. (The Company hereby
                    certifies that the repurchase price has been credited to the
                    Collection Account as provided in the Pooling and Servicing
                    Agreement.)

        -------     3. Mortgage Loan Liquidated By _________________. (The
                    Company hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been
                    finally received and credited to the Collection Account
                    pursuant to the Pooling and Servicing Agreement.)

        -------    4. Mortgage Loan in Foreclosure.

        -------     5. Other (explain).

                                       K-1

     If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

     If box 4 or 5 above is checked, upon our return of all of the above documents to you as the Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form if requested.

                                     COUNTRYWIDE HOME LOANS SERVICING LP

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:
                                         Date:

                                       K-2

                                    EXHIBIT L

                      FORM OF SUBSEQUENT TRANSFER AGREEMENT

                       CDC MORTGAGE CAPITAL TRUST 2004-HE3

     Pursuant to separate Mortgage Loan Purchase Agreements, Encore Credit Corp.
("Encore"), Impac Funding Corporation ("IFC") (and its affiliate, Novelle
Financial Services, Inc. ("Novelle")), Homeowners Loan Corp. ("Homeowners"), BNC
Mortgage, Inc. ("BNC"), Chapel Mortgage Corporation ("Chapel"), Lenders Direct
Capital Corporation ("Lenders Direct"), First Banc Mortgage, Inc. ("First
Banc"), People's Choice Home Loan, Inc. ("People's Choice"), Master Financial,
Inc. ("Master Financial"), The CIT Group/Consumer Finance Inc. (and its
affiliates) (collectively, "CIT"), Ownit Mortgage Solutions, Inc. ("Ownit"),
Aames Capital Corporation ("Aames"), Accredited Home Lenders, Inc.
("Accredited"), and Aegis Mortgage Corporation ("Aegis" and together with
Encore, IFC, Novelle, Homeowners, BNC, Chapel , Lenders Direct, First Banc,
People's Choice, Master Financial , CIT, Ownit, Aames and Accredited, the
"Originators") have agreed to sell to CDC Mortgage Capital Inc. (the
"Unaffiliated Seller") certain mortgage loans (each, a "Mortgage Loan"). These
Mortgage Loans may in turn be sold by the Unaffiliated Seller to Morgan Stanley
Abs Capital I Inc. (the "Depositor") and then sold by the Depositor to the CDC
Mortgage Capital Trust 2004-HE3 (the "Trust Fund"). The Trust Fund was
established pursuant to a Pooling and Servicing Agreement, dated as of August 1,
2004 (the "Pooling and Servicing Agreement") among the Unaffiliated Seller, the
Depositor, Countrywide Home Loans Servicing LP, as servicer (the "Servicer"),
Deutsche Bank National Trust Company, as custodian (the "Custodian"), and
JPMorgan Chase Bank, as trustee (the "Trustee"). The Pooling and Servicing
Agreement permits a Pre-Funding feature, allowing for the acquisition by the
Trust Fund of Subsequent Mortgage Loans during the Pre-Funding Period.
Representations and warranties with respect to the Mortgage Loans have been made by the Originators pursuant to separate Assignment and Recognition Agreements.

     Capitalized terms used herein and not defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.

     Conveyance of Subsequent Mortgage Loans.

     The Unaffiliated Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Depositor, without recourse (except as otherwise explicitly provided for herein) all of its right, title and interest in and to the Subsequent Mortgage Loans, exclusive of the obligations of the
Unaffiliated Seller or any other Person with respect to the Subsequent Mortgage
Loans but including specifically, without limitation, the Mortgages, the
Custodial Files and all other documents, materials and properties appurtenant thereto and the Mortgage Notes, including all interest and principal collected by the Unaffiliated Seller on or with respect to the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, together with all of its right, title and interest in and to the proceeds received after such Subsequent Cut-off Date of any related insurance policies on behalf of the Depositor.

     The Depositor does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Trust Fund, without recourse (except as otherwise explicitly provided

                                       L-1

for herein) all of its right, title and interest in and to the Subsequent
Mortgage Loans, exclusive of the obligations of the Depositor or any other
Person with respect to the Subsequent Mortgage Loans but including specifically, without limitation, the Mortgages, the Custodial Files and all other documents, materials and properties appurtenant thereto and the Mortgage Notes, including all interest and principal collected by the Depositor on or with respect to the
Subsequent Mortgage Loans after the related Subsequent Cut-off Date, together with all of its right, title and interest in and to the proceeds received after such Subsequent Cut-off Date of any related insurance policies on behalf of the
Trust Fund.

     The expenses and costs relating to the delivery of the Subsequent Mortgage
Loans specified in this Subsequent Transfer Agreement and the Pooling and
Servicing Agreement shall be borne by the Unaffiliated Seller.

     The Unaffiliated Seller hereby affirms the representation and warranty set forth in Sections 3.01(f), 3.01(h), 3.01(n), 3.01(p) and 3.03 of the
Unaffiliated Seller's Agreement with respect to the Subsequent Mortgage Loans as of the date hereof. The Unaffiliated Seller hereby delivers notice and confirms that each of the conditions set forth in Section 2.01(c) of the Pooling and
Servicing Agreement are satisfied as of the date hereof.

     The Servicer hereby affirms the representations and warranties set forth in
Schedule IIA to the Pooling and Servicing Agreement with respect to the
Subsequent Mortgage Loans as of the date hereof.

     Additional terms of the sale are attached hereto as Attachment A.

     To the extent permitted by applicable law, this Subsequent Transfer
Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the
Servicer at the Unaffiliated Seller's expense, but only when accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to the principles of conflicts of laws.

     This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same Agreement.

     All terms and conditions of the Pooling and Servicing Agreement are hereby ratified, confirmed and incorporated herein; provided, that in the event of any conflict the provisions of this Subsequent Transfer Agreement shall control over the conflicting provisions of the Pooling and Servicing Agreement.

     [Remainder of Page Intentionally Left Blank]

                                       L-2

                                CDC MORTGAGE CAPITAL INC.,
                                  as Unaffiliated Seller

                                By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                MORGAN STANLEY ABS CAPITAL I INC.,
                                  as Depositor

                                By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                COUNTRYWIDE HOME LOANS SERVICING LP,
                                  as Servicer

                                BY:  COUNTRYWIDE GP, INC.

                                By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                JPMORGAN CHASE BANK,
                                  as Trustee

                                By:
                                    --------------------------------------------
                                    Name:
                                    Title:

ACKNOWLEDGED:

FINANCIAL SECURITY ASSURANCE INC.,
  as Certificate Insurer

By:
    --------------------------------------------
    Name:
    Title:

                                       L-3

                                    EXHIBIT M

             FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR

Re:  CDC Mortgage Capital Trust 2004-HE3 Mortgage Pass-Through Certificates,
     Series 2004-HE3, issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among
     Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor", CDC
     Mortgage Capital Inc., as unaffiliated seller, Deutsche Bank National Trust
     Company, as custodian (the "Custodian"), JPMorgan Chase Bank, as trustee
     (the "Trustee"), and Countrywide Home Loans Servicing LP, as servicer (the
     "Servicer").

            I, [identify the certifying individual], certify that:

1.   I have reviewed this annual report on Form 10-K ("Annual Report"), and all reports on Form 8-K containing distribution or servicing reports
     (collectively with this Annual Report, the "Reports") filed in respect of periods included in the year covered by this Annual Report of the Depositor relating to the above-referenced trust and series of certificates;

2.   Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report;

3.   Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in these
     Reports;

4.   Based on my knowledge and upon the annual compliance statement included in this Annual Report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

5.   The Reports disclose all significant deficiencies relating to the
     Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for
     Mortgage Bankers or similar procedure, as set forth in the Pooling and
     Servicing Agreement, that is included in the Reports.

                                       M-1

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Trustee and the
Servicer.

Date: _________________________

_______________________________

[Signature]
[Title]

                                       M-2

                                    EXHIBIT N

               Servicer Certifications to be provided to Depositor

Re: CDC Mortgage Capital Trust 2004-HE3 Mortgage Pass-Through Certificates,
Series 2004-HE3, issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among Morgan
Stanley ABS Capital I Inc., as depositor (the "Depositor)", CDC Mortgage Capital
Inc., as unaffiliated seller (the "Unaffiliated Seller"), JPMorgan Chase Bank, as trustee (the "Trustee"), Deutsche Bank National Trust Company, as custodian
(the "Custodian"), and Countrywide Home Loans Servicing LP, as servicer (the
"Servicer").

I, [identify the certifying individual], certify to the Depositor and the
Trustee, as applicable, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

     1.   [To be certified by the Servicer] I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing
          Agreement during the calendar year immediately preceding the date of this certificate (the "Relevant Year"). Based upon the review required by the Pooling and Servicing Agreement and except as disclosed in the annual compliance statement or the accountant's statement provided pursuant to Section 3.23 of the Pooling and Servicing Agreement, to
          the best of my knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the Relevant
          Year; and

     2.   [To be certified by the Servicer] All significant deficiencies relating to the Servicer's compliance with the minimum servicing standards for purposes of the report provided by an independent public accountant, after conducting a review conducted in compliance with the
          Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, have been disclosed to such accountant and are included in such reports.

Date: _________________________

_______________________________
[Signature]
[Title]

                                       N-1

                                    EXHIBIT O

                Trustee Certification to be provided to Depositor

     Re: CDC Mortgage Capital Trust 2004-HE3 Mortgage Pass-Through Certificates,
Series 2004-HE3, issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among Morgan
Stanley ABS Capital I Inc., as depositor (the "Depositor"), CDC Mortgage Capital
Inc., as unaffiliated seller (the "Unaffiliated Seller"), JPMorgan Chase Bank, as trustee (the "Trustee"), Deutsche Bank National Trust Company, as custodian
(the "Custodian") and Countrywide Home Loans Servicing LP, as servicer (the
"Servicer").

     JPMorgan Chase Bank, not in its individual capacity but solely as trustee, certifies to the Servicer, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.   It has reviewed the annual report on Form 10-K for the calendar year
     [____], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report of the Depositor relating to the above-referenced trust;

2.   Based on its knowledge, the distribution information in the distribution reports contained in all Form 8-K prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that Annual Report;

3.   Based on its knowledge, the distribution information required to be provided by the Trustee under the Pooling Agreement is included in these reports; and

     In compiling the distribution information and making the foregoing certifications, the Trustee has relied upon information furnished to it by the
Servicer under the Pooling and Servicing Agreement. The Trustee shall have no responsibility or liability for any inaccuracy in such reports resulting from information so provided by the Servicer.

                                 JPMORGAN CHASE BANK, not in its individual
                                 capacity, but solely as Trustee

                                By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                       O-1